PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED MAY 19, 1997)

                                                Filed Pursuant to Rule 424(b)(2)
                                                      Registration No. 333-23405
                                                                     333-23405-1

                                     [LOGO]

                  METLIFE CAPITAL EQUIPMENT LOAN TRUST 1997-A

                 $304,203,000 CLASS A 6.85% ASSET BACKED NOTES
                 METLIFE CAPITAL FUNDING CORP. III, TRANSFEROR
                     METLIFE CAPITAL CORPORATION, SERVICER
                               ------------------

    Interest on the Class A 6.85% Asset Backed Notes (the "Class A Notes"), issued by MetLife Capital Equipment Loan Trust 1997-A (the "Trust" or the "Issuer") will be payable monthly on or about the 20th day of each month (each, a "Distribution Date") commencing on June 20, 1997. Principal on the Class A Notes will be payable on each Distribution Date with respect to the Amortization Period, scheduled to commence on September 1, 2000. The final scheduled Distribution Date for the Class A Notes will be

                                               (CONTINUED ON THE FOLLOWING PAGE)
                            ------------------------

    POTENTIAL INVESTORS SHOULD CONSIDER THE INFORMATION SET FORTH IN "RISK FACTORS" COMMENCING ON PAGE 13 IN THE PROSPECTUS.
  THE NOTES REPRESENT OBLIGATIONS OF THE ISSUER ONLY AND DO NOT REPRESENT
      OBLIGATIONS OF OR INTERESTS IN METLIFE CAPITAL FUNDING CORP. III,
           METLIFE CAPITAL CORPORATION OR ANY OF THEIR RESPECTIVE
           AFFILIATES. NEITHER THE SECURITIES NOR THE RECEIVABLES
                ARE ISSUED OR GUARANTEED BY ANY GOVERNMENTAL
                                    AGENCY.
 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
      PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT
         OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                                                  PRICE TO             UNDERWRITING            PROCEEDS TO
                                                  PUBLIC(1)              DISCOUNT             ISSUER(1)(2)
Per Class A Note..........................       99.9907792%               .275%               99.7157792%
Total.....................................     $304,174,950.05          $836,558.25          $303,338,391.80

(1) Plus accrued interest, if any, from May 30, 1997.

(2) Before deducting expenses, estimated to be $600,000.
                            ------------------------

    The Class A Notes are offered by the Underwriter, subject to prior sale, when, as and if issued to and accepted by the Underwriter and subject to the Underwriter's right to reject orders in whole or in part. It is expected that delivery of the Class A Notes will be made in book-entry form only through the Same Day Funds Settlement System of The Depository Trust Company, or through Cedel Bank, SOCIETE ANONYME or the Euroclear System, on or about May 30, 1997 (the "Closing Date").
                            ------------------------

                              MERRILL LYNCH & CO.
                                ---------------

             THE DATE OF THIS PROSPECTUS SUPPLEMENT IS MAY 22, 1997

(CONTINUED FROM PRECEDING PAGE)

the May 2008 Distribution Date (the "Final Scheduled Distribution Date"). Concurrently with the issuance of the Class A Notes, the Trust will issue the Class B Fixed Rate Asset Backed Notes (the "Class B Notes"; together with the Class A Notes, the "Notes"), which will be retained by the Transferor (as holder of the Class B Notes, the "Class B Noteholder"). Only the Class A Notes are being offered hereby. THE RIGHTS OF THE CLASS B NOTEHOLDER TO RECEIVE DISTRIBUTIONS WITH RESPECT TO THE CLASS B NOTES ON EACH DISTRIBUTION DATE WILL BE SUBORDINATED TO THE RIGHTS OF THE CLASS A NOTEHOLDERS TO RECEIVE PAYMENTS OF INTEREST ON AND PRINCIPAL OF THE CLASS A NOTES. The actual payment in full of the Class A Notes could occur earlier than the Final Scheduled Distribution Date. The assets of the Trust will include a pool of fixed rate commercial loan contracts and equipment finance lease contracts (the "Receivables") secured by new and/ or used commercial and/or industrial equipment which was directly or indirectly acquired with the proceeds of, or leased pursuant to, such contracts (the "Financed Equipment"), and certain monies due or to become due thereunder on or after the applicable Cut-off Date. From time to time until the commencement of the Amortization Period, principal collections on the Receivables will be reinvested in additional fixed rate loan contracts and finance leases, which at the time of reinvestment will become assets of the Trust. The Transferor will purchase the Receivables from MetLife Capital Corporation concurrently with the purchase by the Trust of the Receivables from the Transferor. The Notes will be secured by the assets of the Trust.

    The Notes will be subject to prepayment in whole, but not in part, on any Distribution Date on which the Transferor exercises its option to reacquire the Receivables when the Pool Balance is reduced to less than 10% of the Initial Pool Balance.

    The Issuer, a newly-created limited-purpose Delaware statutory business trust, will generally be prohibited from incurring any indebtedness other than the Notes and its express obligations under the Basic Documents and its assets will include the Receivables, the Collection Account, the Interest Payment Account, the Principal Funding Account, the Note Distribution Account, and the Reserve Account, as described herein.

    THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE CLASS A NOTES. ADDITIONAL INFORMATION IS CONTAINED IN THE ISSUER'S PROSPECTUS DATED MAY 19, 1997 (THE "PROSPECTUS"). PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE CLASS A NOTES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. TO THE EXTENT ANY STATEMENTS IN THIS PROSPECTUS SUPPLEMENT CONFLICT WITH STATEMENTS IN THE PROSPECTUS, THE STATEMENTS IN THIS PROSPECTUS SUPPLEMENT SHALL CONTROL.

    CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE CLASS A NOTES, INCLUDING OVER-ALLOTMENT TRANSACTIONS, STABILIZING TRANSACTIONS, SYNDICATE COVERING TRANSACTIONS AND PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING" HEREIN.

                         REPORTS TO CLASS A NOTEHOLDERS

    Unless and until Definitive Class A Notes are issued, periodic and annual unaudited reports containing information concerning the Receivables will be prepared by the Servicer and sent on behalf of the Trust only to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC"), and the registered holder of the Class A Notes. See "Issuance of the Class A Notes--Book-Entry Registration" and "Description of the Transaction Agreements--Reports to Noteholders" in the accompanying Prospectus. Such reports will not constitute financial statements that have been examined and reported upon by, with an opinion expressed by, an independent or certified public accountant. The Trust will file with the Securities and Exchange Commission (the "Commission") such periodic reports as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder and as are otherwise agreed to by the Commission. Copies of such periodic reports may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a public access site on the internet through the world wide web, at which site reports, information statements and other information, including all electronic filings, may be reviewed. The internet address of the Commission's world wide web site is http://www.sec.gov.

                                SUMMARY OF TERMS

    The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus. Certain capitalized terms used in the summary are defined elsewhere in this Prospectus Supplement on the pages indicated in the "Index of Terms" beginning on page S-38 herein or, to the extent not defined herein, have the meanings assigned to such terms in the Prospectus.

ISSUER......................  MetLife Capital Equipment Loan Trust 1997-A (the "Trust" or the
                                "Issuer"), a Delaware statutory business trust created by the
                                Transferor and the Owner Trustee pursuant to (i) the filing of a certificate of trust with the Secretary of State of the
                                State of Delaware, and (ii) the Trust Agreement to be dated as of May 1, 1997 (the "Trust Agreement"), between the
                                Transferor and the Owner Trustee, acting thereunder not in its individual capacity but solely as Owner Trustee.

TRANSFEROR..................  MetLife Capital Funding Corp. III (the "Transferor"), a
                              Delaware corporation and a wholly-owned subsidiary of MetLife
                                Capital Corporation. The principal executive offices of the
                                Transferor are located at 10900 NE 4th Street, Suite 550,
                                Bellevue, Washington 98004 and its telephone number is (206)
                                450-3590.

SERVICER....................  MetLife Capital Corporation (the "Servicer" or "MCC"), a
                              Delaware corporation.

INDENTURE TRUSTEE...........  The Chase Manhattan Bank, as indenture trustee under the
                              Indenture (the "Indenture Trustee").

OWNER TRUSTEE...............  Wilmington Trust Company, as owner trustee under the Trust
                              Agreement (the "Owner Trustee").

THE NOTES...................  Class A 6.85% Asset Backed Notes (the "Class A Notes") in the
                                aggregate principal amount of $304,203,000.

                              Class B Fixed Rate Asset Backed Notes (the "Class B Notes";
                                together with the Class A Notes, the "Notes") in the
                                aggregate principal amount of $26,452,783. Only the Class A
                                Notes are being offered hereby.

                              The Notes will be issued by the Trust pursuant to an Indenture to be dated as of May 1, 1997 (the "Indenture"), between the
                                Issuer and the Indenture Trustee. The Notes will be secured by the assets of the Trust.

                              The Class A Notes will be available for purchase in book-entry form only, in minimum denominations of $1,000 and integral multiples thereof. The Class A Noteholders will not be
                                entitled to receive Definitive Notes except in the limited circumstances described herein. See "Issuance of the
                                Notes--Definitive Notes" and "--Book-Entry Registration" in
                                the Prospectus.

THE TRUST...................  The Trust is a statutory business trust created under the laws of Delaware pursuant to (i) the filing of a certificate of trust with the Secretary of State of the State of Delaware, and (ii) the Trust Agreement. The activities of the Trust are limited by the terms of the Trust Agreement to acquiring,
                                owning and managing the Receivables, issuing and making
                                payments on the Notes and other activities related thereto.
                                The Trust Property includes (i) the Receivables, (ii) all
                                monies

                                (including accrued interest) due or to become due thereunder on or after the related Cut-off Date (as defined below),
                                (iii) such amounts as from time to time may be held in one or more accounts established and maintained by the Servicer
                                pursuant to the Transfer and Servicing Agreement, as
                                described below, (iv) the security interests in the Financed
                                Equipment, (v) the rights to proceeds from claims on physical damage, credit life, or disability insurance policies, if
                                any, covering Financed Equipment or Obligors with respect to
                                Financed Equipment, as the case may be, (vi) any proceeds of repossessed Financed Equipment (less any repossession
                                expenses), (vii) the rights of the Transferor under the
                                Contribution and Sale Agreement, (viii) interest earned on short-term investments made by the Trust and (ix) any
                                proceeds of the foregoing.

RECEIVABLES.................  The Receivables will consist of fixed rate commercial loan contracts, ("Loan Contracts") and equipment finance leases
                                ("Leases") secured by commercial or industrial equipment,
                                including rights to receive certain payments made with
                                respect to such Loan Contracts and Leases (the
                                "Receivables"). On or prior to the Closing Date, the
                                Transferor will acquire receivables (the "Initial
                                Receivables") having an aggregate Principal Balance of
                                approximately $330,655,783 (the "Initial Pool Balance") as of
                                May 1, 1997 (the "Initial Cut-off Date") from MCC pursuant to a Contribution and Sale Agreement to be dated as of May 1,
                                1997 (the "Contribution and Sale Agreement"), between MCC and the Transferor. The Transferor will transfer the Initial
                                Receivables to the Trust pursuant to a Transfer and Servicing
                                Agreement to be dated as of May 1, 1997 (the "Transfer and
                                Servicing Agreement") among the Transferor, the Servicer and the Trust. Following the Closing Date, from time to time
                                during the Revolving Period, the Transferor will be obligated to acquire, subject to certain conditions set forth in the
                                Contribution and Sale Agreement and to the availability
                                thereof, additional receivables (each, a "Subsequent
                                Receivable") from MCC and to transfer such Subsequent
                                Receivables to the Trust. The Trust will be obligated to
                                accept the transfer of such Subsequent Receivables subject only to certain conditions set forth in the Transfer and
                                Servicing Agreement. Such Subsequent Receivables will be
                                identified by MCC on cut-off dates (each, a "Subsequent Cut-
                                off Date" and, together with the Initial Cut-off Date, a
                                "Cut-off Date") relating to the transfer of such Subsequent
                                Receivables. During the Revolving Period, certain payments made on or in respect of the Receivables will be reinvested in Subsequent Receivables to the extent available. At the
                                time of such reinvestment, the related Subsequent Receivables will become assets of the Trust. For further information
                                regarding the Subsequent Receivables see "--The Revolving
                                Period; Subsequent Receivables" herein.

                              The Receivables will arise from various commercial loan and lease products originated by MCC in its ordinary course of business and subsequently conveyed to the Transferor. The
                                Receivables have been and will be selected from the contracts originated by MCC based on the criteria specified in the
                                Contribution and Sale Agreement and described herein. See
                                "The Receivables Pool" herein. As of the Initial

                                Cut-off Date, the weighted average annual percentage rate of interest (the "APR") of the Initial Receivables (based on
                                their respective Principal Balances) was approximately 8.11%
                                (the "Initial Cut-off Date APR"), the weighted average
                                remaining maturity (i.e., for each Initial Receivable, the period from but excluding the Initial Cut-off Date to and
                                including such Receivable's maturity date) of the Initial
                                Receivables was approximately 53 months and the weighted
                                average original maturity of the Initial Receivables was
                                approximately 75 months. No Receivable will have a scheduled maturity later than the date which is 12 months prior to the
                                May 2008 Distribution Date, which date is the Final Scheduled
                                Distribution Date. See "The Receivables Pool" herein.

                              The "Pool Balance" at any time will represent the sum of (a)
                                the aggregate Principal Balance of the Receivables at the end of the preceding Collection Period, after giving effect to all payments received from or for the credit of Obligors and
                                Acquisition Amounts to be remitted by the Transferor or the
                                Servicer, as the case may be, for such Collection Period, and after giving effect to all Realized Losses on Defaulted
                                Receivables during such Collection Period and (b) with
                                respect to any date of determination during the Revolving
                                Period, the sum of the Principal Funding Account Balance at
                                such time and, if such date of determination is prior to the
                                Distribution Date in the current Collection Period, the
                                Available Principal Amount with respect to such preceding
                                Collection Period on deposit in the Collection Account. The
                                "Principal Balance" of a Receivable, as of the close of
                                business on the last day of a Collection Period or as of the applicable Cut-off Date, as applicable, means the aggregate amount of all Scheduled Principal Payments that have not been received by the Servicer (including all Scheduled Principal
                                Payments that are then due and payable), calculated as of the applicable Cut-off Date or as of the end of the preceding
                                Collection Period (as applicable); PROVIDED, HOWEVER, that the Principal Balance and, accordingly, the Scheduled
                                Principal Payments of Discounted Receivables will be reduced by the amount specified by the Transferor; PROVIDED FURTHER,
                                HOWEVER, that the Principal Balance of each Defaulted
                                Receivable is zero.

DISCOUNTED RECEIVABLES......  The Transferor has the option to discount Subsequent
                              Receivables ("Discounted Receivables") by indicating on the relevant Transfer Date the amount by which such Receivables will be discounted. A Discounted Receivable will be
                                discounted by reallocating a portion of the Scheduled
                                Principal Payments to interest, thereby reducing the
                                Principal Balance of such Receivable and increasing its APR, reallocating collections on such Receivable from the
                                Available Principal Amount to the Available Interest Amount
                                and providing additional credit enhancement for the benefit of the Class A Noteholders. The Transferor may discount a
                                Subsequent Receivable so that the weighted average APR of the
                                Receivables will be greater than or equal to the Minimum
                                Weighted Average APR. See "The Receivables Pool" herein.

SCHEDULED PRINCIPAL
  PAYMENT...................  That portion of the regularly scheduled payment required to be paid in accordance with the terms and conditions of a
                                Receivable as in effect

                                on the applicable Cut-off Date (other than by reason of
                                acceleration of such Scheduled Principal Payment in
                                connection with a default under such Receivable or any other event that causes a payment to become due prior to its
                                scheduled payment date pursuant to the terms of such
                                Receivable as in effect on the applicable Cut-off Date) that is allocable to principal; PROVIDED, HOWEVER, that the
                                Scheduled Principal Payments of Discounted Receivables shall be reduced by the amount specified by the Transferor on the
                                Schedule of Receivables delivered to the Owner Trustee and the Indenture Trustee on the related Transfer Date.

TERMS OF THE NOTES..........  The principal terms of the Notes will be as described below:

  A. INTEREST PAYMENTS......  The Class A Notes will bear interest at the rate of 6.85% per annum (the "Class A Note Interest Rate") (calculated on the basis of a 360-day year of twelve 30-day months). Interest on the outstanding principal amount of the Class A Notes will accrue from the most recent Distribution Date on which
                                interest has been paid (or, in the case of the initial
                                Distribution Date, from and including the Closing Date), to but excluding the following Distribution Date and will be
                                payable on the 20th day of each calendar month (or if any
                                such date is not a business day, on the next succeeding
                                business day) (each, a "Distribution Date") commencing June
                                20, 1997, to the holders of record of the Class A Notes (the
                                "Class A Noteholders") as of the related Record Date (as
                                defined below). As described in the Prospectus under the
                                caption "Description of the Notes--The Indenture--Events of
                                Default; Rights upon Event of Default," the failure to pay interest due on the Class B Notes will not be an Event of
                                Default.

                              Interest payments on the Class A Notes will be generally
                                derived from the Available Interest Amount remaining after the payment of the Servicing Fee and the Administration Fee, and from amounts on deposit in the Reserve Account. If the amount of interest on the principal balance of the Class A
                                Notes payable on any Distribution Date exceeds the sum of
                                such remaining portion of the Available Interest Amount and amounts on deposit in the Reserve Account, the Class A
                                Noteholders will receive their ratable share (based upon the total amount of interest due to the Class A Noteholders) of the amount available to be distributed in respect of interest on the Class A Notes.

                              With respect to any Distribution Date and the Class A Notes,
                                "Record Date" means (i) if the Class A Notes are held in
                                book-entry form, the close of business on the calendar day immediately preceding such Distribution Date or (ii) if the
                                Class A Notes are held in definitive form, the last calendar day of the month preceding the month in which such
                                Distribution Date occurs.

  B. PRINCIPAL PAYMENTS.....  Principal of each Class of the Notes will be payable on each
                              Distribution Date with respect to the Amortization Period in an amount calculated as the applicable percentage set forth
                                herein of the Principal Distribution Amount (as defined
                                herein) for such Distribution Date to the extent of funds
                                available therefor as described herein. No

                                payments with respect to principal will be made to holders of the Notes on any Distribution Date with respect to the
                                Revolving Period.

                              On each Distribution Date with respect to the Amortization
                                Period, before the Distribution Date on which the Class A
                                Notes have been paid in full, principal of the Class A Notes will be payable in an amount equal to the Class A
                                Noteholders' Principal Distributable Amount. In addition,
                                certain amounts from the Reserve Account may be paid as
                                principal of the Class A Notes. See "Description of the
                                Transaction Agreements--Distributions" and "--Reserve
                                Account" herein.

                              The outstanding principal amount, if any, of the Class A Notes will be payable in full on the May 2008 Distribution Date
                                (the "Final Scheduled Distribution Date") from funds
                                available therefor (including amounts in the Reserve
                                Account). See "Description of the Transaction
                                Agreements--Reserve Account" herein.

  C. OPTIONAL PREPAYMENT....  The Notes may be prepaid in whole, but not in part, in an amount equal to the principal amount of the Notes redeemed plus accrued and unpaid interest thereon at the Class A Note
                                Interest Rate or the Class B Note Interest Rate, as
                                applicable, to but excluding the Redemption Date (the
                                "Redemption Price"). "Redemption Date" means the date on
                                which the Notes are redeemed as provided in the Indenture on the Distribution Date on which the Transferor exercises its option to purchase the Receivables when the Pool Balance has been reduced to less than 10% of the Initial Pool Balance
                                (the "Redemption Date"). See "Description of the Transaction
                                Agreements--Termination" in the Prospectus.

  PRIORITY OF
    DISTRIBUTIONS...........  As more fully described in "Description of the Transaction
                                Agreements--Distributions" herein, distributions of the
                                Available Interest Amount shall be made on each Distribution
                                Date in the following order of priority:

                              (a) to the Servicer, the Servicing Fee and all unpaid Servicing
                                Fees from prior Collection Periods;

                              (b) to the Administrator, the Administration Fee and all unpaid
                                Administration Fees from prior Collection Periods;

                              (c) to the Note Distribution Account (as defined herein), the
                                Noteholders' Class A Interest Distributable Amount;

                              (d) to the Reserve Account, the positive difference, if any, by which (i) the Specified Reserve Account Balance for such
                                Distribution Date exceeds (ii) the amount on deposit in the
                                Reserve Account on such Distribution Date (not taking into account this deposit);

                              (e) to the Principal Funding Account, the positive difference, if any, by which the Principal Distribution Amount exceeds the Available Principal Amount (not taking into account this deposit);

                              (f) to the Note Distribution Account, the Noteholders' Class B
                                Interest Distributable Amount; and

                              (g) to the Transferor, the remaining Available Interest Amount.

                              As more fully described in "Description of the Transaction
                                Agreements--Distributions" herein, distributions of the
                                Available Principal Amount shall be made on each Distribution
                                Date in the following order of priority:

                              (a) on each Distribution Date with respect to the Revolving
                                Period, the Available Principal Amount will be (i) to the
                                extent described herein, deposited into the Reserve Account and (ii) amounts remaining will be retained in the Principal
                                Funding Account and will be paid to the Transferor in
                                connection with transfers of Subsequent Receivables to the
                                Issuer pursuant to the Transfer and Servicing Agreement;

                              (b) on each Distribution Date with respect to the Amortization
                                Period, (i) first, to the Note Distribution Account, the
                                Class A Noteholders' Principal Distributable Amount, (ii)
                                second, to the extent described herein, to the Reserve
                                Account and (iii) third, to the Note Distribution Account, the Class B Noteholders' Principal Distributable Amount; and

                              (c) on the first Distribution Date with respect to the
                                Amortization Period, from Available Principal Amounts
                                deposited in the Principal Funding Account on prior
                                Distribution Dates that were not used to acquire Subsequent
                                Receivables from the Transferor on or prior to such
                                Distribution Date (the "Remaining Available Principal
                                Amounts"), in the following order of priority: (i) to the
                                Note Distribution Account, the Class A Noteholders'
                                Percentage of the Remaining Available Principal Amounts and
                                (ii) to the Note Distribution Account, the Class B
                                Noteholders' Percentage of the Remaining Available Principal
                                Amounts.

                              Notwithstanding the foregoing, if an Event of Default has
                                occurred and the maturity of the Notes has been accelerated, the Class B Noteholder will not be entitled to receive any distributions of interest or principal until the Class A
                                Notes have been paid in full.

                              Funds, to the extent available, will be withdrawn from amounts on deposit in the Reserve Account, with respect to each
                                Distribution Date (a) to the extent that the Available
                                Interest Amount is insufficient to pay the sum of the
                                Servicing Fee for the immediately preceding Collection Period and all unpaid Servicing Fees from prior Collection Periods, the Administration Fee for the immediately preceding
                                Collection Period and all unpaid Administration Fees from
                                prior Collection Periods, the Noteholders' Class A Interest
                                Distributable Amount for such Distribution Date and, during the Revolving Period, certain amounts to be deposited into the Principal Funding Account as described herein and, (b)
                                during the Amortization Period to the extent that the Class A
                                Noteholders' Principal Distributable Amount exceeds the
                                amount deposited into the Note Distribution Account with
                                respect thereto, and funds in the amount of the sum of such deficiencies, to the extent available, will be deposited in the Note Distribution Account or the Principal Funding
                                Account, as applicable.

                              "Collection Period" means, with respect to the first
                                Distribution Date, the calendar month ending on May 31, 1997, and with respect to each

                                subsequent Distribution Date, the preceding calendar month.
                                See "Description of the Transaction
                                Agreements--Distributions" herein.

                              On each Distribution Date, all amounts on deposit in the Note
                                Distribution Account will be distributed to the Noteholders.
                                See "Description of the Transaction
                                Agreements--Distributions" herein for the definitions of
                                certain terms used above.

  THE REVOLVING PERIOD;
    SUBSEQUENT
    RECEIVABLES.............  No principal will be payable on the Notes until the October
                              2000 Distribution Date or, upon the occurrence of an Early
                                Amortization Event, until the Distribution Date in the month immediately following the month in which such Early
                                Amortization Event occurs. From the Closing Date and ending on the day immediately preceding the commencement of the
                                Amortization Period (the "Revolving Period"), Available
                                Principal Amounts will be reinvested in Subsequent
                                Receivables, to the extent such Subsequent Receivables are available for transfer. A discussion of all of the events
                                that might lead to the termination of the Revolving Period prior to its scheduled termination date are described under
                                "Description of the Transaction Agreements--Early
                                Amortization Events" herein.

                              On or prior to each Distribution Date (i) in each month
                                (beginning with the June 1997 Distribution Date) during the
                                Revolving Period and (ii) if no Early Amortization Event has
                                occurred, during September 2000, on one or more days selected by the Servicer (each, a "Transfer Date"), the Servicer will direct the Indenture Trustee to reinvest Available Principal
                                Amounts remaining on deposit in the Principal Funding Account
                                (after making the required deposit, if any, into the Reserve
                                Account) in Subsequent Receivables, to the extent such
                                Subsequent Receivables are available for transfer. Upon such reinvestment, the related Subsequent Receivables will become assets of the Trust. For further details concerning the
                                application of Available Principal Amounts, see "Summary of
                                Terms--Amortization Period; Principal Payments" and
                                "Description of the Class A Notes-- Distributions" herein.

                              The Subsequent Receivables will be selected from MCC's
                                portfolio of loan and lease contracts based on the same
                                criteria as are applicable to the Initial Receivables and the other criteria described herein and in the Prospectus. See
                                "The Receivables Pool" herein.

  AMORTIZATION PERIOD;
    PRINCIPAL PAYMENTS......  The "Amortization Period" will commence on the earlier of (i)
                                September 1, 2000 (the "Scheduled Revolving Period
                                Termination Date") or (ii) the day on which an Early
                                Amortization Event occurs (such earlier date, the
                                "Amortization Date"), and will end on the earlier of (a) the
                                Final Scheduled Distribution Date and (b) the payment to the
                                Noteholders of all amounts required to be paid to them
                                pursuant to the Indenture. During the Amortization Period,
                                Available Principal Amounts will no longer be reinvested in
                                Subsequent Receivables as described above. Instead, on each
                                Distribution Date beginning with the Distribution Date in the month following the month in which the Amortization Period commences and ending on

                                the Distribution Date on which the Notes have been paid in full, all Available Principal Amounts for the related
                                Collection Period will be distributed as principal payments as described herein.

                              See "Description of the Transaction Agreements--Early
                                Amortization Events" for a description of the events that
                                might lead to the commencement of the Amortization Period
                                prior to the Scheduled Revolving Period Termination Date.

  RESERVE ACCOUNT...........  The Servicer, for the benefit of the Class A Noteholders, will establish and maintain in the name of the Indenture Trustee a reserve account (the "Reserve Account") into which funds will be deposited from time to time as described herein. Funds on deposit in the Reserve Account will be available on each
                                Distribution Date to cover shortfalls in distributions of
                                interest and principal on the Class A Notes to the extent
                                described herein. The Reserve Account will be created with an initial deposit by the Transferor of an amount approximately equal to $3,306,558 (1% of the Initial Pool Balance). In
                                addition, the Transferor will also deposit into the Reserve
                                Account (i) an amount approximately equal to $346,782, with respect to Obligor Over-concentration Amounts and (ii) an
                                amount approximately equal to $1,435,488, with respect to
                                Remaining Residual Amounts. The amount initially deposited in the Reserve Account is referred to as the "Reserve Account
                                Initial Deposit." The Reserve Account Initial Deposit will be augmented on each Distribution Date, up to the applicable
                                Specified Reserve Account Balance, by the deposit into the
                                Reserve Account of (i) at all times, amounts remaining in the
                                Interest Payment Account, if any, after payment of the
                                Servicing Fee and the Administration Fee and the deposit in the Note Distribution Account of the Noteholders' Class A
                                Interest Distributable Amount on such Distribution Date and
                                (ii) with respect to (a) the Revolving Period, amounts in the
                                Principal Funding Account and (b) the Amortization Period,
                                amounts remaining in the Principal Funding Account after
                                deposit into the Note Distribution Account of the Class A
                                Noteholders' Principal Distributable Amount) on such
                                Distribution Date.

                              Amounts in the Reserve Account (after giving effect to all distributions to be made on such Distribution Date) in excess of the Specified Reserve Account Balance for such
                                Distribution Date will be released to the Transferor;
                                PROVIDED, HOWEVER, that if, after giving effect to all
                                payments made on the Notes on such Distribution Date, the
                                Pool Balance as of the end of the preceding Collection Period is less than the outstanding principal amount of the Notes, such excess amount shall not be released to the Transferor and shall be retained in the Reserve Account for application as described above. Amounts properly released to the
                                Transferor pursuant to the Transfer and Servicing Agreement will be released from the Trust and the security interest
                                granted to the Indenture Trustee, and the Transferor shall in no event be required to refund any such released amounts. See
                                "Description of the Transaction Agreements--Reserve Account"
                                herein.

                              Funds, to the extent available, will be withdrawn from amounts on deposit in the Reserve Account (a) to the extent that the
                                Available Interest Amount is insufficient to pay the sum of the Servicing Fee for the immediately preceding Collection
                                Period and all unpaid Servicing Fees from prior Collection
                                Periods, the Administration Fee for the immediately preceding
                                Collection Period and all unpaid Administration Fees from
                                prior Collection Periods, the Noteholders' Class A Interest
                                Distributable Amount for such Distribution Date and, during the Revolving Period, certain amounts to be deposited into the Principal Funding Account as described herein and (b)
                                during the Amortization Period, to the extent that the Class
                                A Noteholders' Principal Distributable Amount exceeds the
                                amount deposited into the Note Distribution Account with
                                respect thereto, and funds in the amount of such
                                deficiencies, to the extent available, will be deposited in the Note Distribution Account or the Principal Funding
                                Account, as applicable.

                              If the amount required to be withdrawn from the Reserve Account to cover shortfalls in collections on the Receivables on any
                                Distribution Date exceeds the amount of cash in the Reserve
                                Account on such date, a shortfall in the amounts distributed to the Class A Noteholders could result, which could, in
                                turn, increase the average life of the Class A Notes, as the case may be, or result in losses to Class A Noteholders.

  COLLECTION ACCOUNT........  The Servicer will be required to remit collections received with respect to the Receivables during a Collection Period within two business days of receipt and identification
                                thereof to one or more accounts in the name of the Indenture
                                Trustee (collectively, the "Collection Account"), except upon the occurrence of certain conditions described in the
                                Prospectus (in which case such remittances may be required less frequently). See "Description of the Transaction
                                Agreements-- Payments on Receivables" in the Prospectus.
                                Pursuant to the Transfer and Servicing Agreement, the
                                Servicer will have the revocable power to instruct the
                                Indenture Trustee to withdraw the Available Interest Amount on deposit in the Collection Account for deposit in the
                                Interest Payment Account and to withdraw the Available
                                Principal Amount on deposit in the Collection Account for
                                deposit in the Principal Funding Account. Pursuant to the
                                Transfer and Servicing Agreement, the Servicer will also have the revocable power to instruct the Indenture Trustee to
                                withdraw the amounts on deposit in the Interest Payment
                                Account and the Principal Funding Account on each
                                Distribution Date for application as set forth above in
                                "Summary of Terms--Priority of Distributions" and as more
                                fully described under "Description of the Transaction
                                Agreements--Distributions."

  MATURITY AND PREPAYMENT
    CONSIDERATIONS..........  Each prepayment will shorten the weighted average remaining term of the Receivables and, during the Amortization Period, the weighted average life of the Notes. Prepayments of
                                principal will be included in the Principal Distribution
                                Amount and will be payable to the Class A Noteholders in
                                accordance with the Class A Noteholders' Principal
                                Distributable Amount and to the Class B Noteholder's in
                                accordance with the Class B Noteholders' Principal
                                Distributable Amount, as set

                                forth herein. See "Description of the Transaction
                                Agreements-- Distributions" herein.

                              The rate of prepayments on the Receivables may be influenced by a variety of economic, financial and other factors, and under certain circumstances relating to breaches of
                                representations, warranties or covenants, the Transferor
                                and/or the Servicer is obligated to purchase Receivables from the Trust. A higher than anticipated rate of prepayments
                                during the Amortization Period will reduce the aggregate
                                principal balance of the Receivables more quickly than
                                expected and thereby reduce anticipated aggregate interest payments on the Notes. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables
                                during the Amortization Period will be borne entirely by the
                                Noteholders as set forth in the priority of distributions
                                herein. Such reinvestment risks include the risk that
                                interest rates may be lower at the time such holders received payments from the Trust than interest rates would otherwise have been had such prepayments not been made or had such
                                prepayments been made at a different time.

                              Holders of Class A Notes should consider, in the case of Class
                                A Notes purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Receivables
                                during the Amortization Period could result in an actual
                                yield that is less than the anticipated yield and, in the
                                case of any Class A Notes purchased at a premium, the risk that a faster than anticipated rate of principal payments on the Receivables during the Amortization Period could result in an actual yield that is less than the anticipated yield.

  SERVICING FEE.............  The Servicer shall receive a fee for each Collection Period
                              (the "Servicing Fee") equal to 0.5% per annum (the "Servicing
                                Fee Rate") of the Pool Balance as of the first day of such
                                Collection Period, plus any Servicer's Yield for such
                                Collection Period. The "Servicer's Yield" represents amounts actually collected by the Servicer on account of late fees, indemnity payments, make-whole amounts and other incidental charges. Payments by or on behalf of Obligors will be
                                allocated first to interest, second to principal, third to taxes, and fourth to other charges (including late fees). The
                                Servicing Fee with respect to each Collection Period will
                                decline during the Amortization Period as the Pool Balance decreases. See "Description of the Transaction
                                Agreements--Servicing Compensation and Payment of Expenses"
                                herein and in the Prospectus.

  ADMINISTRATION
    AGREEMENT...............  MCC, in its capacity as administrator (the "Administrator"), will enter into an agreement (the "Administration Agreement")
                                with the Trust and the Indenture Trustee. As compensation for the performance of the Administrator's obligations under the
                                Administration Agreement and as reimbursement for its
                                expenses related thereto, the Administrator will be entitled to an administration fee in an amount equal to $500 per month
                                (the "Administration Fee"). See "Description of the
                                Transaction Agreements--Administration Agreement" in the
                                Prospectus.

  CLEARANCE AND
    SETTLEMENT..............  Class A Noteholders may elect to hold their Class A Notes through any of DTC (in the United States) or Cedel or Euroclear
                                (in Europe). Transfers within DTC, Cedel or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. Cross-market
                                transfers between persons holding directly or indirectly
                                through DTC, on the one hand, and counterparties holding
                                directly or indirectly through Cedel or Euroclear, on the
                                other, will be effected in DTC through the relevant
                                Depositaries of Cedel or Euroclear. See "Issuance of the
                                Notes-- Book-Entry Registration" in the Prospectus.

  TAX STATUS................  Upon the issuance of the Class A Notes, Orrick, Herrington &
                              Sutcliffe LLP, as special tax counsel to the related Trust, will deliver its opinion to the effect that, for federal
                                income tax purposes: (i) the Class A Notes will be
                                characterized as debt and (ii) the Trust will not be
                                characterized as an association (or a publicly traded
                                partnership) taxable as a corporation. Each Class A
                                Noteholder, by the acceptance of a Class A Note, will agree to treat the Class A Notes as indebtedness. See "Federal
                                Income Tax Considerations" in the Prospectus.

  ERISA CONSIDERATIONS......  Subject to the considerations described in "ERISA
                              Considerations" herein and in the Prospectus, the Class A Notes are eligible for purchase with Plan Assets of any Plan. A
                                fiduciary or other person contemplating purchasing the Class
                                A Notes on behalf of or with Plan Assets of any Plan should consult with its counsel regarding whether the purchase or holding of the Class A Notes could give rise to a transaction prohibited or not otherwise permissible under ERISA or
                                Section 4975 of the Code. See "ERISA Considerations" herein and in the Prospectus.

  RATING OF THE NOTES.......  It is a condition to the issuance of the Notes that the Class A
                              Notes be rated at least "AAA" or its equivalent, in each case by at least two nationally recognized rating organizations
                                (each, a "Rating Agency"). See "Ratings" in the Prospectus.

                             CREATION OF THE TRUST

THE TRUST

    The Issuer, MetLife Capital Equipment Loan Trust 1997-A, will be a statutory business trust created under the laws of the State of Delaware pursuant to (i) the filing of a certificate of trust with the Secretary of State of the State of Delaware, and (ii) the Trust Agreement described in this Prospectus Supplement. After its formation, the Trust will not engage in any activity other than (i) acquiring, owning and managing the Receivables and the other assets of the Trust and proceeds therefrom, (ii) issuing and making payments on the Notes, and (iii) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

    The owner of the certificate of beneficial ownership issued by the Trust is a third party that is unaffiliated with the Transferor, the Servicer or the Trustee. The proceeds from the initial sale of the Notes will be used by the Trust to acquire the Receivables from the Transferor pursuant to the Transfer and Servicing Agreement. During the Revolving Period, the Available Principal Amount remaining after certain deposits into the Reserve Account, if any, on each Distribution Date will be used to acquire Subsequent Receivables from the Transferor pursuant to the Transfer and Servicing Agreement. The Servicer will initially service the Receivables pursuant to the Transfer and Servicing Agreement, and will be compensated for acting as the Servicer. See "Description of the Transaction Agreements--Servicing Compensation and Payment of Expenses" herein and in the Prospectus. UCC financing statements will be filed to perfect the ownership or security interests of the Transferor, the Trust and the Indenture Trustee described herein. To facilitate servicing and to minimize administrative burden and expense, the Servicer will maintain possession of the related Receivables Files on behalf of the Trust and the Indenture Trustee, but the Servicer will not stamp the Loan Contracts or Leases to reflect the ultimate assignment of the Receivables to the Trust or the Indenture Trustee. MCC will not file UCC financing statements assigning or amending the UCC financing statements filed to perfect the interest of MCC in the Financed Equipment. See "Risk Factors--Risks Relating to Perfection of Interests in Receivables and in Financed Equipment" in the Prospectus and "Certain Legal Aspects of the Receivables--Sale and Transfer of Receivables" and "--Security Interest in Financed Equipment" in the Prospectus.

    If the protection provided to Class A Noteholders in the Trust by the subordination of the Class B Notes and the availability of the funds in the Reserve Account is insufficient, the Trust must rely solely on the payments from the Obligors on the Receivables, and the net proceeds from the repossession and sale of Financed Equipment which secure Defaulted Receivables. In such event, certain factors, such as the Trust's not having first priority perfected security interests in some of the Receivables or Financed Equipment as a result of occurrences after the Closing Date, and the risk of fraud or negligence of MCC, may affect the Trust's ability to realize on the collateral securing the Receivables, and thus the proceeds to be distributed to Noteholders with respect to the Notes may be reduced. See "Risk Factors--Risks Relating to Perfection of Interests in Receivables and in Financed Equipment" in the Prospectus and "Certain Legal Aspects of the Receivables" in the Prospectus.

    The Trust's principal offices are in Delaware, in care of Wilmington Trust Company, as Owner Trustee, at the address listed below (under "--The Owner Trustee").

CAPITALIZATION OF THE TRUST

    The following table illustrates the capitalization of the Trust as of the Initial Cut-off Date, as if the issuance and sale of the Notes offered hereby had taken place on such date:

Class A 6.85% Asset Backed Notes                                                $304,203,000
Class B Fixed Rate Asset Backed Notes                                           $26,452,783
Certificate of Beneficial Ownership                                             $         1
                                                                                -----------
  Total                                                                         $330,655,784
                                                                                -----------
                                                                                -----------

    The certificate of beneficial ownership in the Trust set forth in the foregoing table will be owned by a third party that is unaffiliated with the Transferor, the Servicer or the Trustee and represents the beneficial ownership interest in the Trust. The holder of such certificate of beneficial interest will not be entitled to receive any distributions from the assets of the Trust prior to the payment in full of all amounts owing to the Class A Notes.

THE OWNER TRUSTEE

    Wilmington Trust Company is the Owner Trustee under the Trust Agreement. Wilmington Trust Company is a Delaware banking corporation and its principal offices are located at 1100 N. Market Street, Wilmington, Delaware 19890-0001. The Transferor shall pay the fees of the Owner Trustee and shall reimburse it for certain liabilities and expenses.

                              THE RECEIVABLES POOL

    As of the Closing Date, the pool of Receivables (the "Receivables Pool") will include the Initial Receivables transferred to the Transferor pursuant to the Contribution and Sale Agreement. During the Revolving Period, Available Principal Amounts remaining after certain deposits into the Reserve Account, if any, will be reinvested in Subsequent Receivables. The Receivables will consist of commercial loans, quasi-leases and non-tax oriented operating leases (each, a "NTOOL"). See "The Receivables Pool-- Servicing" in the Prospectus for a description of each of these types of Receivables.

    The Initial Receivables were, and the Subsequent Receivables will be, selected from the Loan Contracts and Leases included within MCC's Middle Market Portfolio (the "Middle Market Portfolio") and Loan Contracts and Leases included within MCC's Franchise Finance Portfolio (the "Franchise Finance Portfolio") relating to McDonald's, Burger King, Wendy's, Taco Bell, Pizza Hut, Kentucky Fried Chicken, Applebee's and T.G.I.Friday's franchise concepts (each an "Eligible Franchise Concept"), other than receivables previously sold which MCC continues to service which are otherwise included in the Middle Market Portfolio or the Franchise Finance Portfolio, using several criteria, some of which are set forth in the Prospectus under "The Receivables Pool." For a description of MCC's middle market and franchise finance business which generates the Middle Market Portfolio and Franchise Finance Portfolio, see "The Receivables Pool" in the Prospectus. In addition, each Receivable will not have a Quality Code numerically greater than 2, and will have been originated in connection with a transaction that, in accordance with MCC's customary and normal classification procedures, is classified as other than a "commercial/industrial" transaction. In addition, each Initial Receivable must have a stated maturity of more than 11 months but not more than 120 months as of the Initial Cut-off Date, and each Subsequent Receivable must satisfy the additional criteria that it (i) has a stated maturity of more than 11 months but not more than the difference between 120 months and the number of months that have passed in the Revolving Period as of the applicable Subsequent Cut-off Date, (ii) after its inclusion in the Receivables Pool along with all of the other Subsequent Receivables being transferred on the related Transfer Date, the weighted average remaining term to maturity of the Receivables Pool will not be greater than 60 months, (iii) after its inclusion in the Receivables Pool along with all of the other Subsequent Receivables being transferred on the related Transfer Date, the aggregate Principal Balance (calculated as of the last day of the prior Collection Period or as of the related Subsequent Cut-off Date, as applicable) of Receivables selected from the Franchise Finance Portfolio will not exceed 20% of the Pool Balance, and (iv) after its inclusion in the Receivables Pool along with all of the other Subsequent Receivables being transferred on the related Transfer Date, the weighted average annual percentage rate of interest (whether stated or based upon a discounted Principal Balance) ("APR") will be at least equal to 7.35% (the "Minimum Weighted Average APR") which is the annualized percentage equal to the sum of the Class A Note Interest Rate and the Servicing Fee Rate. As of the applicable Cut-off Date, no Obligor on any Receivable shall be noted in the related records of the Servicer as being in default (other than a payment default continuing for a period of not more than 60 days) under the related Loan Contract or Lease or as being the subject of a bankruptcy proceeding. No selection procedures believed by MCC or the Transferor to be adverse to the Noteholders shall be used in selecting the Receivables. Subsequent Receivables may be originated by MCC using different underwriting criteria than the criteria used to originate the Initial Receivables. For this reason, the Subsequent Receivables may vary from those of the Initial Receivables.

    All of the Initial Receivables were originated or arranged by MCC. 89.4% of the Initial Receivables were selected from MCC's Middle Market Portfolio and 10.6% of the Initial Receivables were selected from MCC's Franchise Finance Portfolio. 81.0% of the Initial Receivables were Loan Contracts, and 19.0% of the Initial Receivables were Leases (quasi-leases and NTOOLs). See "The Receivables Pool" in the Prospectus. No single Obligor accounted for more than 1.5% of the Initial Receivables without having the related Obligor Over-concentration Amounts deposited into the Reserve Account by the Transferor on the Closing Date. Approximately 14.6% of the Initial Receivables have balloon payments.

    The composition of the Initial Receivables and the distribution of the Initial Receivables by APR, equipment type, industry application, payment frequency and Principal Balance as of the Initial Cut-off Date are set forth in the following tables. Amounts and percentages are based on the Principal Balance of the Initial Receivables as of the Initial Cut-off Date. The "Principal Balance" of a Receivable, as of the close of business on the last day of a Collection Period or as of the applicable Cut-off Date, as applicable, means the aggregate amount of all Scheduled Principal Payments that have not been received by the Servicer (including all Scheduled Principal Payments that are then due and payable), calculated as of the related Cut-off Date or as of the end of the preceding Collection Period (as applicable); PROVIDED, HOWEVER, that the Principal Balance and, accordingly, the Scheduled Principal Payments of Discounted Receivables will be reduced by the amount specified by the Transferor; PROVIDED FURTHER, HOWEVER, that the Principal Balance of each Defaulted Receivable is zero. As of the Initial Cut-off Date, the aggregate Principal Balance of the Initial Receivables is the Initial Pool Balance.

                     COMPOSITION OF THE INITIAL RECEIVABLES

  WEIGHTED
AVERAGE APR      INITIAL         NUMBER OF     WEIGHTED AVERAGE    WEIGHTED AVERAGE
 OF INITIAL        POOL           INITIAL       ORIGINAL TERM       REMAINING TERM            AVERAGE PRINCIPAL
RECEIVABLES      BALANCE        RECEIVABLES    (MONTHS)(RANGE)    (MONTHS)(RANGE)(1)           BALANCE (RANGE)
------------  --------------  ---------------  ----------------  --------------------  --------------------------------
   8.11%      $  330,655,783           577         75 (36-123)          53 (13-108)    $    573,060 ($91,758-$5,215,919)

------------------------

(1) Based on Scheduled Payments and assuming no prepayments of the Initial Receivables.

                 DISTRIBUTION BY APR OF THE INITIAL RECEIVABLES

                                                                                                          PERCENT OF
                                                                                            AGGREGATE      AGGREGATE
                                                                            NUMBER OF       PRINCIPAL      PRINCIPAL
APR RANGE                                                                  RECEIVABLES       BALANCE        BALANCE
-----------------------------------------------------------------------  ---------------  --------------  -----------
6.000% to 6.999%.......................................................            52     $   25,889,939        7.83%
7.000% to 7.999%.......................................................           245        147,110,341       44.49
8.000% to 8.999%.......................................................           205        110,267,408       33.35
9.000% to 9.999%.......................................................            57         39,678,953       12.00
10.000% to 10.999%.....................................................            15          6,682,166        2.02
11.000% to 11.999%.....................................................             3          1,026,976        0.31
                                                                                  ---     --------------  -----------
Total..................................................................           577     $  330,655,783      100.00%
                                                                                  ---     --------------  -----------
                                                                                  ---     --------------  -----------

     DISTRIBUTION OF THE INITIAL RECEIVABLES BY TYPE OF FINANCED EQUIPMENT

                                                                                                 PERCENT OF
                                                                             AGGREGATE            AGGREGATE
                                                                             PRINCIPAL            PRINCIPAL
TYPE                                                                          BALANCE              BALANCE
-----------------------------------------------------------------------  ------------------  -------------------
Agricultural...........................................................   $      8,456,674             2.56%
Communication..........................................................          6,166,021             1.86
Computers..............................................................         19,985,310             6.04
Construction (Non Mining)..............................................          7,843,457             2.37
Cranes.................................................................         12,268,768             3.71
Electronic.............................................................          7,089,184             2.14
Food Processing........................................................         16,767,692             5.07
Furniture, Shelving, Conveyors.........................................         24,080,096             7.28
General Manufacturing..................................................         46,662,056            14.11
Grocery Store..........................................................         19,070,850             5.77
Heating/Refrigeration..................................................         10,604,069             3.21
Machine Tools..........................................................          8,607,685             2.60
Marine.................................................................          3,399,585             1.03
Medical................................................................         22,975,479             6.95
Printing...............................................................          7,840,785             2.37
Restaurant.............................................................         37,348,129            11.30
Vehicles...............................................................         20,857,961             6.31
Other..................................................................         50,631,982            15.32
                                                                         ------------------          ------
Total..................................................................   $    330,655,783           100.00%
                                                                         ------------------          ------
                                                                         ------------------          ------

           DISTRIBUTION BY INDUSTRY APPLICATION OF FINANCED EQUIPMENT

                                                                                                      PERCENT OF
                                                                                      AGGREGATE        AGGREGATE
                                                                                      PRINCIPAL        PRINCIPAL
INDUSTRY                                                                               BALANCE          BALANCE
--------------------------------------------------------------------------------  ------------------  -----------
Agricultural Production & Services..............................................   $      5,855,904         1.77%
Business Services...............................................................          6,473,035         1.96
Chemicals.......................................................................          8,757,401         2.65
Construction....................................................................         20,432,303         6.18
Credit Tenants & Guarantors.....................................................          8,099,846         2.45
Eating Places...................................................................         36,370,083        11.00
Electronic & Other Electric (Except Computers)..................................          9,845,265         2.98
Fabricated Metal Products (Except Machinery & Transportation)...................         10,644,558         3.22
Food & Kindred Products.........................................................         15,678,317         4.74
Food Stores.....................................................................         31,528,514         9.54
General Merchandise Stores......................................................          8,832,801         2.67
Health Services.................................................................         26,746,422         8.09
Industrial & Commercial Machinery & Computers...................................         12,727,439         3.85
Legal Services..................................................................         11,790,833         3.57
Motor Freight Transportation & Warehousing......................................         13,896,239         4.20
Paper & Allied Products.........................................................          8,857,882         2.68
Printing & Publishing...........................................................          4,594,438         1.39
Rubber & Miscellaneous Plastic Products.........................................          7,220,925         2.18
Textile Mill Products...........................................................         13,682,216         4.14
Water Transportation............................................................          6,797,100         2.06
Wholesale Trade-Durable Goods...................................................         12,909,908         3.90
Wholesale Trade-Non Durable Goods...............................................          9,803,652         2.96
Other...........................................................................         39,110,702        11.82
                                                                                  ------------------  -----------
Total...........................................................................   $    330,655,783       100.00%
                                                                                  ------------------  -----------
                                                                                  ------------------  -----------

     DISTRIBUTION OF THE INITIAL RECEIVABLES BY REMAINING PRINCIPAL BALANCE

                                                                                                            PERCENT OF
                                                                                              AGGREGATE      AGGREGATE
                                                                              NUMBER OF       PRINCIPAL      PRINCIPAL
REMAINING PRINCIPAL BALANCE RANGE                                            RECEIVABLES       BALANCE        BALANCE
-------------------------------------------------------------------------  ---------------  --------------  -----------

$0.01 to $100,000.00.....................................................             9     $      877,176        0.27%

$100,000.01 to $200,000.00...............................................           169         24,482,104        7.40

$200,000.01 to $300,000.00...............................................           108         26,755,633        8.11

$300,000.01 to $400,000.00...............................................            61         21,456,968        6.49

$400,000.01 to $500,000.00...............................................            42         18,800,870        5.69

$500,000.01 to $600,000.00...............................................            28         15,467,304        4.68

$600,000.01 to $700,000.00...............................................            33         21,437,283        6.48

$700,000.01 to $800,000.00...............................................            24         17,844,793        5.40

$800,000.01 to $900,000.00...............................................            10          8,513,466        2.57

$900,000.01 to $1,000,000.00.............................................            11         10,579,561        3.20

$1,000,000.01 to $1,250,000.00...........................................            17         19,520,487        5.90

$1,250,000.01 to $1,500,000.00...........................................            16         21,601,889        6.53

$1,500,000.01 to $1,750,000.00...........................................            10         15,744,636        4.76

$1,750,000.01 to $2,000,000.00...........................................             8         15,000,240        4.54

$2,000,000.01 to $2,250,000.00...........................................             9         19,129,364        5.79

$2,250,000.01 to $2,500,000.00...........................................             6         14,487,726        4.38

$2,500,000.01 to $2,750,000.00...........................................             3          7,833,240        2.37

$2,750,000.01 to $3,000,000.00...........................................             2          5,932,177        1.79

$3,000,000.01 to $3,250,000.00...........................................             1          3,209,246        0.97

$3,250,000.01 to $3,500,000.00...........................................             4         13,735,002        4.15

$3,500,000.01 to $3,750,000.00...........................................             1          3,644,085        1.10

$4,250,000.01 to $4,500,000.00...........................................             1          4,445,917        1.34

$4,500,000.01 to $4,750,000.00...........................................             1          4,674,242        1.41

$5,000,000.01 to $10,000,000.00..........................................             3         15,482,374        4.68
                                                                                    ---     --------------  -----------

Total....................................................................           577     $  330,655,783      100.00%
                                                                                    ---     --------------  -----------
                                                                                    ---     --------------  -----------

               GEOGRAPHIC DISTRIBUTION OF THE INITIAL RECEIVABLES

                                                                                                            PERCENT OF
                                                                                                AGGREGATE    AGGREGATE
                                                                                 NUMBER OF      PRINCIPAL    PRINCIPAL
STATE(1)                                                                         OBLIGORS        BALANCE      BALANCE
----------------------------------------------------------------------------  ---------------  -----------  -----------
Alabama.....................................................................             1     $   255,518        0.08%
Arizona.....................................................................             6       3,217,921        0.97
Arkansas....................................................................             2       1,943,462        0.59
California..................................................................           156      78,601,459       23.77
Colorado....................................................................             3       4,051,888        1.23
Connecticut.................................................................            13       6,062,373        1.83
District of Columbia........................................................             2       2,171,426        0.66
Georgia.....................................................................             1         696,589        0.21
Idaho.......................................................................             3       1,385,438        0.42
Illinois....................................................................            15      13,016,437        3.94
Indiana.....................................................................             7       9,450,288        2.86
Iowa........................................................................             2         509,978        0.15
Kansas......................................................................             8       4,976,277        1.50
Louisiana...................................................................            15      14,337,780        4.34
Maine.......................................................................             1         544,814        0.16
Maryland....................................................................             2         428,829        0.13
Massachusetts...............................................................             8      12,444,857        3.76
Michigan....................................................................            11      12,168,449        3.68
Minnesota...................................................................             2       3,602,511        1.09
Mississippi.................................................................             5       4,342,461        1.31
Missouri....................................................................            21       9,062,482        2.74
Nebraska....................................................................             7       8,133,944        2.46
Nevada......................................................................             6       1,341,059        0.41
New Hampshire...............................................................             1         288,556        0.09
New Jersey..................................................................            50      28,433,001        8.60
New Mexico..................................................................             1         304,581        0.09
New York....................................................................            53      20,762,508        6.28
North Carolina..............................................................            13       7,118,042        2.15
Ohio........................................................................            11       7,295,649        2.21
Oklahoma....................................................................             8       5,819,922        1.76
Oregon......................................................................            22       9,430,190        2.85
Pennsylvania................................................................            17       9,456,513        2.86
South Carolina..............................................................             4       2,599,043        0.79
Tennessee...................................................................             8       2,991,678        0.90
Texas.......................................................................            51      21,963,099        6.64
Utah........................................................................             9       3,705,965        1.12
Virginia....................................................................            12       6,642,934        2.01
Wisconsin...................................................................            19       8,598,279        2.60
Wyoming.....................................................................             1       2,499,583        0.76
                                                                                       ---     -----------  -----------
Total.......................................................................           577     $330,655,783     100.00%
                                                                                       ---     -----------  -----------
                                                                                       ---     -----------  -----------

------------------------

(1) Based on billing addresses of Obligors.

    Unless otherwise specified herein, references herein to percentages of the Initial Receivables refer in each case to the approximate percentage of the Initial Pool Balance, based on the Principal Balances of the Initial Receivables as of the Initial Cut-off Date, and after giving effect to all payments received prior to the Initial Cut-off Date.

DELINQUENCIES AND NET LOSSES

    Set forth below is certain information concerning MCC's experience pertaining to delinquencies and net losses on the Middle Market Portfolio and Franchise Finance Portfolio. The percentage of the average portfolio balance that was 30-90 days delinquent for the Middle Market Portfolio ranged from 0.57% at year end 1992 to 0.45% at year end 1996. The percentage of the average portfolio balance that was 30-90 days delinquent for the Franchise Finance Portfolio ranged from 0.74% at year end 1992 to 0.42% at year end 1996. While delinquencies have remained generally stable during the years shown below, minor fluctuations in the level of delinquencies and net losses reflect changes in economic conditions generally and economic conditions of the industries which MCC's customers serve.

    Although it is believed that the composition of receivables in the aggregate is representative of the whole portfolio, there can be no assurance that the delinquencies and net loss experience on the Receivables will be comparable to that set forth below or that delinquencies and net losses in the future will be comparable to those in the past.

             DELINQUENCY EXPERIENCE FOR THE MIDDLE MARKET PORTFOLIO
                             (Dollars in Thousands)

                                             AT MARCH 31,                         AT DECEMBER 31,
                                         --------------------  -----------------------------------------------------
                                           1997       1996       1996       1995       1994       1993       1992
                                         ---------  ---------  ---------  ---------  ---------  ---------  ---------
Ending Portfolio Balance...............  $1,786,860 $1,736,650 $1,844,072 $1,724,496 $1,523,110 $1,400,218 $1,918,074

Average Portfolio Balance..............  $1,799,290 $1,709,907 $1,756,414 $1,558,607 $1,419,613 $1,171,872 $1,743,685

30-90 Days Delinquent
    Amount of Ending Portfolio
      Balance..........................  $   8,102  $   9,705  $   5,680  $   7,204  $   2,428  $   4,732  $   8,714
    % of Ending Portfolio Balance......       0.45%      0.56%      0.31%      0.42%      0.16%      0.34%      0.45%
    Amount of Average Portfolio
      Balance..........................  $   8,626  $  10,648  $   7,959  $   2,742  $   4,869  $   5,587  $   9,992
    % of Average Portfolio Balance.....       0.48%      0.62%      0.45%      0.18%      0.34%      0.48%      0.57%

Non-Accrual (Over 90 Days)
    Amount of Ending Portfolio
      Balance..........................  $   6,865  $   2,355  $   7,709  $   2,883  $   6,951  $   2,738  $   7,321
    % of Ending Portfolio Balance......       0.38%      0.14%      0.42%      0.17%      0.46%      0.20%      0.38%
    Amount of Average Portfolio
      Balance..........................  $   7,776  $   2,465  $   4,914  $   6,389  $   5,537  $   9,804  $  12,548
    % of Average Portfolio Balance.....       0.43%      0.14%      0.28%      0.41%      0.45%      0.47%      0.56%

           DELINQUENCY EXPERIENCE FOR THE FRANCHISE FINANCE PORTFOLIO
                             (Dollars in Thousands)

                                             AT MARCH 31,                         AT DECEMBER 31,
                                         --------------------  -----------------------------------------------------
                                           1997       1996       1996       1995       1994       1993       1992
                                         ---------  ---------  ---------  ---------  ---------  ---------  ---------
Ending Portfolio Balance...............  $ 963,932  $ 722,564  $ 907,380  $ 670,467  $ 532,041  $ 436,858  $ 491,499

Average Portfolio Balance..............  $ 949,336  $ 707,539  $ 800,964  $ 590,545  $ 480,705  $ 397,920  $ 462,793

30-90 Days Delinquent
    Amount of Ending Portfolio
      Balance..........................  $   4,902  $  10,074  $   1,318  $   2,686  $   1,778  $   2,089  $     960
    % of Ending Portfolio Balance......       0.51%      1.39%      0.15%      0.40%      0.33%      0.48%      0.20%
    Amount of Average Portfolio
      Balance..........................  $   5,895  $   6,598  $   3,351  $   1,057  $   2,706  $   1,223  $   3,441
    % of Average Portfolio Balance.....       0.62%      0.93%      0.42%      0.18%      0.56%      0.31%      0.74%

Non-Accrual (Over 90 Days)
    Amount of Ending Portfolio
      Balance..........................  $   4,707  $     558  $   5,559  $     567  $   2,262  $   5,944  $   4,615
    % of Ending Portfolio Balance......       0.49%      0.08%      0.61%      0.08%      0.43%      1.36%      0.94%
    Amount of Average Portfolio
      Balance..........................  $   5,219  $     562  $   1,372  $   1,948  $   2,654  $  10,002  $   2,685
    % of Average Portfolio Balance.....       0.55%      0.08%      0.17%      0.33%      0.55%      2.51%      0.58%

        CREDIT LOSS/RECOVERY EXPERIENCE FOR THE MIDDLE MARKET PORTFOLIO
                                   (Dollars)

                                     THREE MONTHS ENDED
                                         MARCH 31,                                 YEAR ENDED DECEMBER 31,
                                 --------------------------  --------------------------------------------------------------------
                                   1997(1)       1996(1)         1996          1995          1994          1993          1992
                                 ------------  ------------  ------------  ------------  ------------  ------------  ------------
Gross Additions to
 Charge-Offs...................       424,360       224,091     6,875,365     1,220,410     7,347,048     9,538,827     2,692,092
Recoveries.....................      (138,824)     (160,463)   (1,006,070)   (3,402,579)   (1,433,018)   (1,804,303)   (2,574,240)
Net Charge-Offs................       285,536        63,628     5,869,295    (2,182,169)    5,914,030     7,734,524       117,852
Average Portfolio Balance......  1,799,290,000 1,709,907,000 1,756,414,000 1,558,607,000 1,419,613,000 1,171,872,000 1,743,685,000
Net Charge-Offs as a % of
 Average Portfolio Balance.....          0.02%         0.00%         0.33%        (0.14%)         0.42%         0.66%         0.01%
Portfolio Balance at End of the
 Period........................  1,786,860,000 1,736,650,000 1,844,072,000 1,724,496,000 1,523,110,000 1,400,218,000 1,918,074,000

------------------------

(1) Rates have been annualized.

      CREDIT LOSS/RECOVERY EXPERIENCE FOR THE FRANCHISE FINANCE PORTFOLIO
                                   (Dollars)

                                    THREE MONTHS ENDED
                                        MARCH 31,                          YEAR ENDED DECEMBER 31,
                                  ----------------------  ----------------------------------------------------------
                                   1997(1)     1996(1)       1996        1995        1994        1993        1992
                                  ----------  ----------  ----------  ----------  ----------  ----------  ----------
Gross Additions to Charge-Offs         7,785      15,212   1,180,544   1,666,756     558,713   1,040,290   6,479,919
Recoveries......................     (16,188)    (14,343)    (51,955)    (90,872) (5,333,652) (2,164,671)    (47,009)
Net Charge-Offs.................      (8,403)        869   1,128,599   1,575,884  (4,774,939) (1,124,381)  6,432,910
Average Portfolio Balance.......  949,336,000 707,539,000 800,964,000 590,545,000 480,705,000 397,920,000 462,793,000
Net Charge-Offs as a % of
 Average Portfolio Balance......        0.00%       0.00%       0.14%       0.27%      (0.99%)      (0.28%)       1.39%
Portfolio Balance at End of the
 Period.........................  963,921,000 722,564,000 907,380,000 670,467,000 532,041,000 436,858,000 491,499,000

------------------------

(1) Rates have been annualized.

                   WEIGHTED AVERAGE LIFE OF THE CLASS A NOTES

    Information regarding certain maturity and prepayment considerations with respect to the Class A Notes is set forth under "Weighted Average Life of the Notes" in the Prospectus. As the rate of payment of principal of the Class A Notes depends primarily on the rate of payment (including prepayments) of the aggregate Principal Balances of the Receivables during the Amortization Period, final payment of the Class A Notes could occur significantly earlier than the Final Scheduled Distribution Date. Also, there can be no assurance that the Revolving Period will not terminate prior to the Scheduled Revolving Period Termination Date due to the occurrence of an Early Amortization Event. During the Amortization Period, Class A Noteholders will bear the risk of being able to reinvest principal payments of the Class A Notes at yields at least equal to the yield on their respective Class A Notes.

                      POOL FACTOR AND TRADING INFORMATION

    The "Class A Note Pool Factor" is a seven-digit decimal which the Servicer will compute each month, indicating the remaining outstanding principal amount of the Class A Notes as of the related Distribution Date, as a fraction of the initial outstanding principal balance of the Class A Notes. The Class A Note Pool Factor will be 1.0000000 as of the Closing Date, and thereafter will decline to reflect reductions in the outstanding principal balance of the Class A Notes. A Class A Noteholder's portion of the aggregate outstanding principal balance of the Class A Notes is the product of (i) the original denomination of the Class A Noteholder's Note and (ii) the Class A Note Pool Factor.

    Pursuant to the Indenture, the Class A Noteholders will receive monthly reports concerning the payments received on the Receivables, the Pool Balance, the Class A Note Pool Factor and various other items of information. Class A Noteholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Description of the Transaction Agreements--Reports to Noteholders" in the Prospectus.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

SOURCES OF CAPITAL AND LIQUIDITY

    The Trust's primary sources of capital will be the net proceeds of the offering of the Class A Notes. See "Creation of the Trust--Capitalization of the Trust" herein.

    The Trust's primary sources of liquidity will be payments on the Receivables plus amounts on deposit in the Reserve Account. For a discussion of MCC's experience pertaining to delinquencies and net losses, see "The Receivables Pool -- Delinquencies and Net Losses" herein.

RESULTS OF OPERATIONS

    The Trust is newly formed and, accordingly, has no results of operations as of the date of this Prospectus Supplement. Because the Trust does not have any operating history, there has not been included in this Prospectus Supplement any historical or pro forma ratio of earnings to fixed charges. The earnings on the Receivables and other assets owned by the Trust, the interest costs of the Notes and the related operating expenses will determine the Trust's results of operations in the future. The income generated from the Trust's assets will be used to pay principal and interest on the Notes and related operating costs and expenses of the Trust (to the extent not paid by the Servicer). The principal operating expenses of the Trust are expected to be the Servicing Fee and the Administration Fee.

                                USE OF PROCEEDS

    The net proceeds from the sale of the Class A Notes will be applied to the purchase of the Receivables from the Transferor and to make the Transferor's initial deposit to the Reserve Account. The Transferor will apply its net proceeds to the acquisition of the Receivables from MCC.

                        THE TRANSFEROR AND THE SERVICER

    For a general discussion of the Transferor and the Servicer, see "The Transferor and the Servicer" in the Prospectus.

METLIFE CAPITAL CORPORATION

    At March 31, 1997, MCC had 316 full-time equivalent employees and serviced approximately 21,400 accounts, including approximately $7.6 billion in gross finance receivables.

                        DESCRIPTION OF THE CLASS A NOTES

GENERAL

    The Class A Notes will be issued pursuant to the terms of the Indenture, a form of which has been filed as an exhibit to the Registration Statement. A copy of the Indenture will be filed with the Commission following the issuance of the Notes. The following, as well as other pertinent information included elsewhere in this Prospectus Supplement and in the Prospectus, summarizes the material terms of the Class A Notes and the Indenture. The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the Class A Notes and the Indenture. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Class A Notes of any given Series and the related Indenture set forth in the Prospectus, to which description reference is hereby made.

THE CLASS A NOTES

    PAYMENTS OF INTEREST. The Class A Notes will constitute Fixed Rate Notes, as such term is defined under "Certain Information Regarding the Notes --Fixed Rate Notes" in the Prospectus. Interest on the outstanding principal balance of the Class A Notes will accrue at the rate of 6.85% per annum (the "Class A Note Interest Rate") (calculated on the basis of a 360 day year of twelve 30 day months). Interest on the outstanding principal balance of the Class A Notes will accrue from the most recent Distribution Date on which interest has been paid or, in the case of the initial Distribution Date, from and including the Closing Date, to but excluding the initial Distribution Date and will be payable to the Class A Noteholders monthly on each Distribution Date commencing June 20, 1997. "Distribution Date" shall mean the 20th day of each month or, if any such date is not a business day, the next succeeding business day. Interest accrued as of any Distribution Date but not paid on such Distribution Date will be due on the next Distribution Date, together with, to the extent permitted by law, interest on such amount at the Class A Note Interest Rate. Interest payments on the Class A Notes will be generally derived from the Available Interest Amount remaining after the payment of the Servicing Fee and the Administration Fee, and from amounts on deposit in the Reserve Account. If the amount of interest on the outstanding principal balance of the Class A Notes payable on any Distribution Date exceeds the sum of such remaining portion of the sum of the Available Interest Amounts and amounts on deposit in the Reserve Account, the Class A Noteholders will receive their ratable share (based upon the total amount of interest due to the Class A Noteholders) of the amount available to be distributed in respect of interest on the Class A Notes.

    APPLICATION OF PRINCIPAL; REVOLVING PERIOD. No Principal will be payable on the Notes on any Distribution Date with respect to the Revolving Period. On or prior to the Distribution Date (i) in each month (beginning with the June 1997 Distribution Date) during the Revolving Period and (ii) if no Early

Amortization Event has occurred, during September 2000, on one or more days selected by the Servicer (each, a "Transfer Date"), the Servicer will direct the Indenture Trustee to reinvest Available Principal Amounts remaining on deposit in the Principal Funding Account (after making the required deposit, if any, into the Reserve Account) in Subsequent Receivables, to the extent such Subsequent Receivables are available for transfer. Upon such reinvestment, the related Subsequent Receivables will become assets of the Trust. For further details concerning the application of Available Principal Amounts, see "Summary of Terms--Amortization Period; Principal Payments" and "Description of the Transaction Agreements" herein.

    The Subsequent Receivables will be selected from MCC's portfolio of loan and lease contracts based on the criteria described under "The Receivables Pool" herein and in the Prospectus.

    PAYMENTS OF PRINCIPAL; AMORTIZATION PERIOD. Principal payments will be made to the Class A Noteholders on each Distribution Date with respect to the Amortization Period in an amount generally equal to the Class A Noteholders' Principal Distributable Amount until the principal balance of the Class A Notes is reduced to zero. Principal payments on the Class A Notes during the Amortization Period will generally be derived from (i) Available Principal Amounts on deposit in the Principal Funding Account and (ii) from funds, if any, in the Reserve Account remaining after the payment of the Administration Fee, the Servicing Fee and the Noteholders' Class A Interest Distributable Amount. See "Description of the Transaction Agreements--Distributions" and "--Reserve Account" herein. The outstanding principal amount, if any, of the Class A Notes will be payable in full on the Final Scheduled Distribution Date from available funds therefor (including amounts in the Reserve Account).

    OPTIONAL PREPAYMENT. The Notes may be prepaid in whole, but not in part, in an amount equal to the Redemption Price on any Distribution Date on which the Transferor exercises its option to purchase the Receivables when the Pool Balance has been reduced to less than 10% of the Initial Pool Balance. See "Description of the Transaction Agreements--Termination" in the Prospectus.

    THE INDENTURE TRUSTEE. The Chase Manhattan Bank is the Indenture Trustee under the Indenture. The Chase Manhattan Bank is a New York banking corporation and its corporate trust offices are located at 450 West 33 Street, New York, New York 10001. In the ordinary course of its business, the Indenture Trustee and its affiliates may engage in commercial banking or financial advisory transactions with MCC and its affiliates.

                   DESCRIPTION OF THE TRANSACTION AGREEMENTS

    The following, as well as other information included elsewhere in this Prospectus Supplement and in the Prospectus, summarizes the material terms of the Transfer and Servicing Agreement, the Contribution and Sale Agreement, the Administration Agreement, the Trust Agreement (collectively, the "Transaction Agreements"), forms of which have been filed as exhibits to the Registration Statement. Copies of the Transaction Agreements will be filed with the Commission following the issuance of the Notes. The following summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Transaction Agreements. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Transaction Agreements set forth under the heading "Description of the Transaction Agreements" in the Prospectus, to which description reference is hereby made.

TRANSFER AND ASSIGNMENT OF RECEIVABLES

    Certain information with respect to the conveyances on the Closing Date and each Transfer Date of the Receivables from MCC to the Transferor pursuant to the Contribution and Sale Agreement and from the Transferor to the Trust pursuant to the Transfer and Servicing Agreement is set forth under "Description of the Transaction Agreements--Transfer and Assignment of Receivables" in the Prospectus.

Under certain circumstances the Transferor will be required to repurchase Receivables from the Trust. See "Risk Factors--Risks Relating to Perfection of Interests in Receivables and in Financed Equipment" and "Description of the Transaction Agreements --Transfer and Assignment of Receivables" in the Prospectus.

ACCOUNTS

    In addition to the Accounts referred to in the Prospectus under "Description of the Transaction Agreements--Accounts," the Transferor will also establish and maintain the Reserve Account in the name of the Indenture Trustee on behalf of the Noteholders. See "--Reserve Account" herein.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

    The Servicing Fee to be paid to the Servicer with respect to each Collection Period will be 0.5% per annum of the Pool Balance as of the first day of each Collection Period. The Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates) will be paid solely to the extent of the Available Interest Amount, and, to the extent necessary, from funds available in the Reserve Account. However the Servicing Fee will be paid prior to the distribution of any portion of the Available Interest Amount to the Administrator and the Noteholders, and deposits into the Collection Account shall be made net of such amounts. The Servicer shall also be entitled to any Servicer's Yield, and deposits into the Collection Account shall be made net of such amounts. See "Description of the Transaction Agreements--Servicing Compensation and Payment of Expenses" in the Prospectus.

DISTRIBUTIONS

    DEPOSITS TO COLLECTION ACCOUNT. By the second business day prior to a Distribution Date (each, a "Determination Date"), the Servicer will provide the Indenture Trustee with certain information with respect to the related Collection Period, including the amount of aggregate collections on the Receivables and the aggregate Acquisition Amount of Receivables required to be repurchased by the Transferor or required to be purchased by the Servicer.

    Except as provided in the Prospectus, the Servicer will deposit all amounts collected during each Collection Period into the Collection Account within two business days of receipt and identification thereof. See "Description of the Transaction Documents--Payments on Recievables" in the Prospectus.

    WITHDRAWALS FROM THE COLLECTION ACCOUNT, INTEREST PAYMENT ACCOUNT AND PRINCIPAL FUNDING ACCOUNT. On the second Business Day prior to each Distribution Date, the Servicer shall instruct the Indenture Trustee to withdraw from the Collection Account the Available Interest Amount and the Available Principal Amount for deposit in the Interest Payment Account and the Principal Funding Account, respectively, and to make the following deposits and distributions for receipt by the Servicer or for deposit in the Note Distribution Account by 12:00 noon (New York time) on such following Distribution Date to the extent of the Available Interest Amount and the Available Principal Amount:

           (i) from the Available Interest Amount on deposit in the Interest Payment Account, in the following order of priority:

           (A) to the Servicer, the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods;

           (B) to the Administrator under the Administration Agreement, the Administration Fee and all unpaid Administration Fees from prior Collection Periods;

           (C) to the Note Distribution Account, the Noteholders' Class A Interest Distributable Amount;

           (D) to the Reserve Account, the positive difference, if any, by which
       (i) the Specified Reserve Account Balance for such Distribution Date exceeds (ii) the amount on deposit in the

       Reserve Account on such Distribution Date (not taking into account the amount deposited into the Reserve Account on such Distribution Date described by this clause (D)).

           (E) to the Principal Funding Account, the positive difference, if any, by which the Principal Distribution Amount exceeds the Available Principal Amount (not taking into account the amount of the Available Principal Amount derived from clause (iii) of the definition thereof);

           (F) to the Note Distribution Account, the Noteholders' Class B Interest Distributable Amount; and

           (G) to the Transferor, the remaining Available Interest Amount.

           (ii) from the Available Principal Amount on deposit in the Principal Funding Account, in the following order of priority:

           (A) on each Distribution Date with respect to the Revolving Period
       (1) first, to the Reserve Account the positive difference, if any, by which (a) the Specified Reserve Account Balance for such Distribution Date exceeds (b) the amount on deposit in the Reserve Account (after taking into account the amount deposited into the Reserve Account on such Distribution Date as described in clause (i)(D) above but not taking into account the amount deposited into the Reserve Account on such Distribution Date pursuant to this clause (ii)(A)) and (2) second, the Available Principal Amount remaining after the application of clause (1) above in this clause (A) will be retained in the Principal Funding Account and will be paid to the Transferor in connection with transfers of Subsequent Receivables to the Issuer; and

           (B) on each Distribution Date with respect to the Amortization Period, (1) first, to the Note Distribution Account, the Class A Noteholders' Principal Distributable Amount, (2) second, to the Reserve Account, the positive difference, if any, by which (a) the Specified Reserve Account Balance for such Distribution Date exceeds (b) the amount on deposit in the Reserve Account (after taking into account the amount deposited into the Reserve Account on such Distribution Date pursuant to clause (i)(D) above but not taking into account the amount deposited into the Reserve Account on such Distribution Date pursuant to this clause
       (B)) and (3) third, to the Note Distribution Account, the Class B Noteholders' Principal Distributable Amount;

           (iii) on the first Distribution Date with respect to the Amortization Period, from Available Principal Amounts deposited in the Principal Funding Account on prior Distribution Dates that were not used to purchase Subsequent Receivables from the Transferor on or prior to such Distribution Date ("Remaining Available Principal Amounts"), in the following order of priority:

           (A) to the Note Distribution Account, the Class A Noteholders' Percentage of the Remaining Available Principal Amounts; and

           (B) to the Note Distribution Account, the Class B Noteholders' Percentage of the Remaining Available Principal Amounts.

    Notwithstanding the foregoing, if an Event of Default has occurred and the maturity of the Class A Notes has been accelerated the Class B Noteholder will not be entitled to receive any distributions of interest or principal until the Class A Notes have been paid in full and amounts standing to the credit of the Collection Account, the Interest Payment Account and the Principal Funding Account shall be applied by the Indenture Trustee first, to the payment of certain amounts owing to the Indenture Trustee, second, to the payment of amounts of interest due and unpaid with respect to the Class A Notes and third, to the payment of amounts of principal due and unpaid with respect to the Class A Notes.

    Funds will be withdrawn from amounts on deposit in the Reserve Account to the extent described below. See "Description of the Transaction
Agreements--Reserve Account."

    "Acquired Receivable" means a Receivable acquired as of the close of business on the last day of a Collection Period by the Servicer pursuant to the Transfer and Servicing Agreement or reacquired as of such time by the Transferor pursuant to the Transfer and Servicing Agreement.

    "Acquisition Amount" means the amount, as of the close of business on the last day of a Collection Period, required to prepay in full the respective Receivable under the terms thereof (including interest at the related APR (the "Cut-off Date APR") to the end of the month of acquisition).

    "Available Interest Amount" means, with respect to any Distribution Date, the sum of the following amounts, without duplication, with respect to the preceding Collection Period: (i) all the portion of all Collections received during such Collection Period (including any such amounts received with respect to prepayments and the discounted portion of any Discounted Receivable) allocable to interest, (ii) all Investment Earnings with respect to such Distribution Date, (iii) all Liquidation Proceeds and Recoveries received during such Collection Period and (iv) the portion of all Acquisition Amounts received during such Collection Period allocable to interest, but excluding in each case
(x) all payments and proceeds (including Liquidation Proceeds and Recoveries) of any Acquired Receivables the principal portion of which has been included in the Principal Distribution Amount in a prior Collection Period and (y) any Excluded Amounts.

    "Available Principal Amount" means, with respect to any Distribution Date, the sum of the following amounts, without duplication, with respect to the preceding Collection Period: (i) that portion of all Collections received during such Collection Period (including any such amounts received with respect to prepayments but excluding the discounted portion of any Discounted Receivable) allocable to principal, (ii) the portion of all Acquisition Amounts received during such Collection Period allocable to principal, (iii) the portion of the Available Interest Amount deposited in the Principal Funding Account as described in clause (i)(C) above, but excluding in each case (x) all payments and proceeds of any Acquired Receivables the principal portion of which has been included in the Principal Distribution Amount in a prior Collection Period and
(y) any Excluded Amounts.

    "Class A Note Interest Rate" means 6.85% per annum.

    "Class B Note Interest Rate" means 6.85% per annum.

    "Class A Noteholders' Monthly Principal Distributable Amount" means, with respect to any Distribution Date with respect to the Amortization Period, the lesser of (a) the Class A Noteholders' Percentage of the Principal Distribution Amount and (b) the outstanding principal balance of the Class A Notes.

    "Class A Noteholders' Percentage" means (i) as long as the Pool Balance is greater than $82,663,946 and the Cumulative Net Loss Ratio is less than 3%, the percentage equivalent of a fraction, the numerator of which is the principal balance of the Class A Notes and the denominator of which is the Pool Balance, in each case, as of the close of business on the last day of the Revolving Period, and (ii) from and after the first to occur of (x) the date on which the Pool Balance is less than or equal to $82,663,946 or (y) the date on which the Cumulative Net Loss Ratio is equal to or greater than 3%, 100%.

    "Class A Noteholders' Principal Distributable Amount" means, with respect to any Distribution Date with respect to the Amortization Period, the Class A Noteholders' Monthly Principal Distributable Amount for such Distribution Date; PROVIDED, HOWEVER, that the Class A Noteholders' Monthly Principal Distributable Amount shall not exceed the outstanding principal amount of the Class A Notes, and on the Final Scheduled Distribution Date, the Class A Noteholders' Principal Distributable Amount will include the amount necessary (after giving effect to the other amounts to be deposited in the Note Distribution Account on such Distribution Date and allocable to principal) to reduce the outstanding principal amount of the Class A Notes to zero.

    "Class B Noteholders' Percentage" means (i) as long as the Pool Balance is greater than $82,663,946 and the Cumulative Net Loss Ratio is less than 3%, 100% minus the Class A Noteholders' Percentage (if any Class A Notes are outstanding), and (ii) from and after the first to occur of (x) the date on which the Pool Balance is less than or equal to $82,663,946 or (y) the date on which the Cumulative Net Loss Ratio equals or exceeds 3%, 0%; PROVIDED, that after the Distribution Date on which the Class A Notes are paid in full, the Class B Noteholders' Percentage shall equal 100%.

    "Class B Noteholders' Principal Distributable Amount" means, with respect to any Distribution Date with respect to the Amortization Period, the Class B Noteholders' Percentage of the Principal Distribution Amount.

    "Collection Period" means, with respect to the first Distribution Date, the calendar month ending on May 31, 1997, and with respect to each subsequent Distribution Date, the preceding calendar month.

    "Defaulted Receivable" means any Receivable as to which all or any portion of any unpaid Scheduled Payment has been charged off as uncollectible on the Servicer's computer system for servicing the Receivables in accordance with the Servicer's customary and normal collection and servicing procedures or as to which the Servicer has repossessed the related Financed Equipment; PROVIDED, HOWEVER, that the Servicer shall charge off a Receivable as uncollectible on its computer system for servicing the Receivables no later than the date on which such Receivable becomes 180 days delinquent. A Receivable shall become a Defaulted Receivable on the earlier to occur of (a) the date on which such Receivable is recorded as charged off as uncollectible on the Servicer's computer system for servicing the Receivables or (b) the date that the Servicer has repossessed the related Financed Equipment.

    "Excluded Amounts" means (i) any payments received from an Obligor in connection with any insurance premiums or fees, or taxes or other charges imposed by any governmental authority, (ii) any indemnity payments made by an Obligor pursuant to any Receivable, (iii) any make-whole amounts paid to the Servicer as a portion of Servicer's Yield and (iv) all late fees, extension fees, and other incidental charges (from whatever source) collected with respect to any Receivable.

    "Liquidation Proceeds" means, with respect to any Defaulted Receivable, the moneys collected in respect thereof, from whatever source (including any insurance proceeds) during the Collection Period in which such Receivable became a Defaulted Receivable, net of the sum of any amounts expended by the Servicer in connection with such liquidation and any amounts required by law to be remitted to the Obligor on such Defaulted Receivable.

    "Monthly Class A Note Interest" means, with respect to any Distribution Date, an amount equal to one-twelfth of the product of (a) the Class A Note Interest Rate and (b) the outstanding principal balance of the Class A Notes as of the close of business on the preceding Distribution Date after giving effect to all payments of principal made to the Class A Noteholders on such preceding Distribution Date; PROVIDED, HOWEVER, that with respect to the first Distribution Date, interest on the outstanding principal balance of the Class A Notes will accrue from and including the Closing Date to but excluding the June 1997 Distribution Date and will be calculated on the basis of a 360-day year of twelve 30-day months.

    "Monthly Class B Note Interest" means, with respect to any Distribution Date, an amount equal to one-twelfth of the product of (a) the Class B Note Interest Rate and (b) the outstanding principal balance of the Class B Notes as of the close of business on the preceding Distribution Date after giving effect to all payments of principal made to the Class B Noteholder on such preceding Distribution Date; PROVIDED, HOWEVER, that with respect to the first Distribution Date, interest on the outstanding principal balance of the Class B Notes will accrue from and including the Closing Date to but excluding the June 1997 Distribution Date and will be calculated on the basis of a 360-day year of twelve 30-day months.

    "Noteholders' Class A Interest Carryover Shortfall" means, with respect to any Distribution Date, the sum of (a) the excess of (i) the sum of (A) the Monthly Class A Note Interest for the preceding Distribution Date and (B) any outstanding Noteholders' Class A Interest Carryover Shortfall on such preceding Distribution Date, over (ii) the amount in respect of interest that is actually deposited in the Note Distribution Account on such preceding Distribution Date and allocated to the Class A Notes for such Distribution Date, plus (b) interest on the amount of interest due but not paid to the Class A Noteholders on the preceding Distribution Date, to the extent permitted by law, at the Class A Note Interest Rate from and including such preceding Distribution Date to but excluding the current Distribution Date.

    "Noteholders' Class A Interest Distributable Amount" means, with respect to any Distribution Date, the sum of (a) the Monthly Class A Note Interest for such Distribution Date and (b) the Noteholders' Class A Interest Carryover Shortfall for such Distribution Date.

    "Noteholders' Class B Interest Carryover Shortfall" means, with respect to any Distribution Date, the sum of (a) the excess of (i) the sum of (A) the Monthly Class B Note Interest for the preceding Distribution Date and (B) any outstanding Noteholders' Class B Interest Carryover Shortfall on such preceding Distribution Date, over (ii) the amount in respect of interest that is actually deposited in the Note Distribution Account on such preceding Distribution Date and allocated to the Class B Notes for such Distribution Date, plus (b) interest on the amount of interest due but not paid to the Class B Noteholder on the preceding Distribution Date, to the extent permitted by law, at the Class B Note Interest Rate from and including such preceding Distribution Date to but excluding the current Distribution Date.

    "Noteholders' Class B Interest Distributable Amount" means, with respect to any Distribution Date, the sum of (a) the Monthly Class B Note Interest for such Distribution Date and (b) the Noteholders' Class B Interest Carryover Shortfall for such Distribution Date.

    "Principal Distribution Amount" means, with respect to any Distribution Date, the sum of the following amounts, without duplication (i) that portion of all Collections on the Receivables allocable to principal with respect to the preceding Collection Period; (ii) the amount of Realized Losses with respect to the preceding Collection Period (except to the extent included in clause (iii) below), (iii) the Principal Balance of each Receivable that the Servicer became obligated to acquire or that the Transferor became obligated to reacquire with respect to the preceding Collection Period (except to the extent included in clause (i) above), and (iv) the aggregate amount of all Principal Distribution Amounts with respect to prior Distribution Dates that have not previously been deposited into the Principal Funding Account on previous Distribution Dates.

    "Realized Loss" means, with respect to any Collection Period, for any Receivable which became a Defaulted Receivable during such Collection Period, the Principal Balance of such Defaulted Receivable.

    "Recoveries" means, with respect to any Defaulted Receivable (a) monies collected in respect thereof, from whatever source (including insurance proceeds) during any Collection Period following the Collection Period in which such Receivable became a Defaulted Receivable, net of (b) the sum of any out-of-pocket costs and expenses of collection (including attorneys fees and expenses deducted therefrom) expended by the Servicer in connection with such Defaulted Receivable and any amounts required by law to be remitted to the Obligor.

    "Scheduled Payment" on a Receivable means the Scheduled Principal Payment or scheduled interest payment for such Receivable.

    "Scheduled Principal Payment" means, with respect to any Receivable, that portion of the regularly scheduled payment required to be paid in accordance with the terms and conditions of such Receivable as in effect on the applicable Cut-off Date (other than by reason of acceleration of such Scheduled Principal Payment in connection with a default under such Receivable or any other event that causes a payment to become due prior to its scheduled payment date pursuant to the terms of such Receivable as in effect on the applicable Cut-off Date) that is allocable to principal; PROVIDED, HOWEVER, that the Scheduled Principal Payments of Discounted Receivables shall be reduced by the amount specified by the Transferor on the Schedule of Receivables delivered to the Owner Trustee and the Indenture Trustee on the related Transfer Date.

    On each Distribution Date, all amounts on deposit in the Note Distribution Account will be distributed to the Noteholders.

EARLY AMORTIZATION EVENTS

    As described above, the Revolving Period will continue until the close of business on August 31, 2000, at which time the Amortization Period will begin and continue to the earlier of the payment in full of the Notes and the Final Scheduled Distribution Date, unless an Early Amortization Event occurs prior to any of such dates, thereby commencing the Amortization Period. An "Early Amortization Event" will mean any of the following events:

        (a) Failure on the part of the Transferor or the Servicer to make any payment or deposit under the Transfer and Servicing Agreement or the Contribution and Sale Agreement on or before the date occurring three business days after such payment or deposit is required to be made.

        (b) Failure on the part of the Transferor or the Servicer to duly observe or perform in any material respect any other covenants or agreements of the Transferor or the Servicer set forth in the Transfer and Servicing Agreement or the Contribution and Sale Agreement, which failure materially and adversely affects the rights of the Class A Noteholders and which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given (A) to the Transferor or the Servicer (as the case may be) by the Owner Trustee or the Indenture Trustee or (B) to the Servicer or the Transferor (as the case may be) and the Owner Trustee and the Indenture Trustee by the Holders of Class A Notes evidencing not less than 25% of the Outstanding Amount of the Class A Notes.

        (c) Any representation or warranty made by MCC in the Contribution and Sale Agreement or by the Transferor or the Servicer in the Transfer and Servicing Agreement or any information in the Schedule of Receivables (x) shall prove to be incorrect in any material respect when made or when delivered, (y) which continues to be incorrect in any material respect for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to (A) MCC, the Transferor or the Servicer (as the case may be) by the Owner Trustee or the Indenture Trustee or (B) MCC, the Transferor or the Servicer (as the case may be) and the Owner Trustee and the Indenture Trustee by Holders of Class A Notes evidencing not less than 25% of the Outstanding Amount of the Class A Notes and (z) as a result of which the interest of the Class A Noteholders are materially and adversely affected; PROVIDED, HOWEVER, that an Early Amortization Event shall not be deemed to occur pursuant to this clause (c) if MCC, the Transferor or the Servicer (as the case may be) shall have acquired the relevant Receivable pursuant to the Contribution and Sale Agreement or the Transfer and Servicing Agreement (as applicable) by depositing the related Acquisition Amount in the Collection Account pursuant to the Transfer and Servicing Agreement.

        (d) An Insolvency Event shall occur with respect to MCC or the Transferor.

        (e) The Transferor or the Trust shall become subject to registration as an "investment company" under the Investment Company Act of 1940, as amended.

        (f) The Pool Balance shall be less than the outstanding principal balance of the Notes for any three consecutive Distribution Dates.

        (g) A Servicer Termination Event shall occur.

        (h) The amount on deposit in the Reserve Account shall be less than the Specified Reserve Account Balance for any three consecutive Distribution Dates.

        (i) An Event of Default shall have occurred and be continuing and the Notes shall be declared immediately due and payable.

        (j) The average of the Trust Yields for any three consecutive Monthly Periods is less than the average of the Base Rates for such period.

        (k) the Cumulative Net Loss Ratio shall exceed 3%.

    The Amortization Period will commence on the day as of which an Early Amortization Event is deemed to have occurred (but, in the case of any event described in paragraph (a), (b) or (c), after any applicable grace period). In such event, distributions of principal to the Class A Noteholders will begin on the Distribution Date in the month following the month in which the Early Amortization Event occurs. If, because of the occurrence of an Amortization Event, the Amortization Period begins earlier than the Amortization Date, Class A Noteholders will begin receiving distributions of principal earlier than they would otherwise have under the Agreement, which may shorten the final maturity of the related Class of Class A Notes.

    "Base Rate" means, with respect to any Collection Period, the annualized percentage equivalent of a fraction, the numerator of which is equal to the sum of (a) the Noteholders' Class A Interest Distributable Amount and the Noteholders' Class B Interest Distributable Amount, each for the related Distribution Date, (b) the Administration Fee with respect to such Collection Period and (c) the Servicing Fee with respect to such Collection Period and the denominator of which is the Pool Balance as of the close of business on the last day of such Collection Period.

    "Cumulative Net Loss Ratio" means the percentage equivalent of a fraction, the numerator of which is the excess, if any, of the cumulative aggregate Realized Loss for each Collection Period from the Closing Date over the sum of
(a) the cumulative aggregate Liquidation Proceeds for each Collection Period from the Closing Date and (b) the cumulative aggregate Recoveries for each Collection Period from the Closing Date, and the denominator of which is the Initial Pool Balance.

    "Trust Yield" means, with respect to any Collection Period, the annualized percentage equivalent of a fraction, the numerator of which is equal to the Available Interest Amount for the related Distribution Date and the denominator of which is equal to the Pool Balance as of the close of business on the last day of such Collection Period.

RESERVE ACCOUNT

    The rights of the Class B Noteholder to receive distributions with respect to the Receivables generally will be subordinated to the rights of the Class A Noteholders in the event of defaults and delinquencies on the Receivables, as provided in the Indenture, the Trust Agreement and the Transfer and Servicing Agreement. The protection afforded to the Class A Noteholders through subordination will be effected by the preferential right of the Class A Noteholders to receive both current distributions with respect to the Receivables and withdrawals from the Reserve Account. The Reserve Account will be created with an initial deposit by the Transferor on the Closing Date of the Reserve Account Initial Deposit and will be augmented on each Distribution Date, up to the applicable Specified Reserve Account Balance for such Distribution Date, by deposit therein of (i) at all times, the Available Interest Amount remaining after the payment of the Servicing Fee, the Administration Fee and the deposit of the Noteholders' Class A Interest Distributable Amount, into the Note Distribution Account on such Distribution Date and (ii) with respect to (a) the Revolving Period, amounts in the Principal Funding Account and (b) the Amortization Period, amounts remaining in the Principal Funding Account after payment on such Distribution Date of the Class A Noteholders' Monthly Principal Distributable Amount, in each case as described above under "-- Distributions." Amounts on deposit in the Reserve Account will be released on each Distribution Date to the Transferor to the extent that the amount on deposit in the Reserve Account (after giving effect to withdrawals made on such Distribution Date) exceeds the Specified Reserve Account Balance on such Distribution Date; PROVIDED, HOWEVER, that if, after giving effect to all payments made on the Notes on such Distribution Date, the Pool Balance as of the end of the preceding Collection Period is less than the outstanding principal balance of the Notes, any such excess amounts will be retained in the Reserve Account for application as described herein.

    "Specified Reserve Account Balance" with respect to any Distribution Date means the sum of (a) 1% of the Initial Pool Balance ($3,306,558) and (b) the sum, without duplication, of (i) the aggregate of all Remaining Residual Amounts as of the close of business on the last day of the preceding Collection Period and (ii) the aggregate of all Obligor Over-concentration Amounts as of the close of business on the last day of the preceding Collection Period; PROVIDED, HOWEVER, that the Specified Reserve Account Balance shall not exceed the outstanding principal balance of the Class A Notes.

    "Obligor Over-concentration Amount" means, with respect to any Obligor as of any date of determination, an amount equal to the product of (a) the positive difference, if any, by which (i) the percentage equivalent of a fraction, the numerator of which is the aggregate of the Principal Balance of each Receivable relating to such Obligor as of such date of determination and the denominator of which is the Pool Balance as of such date of determination, exceeds (ii) 1.5% and (b) the Pool Balance as of such date of determination.

    "Remaining Residual Amount" means, with respect to any Lease that is an NTOOL as of any date of determination, that portion of the aggregate amount initially financed with respect to such Lease the repayment of which is not guaranteed by the terms of the lease, as such amount is reduced from time to time in accordance with the terms of such lease. For a description of NTOOLs, see "The Receivables Pool" in the Prospectus.

    If the amount on deposit in the Reserve Account is greater than the Specified Reserve Account Balance for such Distribution Date, the Servicer shall instruct the Indenture Trustee to distribute the amount of the excess to the Transferor; PROVIDED, HOWEVER, that if, after giving effect to all payments made on the Notes on such Distribution Date, the Pool Balance as of the end of the preceding Collection Period is less than the sum of the outstanding principal amount of the Notes, such excess amount shall not be distributed to the Transferor and shall be retained in the Reserve Account available for application in accordance with the Transfer and Servicing Agreement. Upon the Final Scheduled Distribution Date or the date of the optional purchase of the Receivables by the Servicer (but only after payment of all interest and principal of the Notes), the Servicer shall instruct the Indenture Trustee to distribute the Reserve Account balance to the Transferor. Upon any distribution to the Transferor of amounts from the Reserve Account, the Noteholders will not have any rights in, or claims to, such amounts.

    Funds will be withdrawn from the amount on deposit in the Reserve Account
(a) to the extent that the Available Interest Amount is insufficient to pay the sum of the Servicing Fee for the immediately preceding Collection Period and all unpaid Servicing Fees from prior Collection Periods, the Administration Fee for the immediately preceding Collection Period and all unpaid Administrative Fees from prior Collection Periods, the Noteholders' Class A Interest Distributable Amount for such Distribution Date and, during the Revolving Period, the positive difference, if any, by which the Principal Distribution Amount exceeds the Available Principal Amount and, (b) during the Amortization Period, to the extent that the Class A Noteholders' Principal Distributable Amount exceeds the amount deposited into the Note Distribution Account with respect thereto, and funds in the amount of such deficiencies, to the extent available, will be deposited in the Principal Funding Account or the Note Distribution Account, as applicable. Notwithstanding the foregoing, if an Event of Default has occurred and the maturity of the Class A Notes has been accelerated, amounts on deposit in the Reserve Account shall be applied by the Indenture Trustee first, to the payment of certain amounts owing to the Indenture Trustee, second, to the payment of amounts of interest due and unpaid with respect to the Class A Notes and third, to the payment of amounts of principal due and unpaid with respect to the Class A Notes.

    The availability of funds in the Reserve Account is intended to enhance the likelihood of receipt by the Class A Noteholders of the full amount of principal and interest due them and to decrease the likelihood that the Class A Noteholders will experience losses. In addition, the subordination of the

Class B Notes to the Class A Notes is intended to provide the Class A Noteholders with these same protections. However, because in certain circumstances the Reserve Account could be depleted and/or the aggregate amount of Realized Losses could exceed the amount of the Class B Notes, these protections are limited.

                              ERISA CONSIDERATIONS

    The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code, impose certain requirements on employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans and certain collective investment funds or insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that are subject to the fiduciary responsibility provisions of ERISA and/or Section 4975 of the Code (collectively, "Plans"), and on persons who are fiduciaries with respect to Plans, in connection with the investment of "plan assets" of any Plan ("Plan Assets"). ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. Generally, any person who has discretionary authority or control respecting the management or disposition of Plan Assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary with respect to such Plan Assets.

    ERISA and Section 4975 of the Code prohibit a broad range of transactions involving Plan Assets and persons ("Parties in Interest" under ERISA and "Disqualified Persons" under the Code) who have certain specified relationships to a Plan or its Plan Assets, unless a statutory or administrative exemption is available. Parties in Interest or Disqualified Persons that participate in a prohibited transaction may be subject to a penalty imposed under ERISA and/or an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

    Subject to the considerations described below, the Class A Notes are eligible for purchase with Plan Assets of any Plan.

    Any fiduciary or other Plan investor considering whether to purchase the Class A Notes with Plan Assets of any Plan should determine whether such purchase is consistent with its fiduciary duties and whether such purchase would constitute or result in a non-exempt prohibited transaction under ERISA and/or
Section 4975 of the Code because any of the Transferor or the Servicer, (as subsidiaries of Metropolitan Life Insurance Company or as affiliates of New England Life Insurance Company and New England Securities Corporation), the Indenture Trustee, the Owner Trustee or any other party may be Parties in Interest or a Disqualified Person with respect to the investing Plan and may be deemed to be benefiting from the issuance of the Class A Notes. Any fiduciary or other Plan investor considering whether to purchase or hold the Class A Notes should consult with its counsel regarding (a) the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code to such investment, and (b) if the Transferor or the Servicer is a Party in Interest or Disqualified Person with respect to the investing Plan, the availability of exemptive relief under U.S. Department of Labor ("DOL") Prohibited Transaction Class Exemption ("PTCE") 96-23 (relating to transactions determined by "in-house asset managers"), 95-60 (relating to transactions involving insurance company general accounts), 91-38 (relating to transactions involving bank collective investment funds), 90-1 (relating to transactions involving insurance company pooled separate accounts) or 84-14 (relating to transactions determined by independent "qualified professional asset managers") or any other prohibited transaction exemption issued by the DOL. A purchaser of the Class A Notes should be aware, however, that even if the conditions specified in one or more of the above-referenced exemptions are met, the scope of the exemptive relief provided by the exemption might not cover all acts which might be construed as prohibited transactions.

    In addition, under DOL Regulation Section 2510.3-101 (the "Plan Asset Regulation"), the purchase with Plan Assets of equity interests in the Trust could, in certain circumstances, cause the Receivables and other assets of the Trust to be deemed Plan Assets of the investing Plan which, in turn, would subject the Trust and its assets to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code. Nevertheless, because the Class A Notes (a) will be treated as indebtedness under local law and debt, rather than equity, for tax purposes (see "Federal Income Tax Considerations -- Tax Consequences to Holders of the Notes -- Treatment of the Notes as Indebtedness" in the Prospectus), and (b) should not be deemed to have any "substantial equity features," purchases of the Class A Notes with Plan Assets should not be treated as equity investments and, therefore, the Receivables and other assets included as assets of the Trust should not be deemed to be Plan Assets of the investing Plans. Those conclusions are based, in part, upon the traditional debt features of the Class A Notes, including the reasonable expectation of purchasers of the Class A Notes that the Class A Notes (which are highly rated by the Rating Agencies) will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. Before purchasing or holding the Class A Notes, a fiduciary or other Plan investor should itself confirm that the Class A Notes constitute indebtedness, and have no substantial equity features, for purposes of the Plan Asset Regulation.

    The Class A Notes may not be purchased or held by any Plan, or any person investing Plan Assets of any Plan, if any of the Transferor, the Servicer, the Indenture Trustee, the Owner Trustee or any of their respective affiliates (a) has investment or administrative discretion with respect to the Plan Assets used to effect such purchase; (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such Plan Assets, for a fee and pursuant to an agreement or understanding that such advice (1) will serve as a primary basis for investment decisions with respect to such Plan Assets, and
(2) will be based on the particular investment needs of such Plan; or (c) is an employer maintaining or contributing to such Plan. Each purchaser or holder of the Class A Notes or any interest therein will be deemed to have represented by its purchase and holding thereof that it is not subject to the foregoing limitation.

    ANY FIDUCIARY OR OTHER PLAN INVESTOR CONSIDERING WHETHER TO PURCHASE ANY CLASS A NOTES ON BEHALF OF OR WITH PLAN ASSETS OF ANY PLAN SHOULD CONSULT WITH ITS COUNSEL AND REFER TO THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS FOR GUIDANCE REGARDING THE ERISA CONSIDERATIONS APPLICABLE TO THE CLASS A NOTES OFFERED HEREBY.

    For further information, see "ERISA Considerations" in the Prospectus.

                                  UNDERWRITING

    Subject to the terms and conditions set forth in the underwriting agreement relating to the Class A Notes (the "Class A Note Underwriting Agreement"), the Transferor has agreed to cause the Trust to sell to Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriter"), and the Underwriter has agreed to purchase, the entire principal amount of Class A Notes.

    In the Class A Note Underwriting Agreement, the Underwriter has agreed, subject to the terms and conditions therein, to purchase all the Class A Notes offered hereby if any of the Class A Notes are purchased. The Transferor has been advised by the Underwriter that it proposes initially to offer the Class A Notes to the public at the price set forth on the cover page of this Prospectus Supplement, and to certain dealers at such price less a concession not in excess of 0.175% per Class A Note. The Underwriter may allow and such dealers may re-allow a concession not in excess of 0.1% per Class A Note to certain other dealers. After the initial public offering, the public offering price and such concessions may be changed.

    The Class A Note Underwriting Agreement provides that the Transferor and MCC will indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the Underwriter may be required to make in respect thereof.

    The Indenture Trustee and the Owner Trustee (on behalf of the Trust) may, from time to time, invest the funds in the Trust Accounts in Eligible Investments acquired from the Underwriter.

    The Underwriter may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the Underwriter to reclaim a selling concession from a syndicate member when the securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would otherwise be in the absence of such transactions. However, neither the Issuer nor the Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Class A Notes.

                                 LEGAL OPINIONS

    Certain legal matters relating to the Notes will be passed upon for the Transferor and the Servicer by Davis Wright Tremaine LLP special counsel for the Transferor and the Servicer and by Paul Graf, Senior Vice President and General Counsel for MCC, and for the Underwriter by Orrick, Herrington & Sutcliffe LLP, Washington, D.C. Certain federal income tax matters will be passed upon for the Trust by Orrick, Herrington & Sutcliffe LLP, Washington, D.C.

                                 INDEX OF TERMS

    Set forth below is a list of the defined terms used in this Prospectus Supplement and defined herein and the pages on which the definitions of such terms may be found herein. Certain defined terms used in this Prospectus Supplement are defined in the Prospectus. See "Index of Terms" in the Prospectus.

Acquired Receivable..........................................................           S-29
Acquisition Amount...........................................................           S-29
Administration Agreement.....................................................           S-12
Administration Fee...........................................................           S-12
Administrator................................................................           S-12
Amortization Date............................................................            S-9
Amortization Period..........................................................            S-9
APR..........................................................................      S-5, S-16
Available Interest Amount....................................................           S-29
Available Principal Amount...................................................           S-29
Base Rate....................................................................           S-33
Cede.........................................................................            S-2
Class A Note Interest Rate...................................................     S-6, S-25,
                                                                                        S-29
Class A Note Pool Factor.....................................................           S-24
Class A Note Underwriting Agreement..........................................           S-36
Class A Noteholders..........................................................            S-6
Class A Noteholders' Monthly Principal Distributable Amount..................           S-29
Class A Noteholders' Percentage..............................................           S-29
Class A Noteholders' Principal Distributable Amount..........................           S-29
Class A Notes................................................................       S-1, S-3
Class B Note Interest Rate...................................................           S-29
Class B Noteholder...........................................................            S-2
Class B Noteholders' Percentage..............................................           S-29
Class B Noteholders' Principal Distributable Amount..........................           S-30
Class B Notes................................................................            S-2
Closing Date.................................................................            S-3
Collection Account...........................................................           S-11
Collection Period............................................................      S-8, S-30
Commission...................................................................            S-2
Contribution and Sale Agreement..............................................            S-4
Cumulative Net Loss Ratio....................................................           S-33
Cut-off Date.................................................................            S-4
Cut-off Date APR.............................................................           S-29
Defaulted Receivable.........................................................           S-30
Determination Date...........................................................           S-27
Discounted Receivables.......................................................            S-5
Distribution Date............................................................      S-1, S-6,
                                                                                        S-25
DOL..........................................................................           S-35
DTC..........................................................................            S-2
Early Amortization Event.....................................................           S-32
Eligible Franchise Concept...................................................           S-15
ERISA........................................................................           S-35
Exchange Act.................................................................            S-2
Excluded Amounts.............................................................           S-30
Final Scheduled Distribution Date............................................            S-2
Financed Equipment...........................................................            S-2
Franchise Finance Portfolio..................................................           S-15
Indenture....................................................................            S-3
Indenture Trustee............................................................            S-3
Initial Cut-off Date.........................................................            S-4
Initial Cut-off Date APR.....................................................            S-5
Initial Pool Balance.........................................................            S-4

Initial Receivables..........................................................            S-4
Issuer.......................................................................            S-1
Leases.......................................................................            S-4
Liquidation Proceeds.........................................................           S-30
Loan Contracts...............................................................            S-4
MCC..........................................................................            S-3
Middle Market Portfolio......................................................           S-15
Minimum Weighted Average APR.................................................           S-16
Monthly Class A Note Interest................................................           S-30
Monthly Class B Note Interest................................................           S-30
Noteholders' Class A Interest Carryover Shortfall............................           S-30
Noteholders' Class A Interest Distributable Amount...........................           S-31
Noteholders' Class B Interest Carryover Shortfall............................           S-31
Noteholders' Class B Interest Distributable Amount...........................           S-31
Notes........................................................................       S-2, S-3
NTOOL........................................................................           S-15
Obligor Over-concentration Amount............................................           S-34
Owner Trustee................................................................            S-3
Plan Asset Regulation........................................................           S-36
Plan Assets..................................................................           S-35
Plans........................................................................           S-35
Pool Balance.................................................................            S-5
Principal Balance............................................................      S-5, S-16
Principal Distribution Amount................................................           S-31
Prospectus...................................................................            S-2
PTCE.........................................................................           S-35
Rating Agency................................................................           S-13
Realized Loss................................................................           S-31
Receivables..................................................................       S-2, S-4
Receivables Pool.............................................................           S-15
Record Date..................................................................            S-6
Recoveries...................................................................           S-31
Redemption Date..............................................................            S-7
Redemption Price.............................................................            S-7
Remaining Available Principal Amounts........................................      S-8, S-28
Remaining Residual Amount....................................................           S-34
Reserve Account..............................................................           S-10
Reserve Account Initial Deposit..............................................           S-10
Revolving Period.............................................................            S-9
Scheduled Payment............................................................           S-31
Scheduled Principal Payment..................................................           S-31
Scheduled Revolving Period Termination Date..................................            S-9
Servicer.....................................................................            S-3
Servicer's Yield.............................................................           S-12
Servicing Fee................................................................           S-12
Servicing Fee Rate...........................................................           S-12
Specified Reserve Account Balance............................................           S-34
Subsequent Cut-off Date......................................................            S-4
Subsequent Receivable........................................................            S-4
Transaction Agreements.......................................................           S-26
Transfer and Servicing Agreement.............................................            S-4
Transfer Date................................................................      S-9, S-26
Transferor...................................................................            S-3
Trust........................................................................       S-1, S-3
Trust Agreement..............................................................            S-3
Trust Yield..................................................................           S-33
Underwriter..................................................................           S-36

                                                                         ANNEX I

                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

    Except in certain limited circumstances, the globally offered MetLife Capital Equipment Loan Trust 1997-A Class A 6.85% Asset Backed Notes (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), Cedel Bank, societe anonyme ("Cedel") or the Euroclear System ("Euroclear"). The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

    Secondary market trading between investors holding Global Securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice (i.e., seven calendar day settlement).

    Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

    Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding Notes will be effected on a delivery against payment basis through the respective Depositaries of Cedel and Euroclear (in such capacity) and as DTC Participants.

    Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

    All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

    Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

    Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

    Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

    TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC Participants will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

    TRADING BETWEEN CEDEL AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

    TRADING BETWEEN DTC SELLER AND CEDEL OR EUROCLEAR PURCHASER. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, calculated on the basis of a year of 360 days, in each case for the actual number of days occurring in the period for which such interest is payable. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (I.E., the trade fails), the Cedel or Euroclear cash debit will be valued instead as of the actual settlement date.

    Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their accounts one day later.

    As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

    Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

    TRADING BETWEEN CEDEL OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Cedel or Euroclear will instruct the respective Depositary, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, calculated on the basis of a year of 360 days, in each case for the actual number of days occurring in the period for which such interest is payable. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or

Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date (I.E., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

    Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action was taken. At least three techniques should be readily available to eliminate this potential problem:

        (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

        (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

        (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

    A beneficial owner of Global Securities holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

    EXEMPTION FOR NON-U.S. PERSONS (FORM W-8). Beneficial owners of Notes that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

    EXEMPTION FOR NON-U.S. PERSONS WITH EFFECTIVELY CONNECTED INCOME (FORM
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

    EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES (FORM 1001). Non-U.S. Persons that are Noteholders residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Noteholder or his agent.

    EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

    U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The holder of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

    The term "U.S. Person" means (i) a citizen or resident of the United States,
(ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate or trust the income of which is includible in gross income for United States tax purposes, regardless of its source. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities. Further, the IRS has recently proposed new regulations that would revise some aspects of the current system for withholding on amounts paid to foreign persons. Under these proposed regulations, interest or OID paid to a nonresident alien would continue to be exempt from U.S. withholding taxes (including backup withholding) provided that the holder complies with the new certification procedures.

PROSPECTUS

                     METLIFE CAPITAL EQUIPMENT LOAN TRUSTS

                           CLASS A ASSET BACKED NOTES

                 METLIFE CAPITAL FUNDING CORP. III, TRANSFEROR
                     METLIFE CAPITAL CORPORATION, SERVICER
                               ------------------

    The Class A Asset Backed Notes (the "Class A Notes") described herein may be issued from time to time in one or more series (each, a "Series"), in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (a "Prospectus Supplement"). Each Series, which will include one or more classes of Class A Notes (each, a "Class"), will be issued by a limited purpose Delaware statutory business trust to be created with respect to such Series (each, a "Trust"). Each Trust will be created pursuant to (i) the filing of a certificate of trust with the Secretary of State of the State of Delaware, and (ii) a Trust Agreement to be entered into between MetLife Capital Funding Corp. III, as transferor (the "Transferor"), and the owner trustee specified in the related Prospectus Supplement (the "Owner Trustee"). The Class A Notes of each Series will be issued and secured pursuant to an Indenture between a Trust and the indenture trustee specified in the related Prospectus Supplement (the "Indenture Trustee") and will represent indebtedness of the related Trust. Each Trust will also issue Class B Asset Backed Notes (the "Class B Notes" and, together with the Class A Notes, the "Notes"). Only the Class A Notes will be offered by this Prospectus and any related Prospectus Supplement. The property of each Trust will include a pool of commercial loan contracts and/or equipment finance lease contracts, including the rights to receive certain payments made with respect to such contracts (collectively, the "Receivables") secured by new and/or used commercial and/or industrial equipment which was directly or indirectly acquired with the proceeds of, or leased pursuant to, such contracts (the "Financed Equipment"), certain monies due or to become due thereunder on and after the applicable Cut-off Date set forth in the related Prospectus Supplement and security interests in such Financed Equipment, all as described herein and in the related Prospectus Supplement. In addition, if so specified in the related Prospectus Supplement, the property of a Trust will include monies on deposit in a trust account (the "Pre-Funding Account") to be established in the name of the Indenture Trustee on behalf of the related Noteholders, which will be used to acquire additional Receivables (the "Subsequent Receivables") from the Transferor from time to time during the Funding Period specified in the related Prospectus Supplement.

    Each Class of Notes of any Series will represent the right to receive a specified amount of payments of principal and interest determined with respect to the related Receivables, at the rates, on the dates and in the manner described herein and in the Prospectus Supplement.

                                                   (CONTINUED ON FOLLOWING PAGE)

    POTENTIAL INVESTORS SHOULD CONSIDER THE INFORMATION SET FORTH IN "RISK FACTORS" COMMENCING ON PAGE 13 HEREIN.
                             ---------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
        SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                THIS PROSPECTUS. ANY REPRESENTATION TO THE
                      CONTRARY IS A CRIMINAL OFFENSE.

    Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of Class A Notes offered hereby unless accompanied by a Prospectus Supplement.

                            ------------------------

                  THE DATE OF THIS PROSPECTUS IS MAY 19, 1997

(CONTINUED FROM PREVIOUS PAGE)

    The right of each Class of Notes to receive payments may be senior or subordinate to the rights of one or more of the other Classes of such Series. Distributions on Class B Notes of a Series may be subordinated in priority to payments due on the related Class A Notes to the extent described herein and in the related Prospectus Supplement. A Series may include one or more Classes of Class A Notes and one or more Classes of Class B Notes which differ as to the timing and priority of payments, allocations of losses, interest rate or amount of distributions in respect of principal or interest or both. A Series may also include one or more Classes of Class A Notes and one or more Classes of Class B Notes entitled to distributions in respect of principal, with disproportionate, nominal or no interest distributions, or to distributions in respect of interest, with disproportionate, nominal or no principal distributions. The rate of payment in respect of principal of each Class of Notes will depend on the length of the Revolving Period, if any, with respect to such Class, the priority of payment of such Class and the rate and timing of payments (including prepayments, defaults, liquidations and repurchases of Receivables) on the related Receivables. A rate of payment on the related Receivables lower or higher than that anticipated may affect the weighted average life of each Class of Notes in the manner described herein and in the related Prospectus Supplement.

    The Notes of a given Series will represent obligations of the related Trust only and will not represent recourse obligations of or interests in, and will not be guaranteed or insured by, MetLife Capital Funding Corp. III or MetLife Capital Corporation or any of their respective affiliates. Prospective investors should consider the factors set forth under "Risk Factors" herein.

    Certain capitalized terms used herein are defined elsewhere in this Prospectus. A listing of the pages on which such terms are defined is found in the "Index of Terms" beginning on page 57.

    Each Series of Class A Notes offered hereby will be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization.

                             REPORTS TO NOTEHOLDERS

    Unless and until Definitive Class A Notes are issued, periodic and annual unaudited reports containing information concerning the Receivables of the related Trust will be prepared by the Servicer and sent on behalf of such Trust to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the related Class A Notes. To the extent specified in the related Prospectus Supplement, such periodic and annual unaudited reports will also be sent on behalf of any such Trust to any registered holders of the Class A Notes. See "Issuance of the Notes--Book-Entry Registration" and "Description of the Transaction Agreements--Reports to Noteholders" herein. Such reports will not constitute financial statements that have been examined and reported upon by, with an opinion expressed by, an independent public accountant or certified public accountant. Each Trust will file with the Securities and Exchange Commission (the "Commission") such periodic reports as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (the "Exchange Act") or as are otherwise agreed to by the Commission. Copies of such periodic reports may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W, Washington, D.C. 20549, at prescribed rates.

                             AVAILABLE INFORMATION

    The Transferor, as originator of each Trust, has filed with the Commission a Registration Statement (together with all amendments and exhibits thereto, referred to herein as the "Registration Statement") under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (the "Securities Act"), with respect to the Class A Notes offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement which may be inspected and copied, at prescribed rates, at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W, Washington, D.C. 20549; at the Commission's Midwest Regional Office at 500 West Madison Street, Chicago, Illinois 60661-2511; and at the Commission's Northeast Regional Office at 7 World Trade Center, 13th Floor, New York, New York 10048. In addition, the Commission maintains a public access site on the Internet through the world wide web, at which site reports, information statements and other information, including all electronic filings, may be reviewed. The internet address of the Commission's world wide web site is http://www.sec.gov.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    All documents filed with the Commission by the Transferor, as originator of any Trust, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of any offering of the Class A Notes made by this Prospectus shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such documents.

    The Servicer on behalf of any Trust will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this Prospectus, other than exhibits to such documents unless such exhibits are specifically requested. Such written or oral requests should be directed to the Servicer at: MetLife Capital Corporation, 10900 N.E. 4th Street, Suite 500, Bellevue, Washington 98004, Attention Legal Department (telephone (206) 451-0090).

                                SUMMARY OF TERMS

    The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus, and by reference to the information with respect to the Notes of any Series contained in the related Prospectus Supplement to be prepared and delivered in connection with the offering of related Class A Notes. Certain capitalized terms used in this summary are defined elsewhere in the Prospectus on the pages indicated in the "Index of Terms" commencing on Page 57 herein.

Issuer.......................  With respect to each Series of Notes, the Delaware statutory business trust created by the Transferor and the Owner
                                 Trustee specified in the related Prospectus Supplement
                                 pursuant to (i) the filing of a certificate of trust with
                                 the Secretary of State of the State of Delaware, and (ii)
                                 a Trust Agreement (as amended and supplemented from time
                                 to time, a "Trust Agreement") between the Transferor and
                                 such Owner Trustee, acting thereunder not in its
                                 individual capacity but solely as Owner Trustee for such
                                 trust (the "Trust" or the "Issuer").

Transferor...................  MetLife Capital Funding Corp. III (the "Transferor"), a
                               Delaware corporation and a wholly-owned subsidiary of
                                 MetLife Capital Corporation. The principal executive
                                 offices of the Transferor are located at 10900 NE 4th
                                 Street, Suite 550, Bellevue, WA 98004 and its telephone
                                 number is (206) 450-3590.

Servicer.....................  MetLife Capital Corporation (the "Servicer" or "MCC"), a
                               Delaware corporation.

Indenture Trustee............  With respect to each Series of Notes, the Indenture Trustee specified in the related Prospectus Supplement.

Owner Trustee................  With respect to each Series of Notes, the Owner Trustee specified in the related Prospectus Supplement.

The Notes....................  Each Series of Notes will include one or more Classes of
                               Class A Notes and one or more Classes of Class B Notes,
                                 which will be issued pursuant to an indenture between the
                                 related Trust and Indenture Trustee (as amended and
                                 supplemented from time to time, an "Indenture"). As more
                                 fully described in the related Prospectus Supplement,
                                 payments of interest and principal on the Class B Notes
                                 may be subordinated to the related payments of principal
                                 and interest on the Class A Notes. The Class B Notes may
                                 either be retained by the Transferor or sold to a third
                                 party in a private placement as more fully described in
                                 the related Prospectus Supplement.

                               The Class A Notes will be available for purchase in
                                 denominations of $1,000 and integral multiples thereof and will be available in book-entry form only. Holders of
                                 Class A Notes ("Class A Noteholders") will be able to
                                 receive Definitive Class A Notes only under the limited
                                 circumstances described herein or in the related
                                 Prospectus Supplement. See "Issuance of the
                                 Notes--Definitive Notes."

                               Each Class of Notes will have a stated principal amount
                                 specified in the related Prospectus Supplement and will
                                 bear interest at a rate

                                 or at rates (with respect to each Class of Notes, the
                                 "Interest Rate") specified in the related Prospectus
                                 Supplement. Each Class of Notes may have a different
                                 Interest Rate, which may be a fixed, a variable or an
                                 adjustable Interest Rate, or any combination of the
                                 foregoing. The related Prospectus Supplement will specify
                                 the Interest Rate for each Class of Notes, or the method
                                 for determining the Interest Rate.

                               With respect to a Series that includes two or more Classes of Class A Notes and/or two or more Classes of Class B
                                 Notes, each Class may differ as to the timing and priority of payments, seniority, allocations of losses, Interest
                                 Rate or amount of or method of determining payments of
                                 principal or interest as described in the related
                                 Prospectus Supplement. Payments of principal or interest
                                 in respect of any such Class or Classes may or may not be
                                 made upon the occurrence of specified events or on the
                                 basis of collections from designated portions of the
                                 Receivables in the related Trust. In addition, a Series
                                 may include one or more Classes of Notes ("Strip Notes")
                                 entitled to (i) principal payments with disproportionate,
                                 nominal or no interest payments or (ii) interest payments
                                 with disproportionate, nominal or no principal payments.

                               If the Transferor exercises its option to purchase the
                                 Receivables of a Trust in the manner and on the respective terms and conditions described under "Description of the
                                 Transaction Agreements-- Termination," the related
                                 outstanding Notes will be prepaid on the terms specified
                                 in the related Prospectus Supplement, which terms will
                                 include at least the full payment of all outstanding
                                 principal and accrued interest. See "Summary of
                                 Terms--Optional Prepayment" herein and "Summary of
                                 Terms--Terms of the Notes" in the Prospectus Supplement.
                                 In addition, if the related Prospectus Supplement provides that the property of a Trust will include a Pre-Funding
                                 Account, the outstanding Notes may be subject to partial
                                 prepayment on or immediately following the end of the
                                 related Funding Period (as such term is defined in the
                                 related Prospectus Supplement, the "Funding Period") in an amount and manner specified in the related Prospectus
                                 Supplement. In the event of a partial prepayment, the
                                 Noteholders may, but will not necessarily, be entitled to
                                 receive a prepayment premium from the related Trust, in
                                 the amount and to the extent provided in the related
                                 Prospectus Supplement.

The Trust Property...........  The property of each Trust will include a pool of
                               Receivables which may consist of (i) fixed and/or floating rate commercial loan contracts (each, a "Loan Contract")
                                 and/or equipment finance lease contracts (each, a
                                 "Lease"), including rights to receive certain payments
                                 made with respect to such contracts (collectively, the
                                 "Receivables") secured by new and/or used commercial
                                 and/or industrial equipment which was directly or
                                 indirectly acquired with the proceeds of, or leased
                                 pursuant to, such contracts (the "Financed Equipment") and all monies (including accrued interest) due or to become
                                 due thereunder on or after the applicable Cut-off

                                 Date and (ii) security interests in the Financed
                                 Equipment. The types of commercial and/or industrial
                                 equipment making up the Financed Equipment may include
                                 among other types of equipment manufacturing equipment,
                                 medical equipment, production equipment, point of sale
                                 equipment, office furniture, store shelves, store
                                 furniture, store fixtures, information systems, tractors,
                                 trucks and trailers. With respect to each Trust as to
                                 which the related Trust Property includes both Loan
                                 Contracts and Leases, the related Prospectus Supplement
                                 will set forth the percentages of the related Receivables
                                 constituting Loan Contracts and Leases. MCC and the
                                 Transferor will represent that all Leases are "leases
                                 intended for security" and contain provisions which
                                 unconditionally obligate each Obligor thereunder (the
                                 "Obligor") to make all payments scheduled under its Lease
                                 without any right of setoff. No Lease contract requires
                                 any additional performance obligations by MCC.

                               The property of each Trust will also include (i) amounts on deposit in certain trust accounts, including a related
                                 Collection Account, any Reserve Account, any Pre-Funding
                                 Account and any other account identified in the related
                                 Prospectus Supplement, (ii) the rights to proceeds from
                                 claims on physical damage, credit life or disability
                                 insurance policies, if any, covering Financed Equipment or
                                 Obligors with respect to Financed Equipment, as the case
                                 may be, (iii) any net proceeds of repossessed Financed
                                 Equipment, (iv) the rights of the Transferor under the
                                 related Contribution and Sale Agreement (as defined
                                 below), (v) the interest earned on short-term investments
                                 made by such Trust and (vi) any proceeds of the foregoing.
                                 On or prior to the Closing Date specified in the
                                 Prospectus Supplement with respect to a Trust, MCC will
                                 transfer and convey Receivables to the Transferor pursuant to a Contribution and Sale Agreement (the "Contribution
                                 and Sale Agreement"), between MCC and the Transferor, and
                                 the Transferor will transfer the Receivables to the
                                 related Trust pursuant to a Transfer and Servicing
                                 Agreement (the "Transfer and Servicing Agreement") among
                                 the Transferor, the Servicer and such Trust. Such
                                 Receivables (the "Initial Receivables") shall have an
                                 aggregate principal balance specified in the related
                                 Prospectus Supplement as of a date specified therein (such date, the "Initial Cut-off Date").

                               If and to the extent provided in the related Prospectus
                                 Supplement, the Transferor will be obligated to transfer
                                 and the related Trust will be obligated to acquire
                                 (subject to the availability of Receivables, and to the
                                 satisfaction of certain conditions described in the
                                 related Transfer and Servicing Agreement), the Subsequent
                                 Receivables from time to time during the Funding Period
                                 specified in the related Prospectus Supplement, which
                                 Subsequent Receivables will have an aggregate principal
                                 balance as of the date determined therein (each, a
                                 "Subsequent Cut-off Date", and together with the Initial
                                 Cut-off Date, a "Cut-off Date") not in excess of the
                                 amount on deposit in the Pre-Funding Account (the
                                 "Pre-Funded Amount") on the related Closing Date. If the
                                 related Prospectus

                                 Supplement so provides for a Pre-Funding Account, the
                                 funds on deposit in such Pre-Funding Account on the
                                 related Closing Date will not exceed 25% of the related
                                 Trust Property, and the related Pre-Funding Period shall
                                 not exceed three months from the related Closing Date.

                               If and to the extent provided in the related Prospectus
                                 Supplement, the Transferor will be obligated to transfer
                                 and the related Trust will be obligated to acquire
                                 (subject to the availability of Receivables, and to the
                                 satisfaction of certain conditions described in the
                                 related Transfer and Servicing Agreement), the Subsequent
                                 Receivables from time to time during the Revolving Period, if any, specified in the related Prospectus Supplement,
                                 which Subsequent Receivables will have an aggregate
                                 principal balance as of the Subsequent Cut-off Date not in excess of the amount available for such purpose on deposit in the Principal Funding Account on the related
                                 Distribution Date.

                               The Receivables will arise from various commercial loan
                                 and/or lease products originated by MCC in its ordinary
                                 course of business and subsequently conveyed to the
                                 Transferor. The Receivables transferred to a Trust will be selected from the portfolio of commercial loans and leases originated by MCC based on criteria specified in the
                                 related Contribution and Sale Agreement and Transfer and
                                 Servicing Agreement and described herein and in the
                                 related Prospectus Supplement. See "The Receivables Pool"
                                 herein and "The Receivables Pool" in the related
                                 Prospectus Supplement.

Credit and Cash Flow
  Enhancement................  If and to the extent provided in the related Prospectus
                               Supplement, credit enhancement with respect to a Trust or
                                 any Class or Classes of Notes may include any one or more
                                 of the following: subordination of one or more Classes of
                                 Notes to other Classes of Notes, Reserve Accounts, over
                                 collateralization, letters of credit, credit or liquidity
                                 facilities, surety bonds, guaranteed investment contracts, swaps or other interest rate protection agreements,
                                 repurchase obligations, other agreements with respect to
                                 third party payments or other support, cash deposits or
                                 other arrangements. Any form of credit enhancement may
                                 have certain limitations and exclusions from coverage
                                 thereunder, which will be described in the related
                                 Prospectus Supplement, and may be replaced with another
                                 form of credit enhancement, provided that the Rating
                                 Agency Condition has been satisfied with respect to such
                                 substitution. See "Description of the Transaction
                                 Agreements--Credit and Cash Flow Enhancement" herein.

Reserve Account..............  If and to the extent provided in the related Prospectus
                               Supplement, a Reserve Account will be established and
                                 maintained by the Servicer for each Trust in the name of
                                 the Indenture Trustee with an initial deposit, if any, by
                                 the Transferor of cash or certain investments having a
                                 value equal to the amount specified in the related
                                 Prospectus Supplement. To the extent specified in the
                                 related Prospectus Supplement, funds in the Reserve
                                 Account will

                                 thereafter be supplemented by the deposit of amounts
                                 remaining on any Distribution Date after making all other
                                 distributions required on such date and, if applicable,
                                 any amounts deposited from time to time from the
                                 Pre-Funding Account in connection with the acquisition of
                                 Subsequent Receivables. Amounts in the Reserve Account may
                                 be available to cover shortfalls in amounts due to the
                                 holders of those Classes of Notes specified in the related
                                 Prospectus Supplement, in the manner and under the
                                 circumstances specified therein. The related Prospectus
                                 Supplement will also specify to whom and the manner and
                                 circumstances under which amounts on deposit in the
                                 Reserve Account (after giving effect to all other required distributions to be made by the related Trust) in excess
                                 of the "Specified Reserve Account Balance" (as defined in
                                 the related Prospectus Supplement) will be distributed.

Principal Funding and
  Interest Payment
  Accounts...................  Collections or other amounts (or the portion thereof)
                               allocable to each Series or Class will be deposited in one or more trust accounts established for the benefit of
                                 Noteholders and used to make interest payments and
                                 principal payments to Noteholders of such Series or Class
                                 on the appropriate Distribution Date.

Revolving Period.............  The Revolving Period, if any, (the "Revolving Period") for
                               each Trust will be the period beginning on the related
                                 Initial Cut-off Date and ending at the commencement of the
                                 Amortization Period. The purpose of the Revolving Period
                                 is to postpone the date on which principal payments on the
                                 Notes will commence while retaining Receivables in the
                                 related Trust to provide for the planned repayment of the
                                 Notes. During the Revolving Period, no payments of
                                 principal will be made on the Notes and no amounts will be set aside for such purposes. During the Revolving Period,
                                 principal amounts received by the Servicer will be
                                 reinvested in Subsequent Receivables, to the extent
                                 available. See "Description of the Transaction
                                 Agreements--Principal Collections--Revolving Period"
                                 herein and "Description of the Transaction Agreements--
                                 Distributions--Withdrawals from the Collection Account,
                                 Interest Payment Account and Principal Funding Account" in
                                 the related Prospectus Supplement.

Amortization Period..........  With respect to each Trust, that has a Revolving Period, the related amortization period (the "Amortization Period") will commence upon the earlier of (a) the occurrence of any
                                 event listed in the related Prospectus Supplement which
                                 commences the Amortization Period for such Trust (an
                                 "Early Amortization Event") and (b) the date specified in
                                 the related Prospectus Supplement (the "Scheduled
                                 Revolving Period Termination Date"). Once commenced, the
                                 Amortization Period will continue until the earlier of (a)
                                 the date specified in the related Prospectus Supplement
                                 (the "Final Scheduled Distribution Date") and (b) the
                                 payment to Noteholders of the related Series of all
                                 amounts required to be paid to them pursuant to the
                                 related Indenture. With respect to each Trust that has a
                                 Revolving Period, when the related Amortization

                                 Period begins, the Revolving Period will terminate, and
                                 principal amounts received by the Servicer will thereafter be paid to the related Noteholders to the extent described in the related Prospectus Supplement on each Distribution
                                 Date beginning with the Distribution Date in the month
                                 following the commencement of the Amortization Period. See
                                 "Description of the Transaction Agreements--Early
                                 Amortization Events" in the related Prospectus Supplement.

Pre-Funding Account..........  If so specified in the related Prospectus Supplement, the related Trust Property may include monies on deposit in a
                                 trust account (the "Pre-Funding Account") to be
                                 established by the Servicer in the name of the Indenture
                                 Trustee on behalf of the related Noteholders, which monies will be used to acquire Subsequent Receivables from the
                                 Transferor from time to time during the Funding Period
                                 specified in the related Prospectus Supplement. If the
                                 related Prospectus Supplement provides for a Pre-Funding
                                 Account, the funds on deposit in such Pre-Funding Account
                                 on the related Closing Date will not exceed 25% of the
                                 related Trust Property, and the related Pre-Funding Period shall not exceed three months from the related Closing
                                 Date.

Transaction Agreements.......  With respect to each Trust, pursuant to a Contribution and
                               Sale Agreement, MCC will transfer and convey and, pursuant to the Transfer and Servicing Agreement, the Transferor
                                 will transfer the related Receivables, together with its
                                 rights under the Contribution and Sale Agreement, to such
                                 Trust. In addition, the Servicer will agree with such
                                 Trust to be responsible for servicing, managing and making collections on the Receivables. The rights and benefits of the Transferor under the Contribution and Sale Agreement
                                 and of such Trust under the Transfer and Servicing
                                 Agreement will be assigned to the related Indenture
                                 Trustee as collateral for the Notes. The obligations of
                                 the Transferor and the Servicer under such Transaction
                                 Agreements include those specified below. See "Risk
                                 Factors--Risks Relating to Perfection of Interests in
                                 Receivables and in Financed Equipment" herein.

                               The Transferor will be obligated to reacquire any Receivable if (i) such Receivable is materially and adversely
                                 affected by a breach of any representation or warranty
                                 made by the Transferor or MCC with respect to such
                                 Receivable (other than certain specified representations
                                 and warranties) and (ii) such breach has not been cured
                                 within the time period specified herein following the
                                 discovery by, or receipt of written notice from the
                                 Servicer or Owner Trustee by, the Transferor of the
                                 breach. See "Description of the Transaction
                                 Agreements--Transfer and Assignment of Receivables"
                                 herein. If such breach arises from a representation or
                                 warranty made by MCC in the Contribution and Sale
                                 Agreement, MCC will be obligated to reacquire such
                                 Receivable from the Transferor pursuant to the related
                                 Contribution and Sale Agreement contemporaneously with the
                                 Transferor's reacquisition from such Trust. The obligation of the Transferor to reacquire any

                                 Receivable with respect to which MCC has breached a
                                 representation or warranty is subject to MCC's
                                 reacquisition of such Receivable.

                               Consistent with its normal servicing procedures, the
                                 Servicer may, in its discretion, arrange with the Obligor
                                 on a Receivable to extend or modify its payment schedule.
                                 To the extent provided in the related Prospectus
                                 Supplement, some of such extensions or modifications may
                                 result in the Servicer acquiring such Receivable. See
                                 "Risk Factors--Risk Relating to Payment of Principal other than at Expected Maturity" and "Description of the
                                 Transaction Agreements--Servicing Procedures."

                               The Servicer shall receive a servicing fee (the "Servicing
                                 Fee") for each calendar month (each such calendar month, a
                                 "Collection Period"), which Servicing Fee shall equal the
                                 sum of (a) a fixed percentage per annum to be specified in the related Prospectus Supplement (the "Servicing Fee
                                 Rate") of the Pool Balance as of the first day of such
                                 Collection Period, plus (b) any late fees, extension fees, prepayment penalties and other administrative fees or
                                 similar charges allowed by applicable law with respect to
                                 such Receivables (such other fees and penalties
                                 collectively, the "Servicer's Yield"). With respect to
                                 each Trust, the Servicing Fee for each Collection Period
                                 will decline over the term of the related Notes as the
                                 aggregate principal balance of the related Receivables
                                 decreases. See "Description of the Transaction
                                 Agreements-- Servicing Compensation and Payment of
                                 Expenses" herein and in the related Prospectus Supplement.

Administration Agreement.....  With respect to each Trust, MCC, in its capacity as administrator (the "Administrator"), will enter into an
                                 agreement (an "Administration Agreement") with such Trust
                                 pursuant to which the Administrator will agree, to the
                                 extent provided in such Administration Agreement, to
                                 provide the notices and to perform certain other
                                 administrative obligations required by the related
                                 Indenture. As compensation for the performance of the
                                 Administrator's obligations under its Administration
                                 Agreement and as reimbursement for its expenses related
                                 thereto, the Administrator will be entitled to a monthly
                                 administration fee in an amount to be set forth in the
                                 related Prospectus Supplement (the "Administration Fee").

Certain Legal Aspects of the
  Receivables; Repurchase
  Obligations................  With respect to any Trust, the transfer of the Receivables from MCC to the Transferor and from the Transferor to such
                                 Trust, and the granting of the security interest in the
                                 related Receivables by such Trust to the related Indenture
                                 Trustee, will in each case be perfected by filing Uniform
                                 Commercial Code ("UCC") financing statements. To
                                 facilitate servicing and reduce administrative costs, the
                                 Receivables Files will be retained by the Servicer and
                                 will not be physically segregated from other similar
                                 documents that are in the Servicer's possession or
                                 otherwise stamped or marked to reflect the

                                 transfer to the related Trust so long as MCC is servicing
                                 the Receivables. The Servicer's accounting records and
                                 computer files will be marked to reflect such transfers
                                 and assignments. Because the Receivables Files will remain in the Servicer's possession and will not be stamped or
                                 otherwise marked to reflect the assignment to the
                                 Indenture Trustee, if a subsequent purchaser were able to
                                 take physical possession of the Receivables Files without
                                 knowledge of such assignment, the Indenture Trustee's
                                 interest in the Receivables could be defeated. In such
                                 event, distributions to Noteholders may be adversely
                                 affected. See "Risk Factors--Risks relating to Perfection
                                 of Interests in Receivables and in Financed Equipment"
                                 herein.

                               With respect to each Series of Notes, in connection with the transfer of the Receivables to the related Trust, security interests in the Financed Equipment securing the
                                 Receivables will be assigned by MCC to the Transferor and
                                 by the Transferor to such Trust. The Transferor will be
                                 obligated to reacquire any Receivable transferred to the
                                 related Trust (subject to MCC's acquisition thereof) in
                                 the event it is determined that a first priority security
                                 interest in the name of MCC in the Financed Equipment
                                 securing such Receivable did not exist as of the related
                                 Closing Date or, if applicable, any related Transfer Date, if (i) such Receivable is materially and adversely
                                 affected by such breach and (ii) such breach shall not
                                 have been cured by the last day of the second (or, if the
                                 Transferor elects, the first) month following the
                                 discovery by or notice to the Transferor of such breach,
                                 and MCC will be obligated to reacquire such Receivable
                                 from the Transferor contemporaneously with the
                                 Transferor's reacquisition from such Trust. To the extent
                                 the security interest of MCC in the related Financed
                                 Equipment is perfected, subject to the exceptions set
                                 forth in the following sentence, such Trust will have a
                                 prior claim over subsequent purchasers of such Financed
                                 Equipment and holders of subsequently perfected security
                                 interests. However, as against liens for repairs
                                 ("Mechanics' Liens") or other non-consensual liens on an
                                 item of Financed Equipment or for taxes unpaid by an
                                 Obligor under a Receivable, or through fraud or negligence of MCC, such Trust could lose the priority of its security interest or its security interest in the related Financed
                                 Equipment. Neither the Transferor nor the Servicer will
                                 have any obligation to reacquire a Receivable if liens for repairs or taxes unpaid by an Obligor result in such Trust losing the priority of its security interest or its
                                 security interest in such Financed Equipment after the
                                 related Closing Date or, if applicable, any related
                                 Transfer Date. See "Risk Factors--Risks Relating to
                                 Perfection in Interests in Receivables and in Financed
                                 Equipment" and "Certain Legal Aspects of the Receivables."

Optional Prepayments.........  If the Transferor exercises its option to purchase the
                               Receivables of a Trust in the manner and on the respective terms and conditions described under "Description of the
                                 Transaction Agreements-- Termination," the related
                                 outstanding Notes will be prepaid on the terms specified
                                 in the related Prospectus Supplement, which terms

                                 will include at least the full payment of all outstanding
                                 principal and accrued interest with respect to the Class A
                                 Notes. See "Summary of Terms--Terms of the Notes--Optional
                                 Prepayment" and Description of the Class A Notes--The
                                 Class A Notes--Optional Prepayment" in the Prospectus
                                 Supplement.

Ratings of the Notes.........  Each Class of Notes of a Series offered pursuant to this
                               Prospectus and a related Prospectus Supplement will be rated at its initial issuance in one of the four highest
                                 categories by at least one nationally recognized
                                 statistical rating organization (each, a "Rating Agency").
                                 See "Risk Factors--Limited Scope of Note Rating" and
                                 "Ratings."

Tax Status...................  Upon the issuance of each Series of Notes, Orrick,
                               Herrington & Sutcliffe LLP, as special tax counsel to the
                                 related Trust, will deliver its opinion to the effect
                                 that, for federal income tax purposes: (i) the Notes of
                                 such Series will be characterized as debt and (ii) such
                                 Trust will not be characterized as an association (or a
                                 publicly traded partnership) taxable as a corporation. See
                                 "Federal Income Tax Considerations" for additional
                                 information concerning the application of federal tax
                                 laws.

ERISA Considerations.........  See "ERISA Considerations" herein and in the applicable
                               Prospectus Supplement.

                                  RISK FACTORS

    Investors should consider, among other things, the matters discussed, under "Risk Factors" in the Prospectus Supplement, if any, and the following risk factors in connection with the purchase of the Class A Notes of any Series.

    RISKS RELATING TO PERFECTION OF INTERESTS IN RECEIVABLES AND IN FINANCED EQUIPMENT. With respect to any Trust, the transfer of the Receivables from MCC to the Transferor and from the Transferor to such Trust, and the granting of the security interest in the related Receivables by such Trust to the related Indenture Trustee, will in each case be perfected by filing Uniform Commercial Code ("UCC") financing statements. To facilitate servicing and reduce administrative costs, the documentation constituting the Loan Contracts and/or Leases (together, the "Receivables Files") will be retained by the Servicer and will not be physically segregated from other similar documents that are in the Servicer's possession or otherwise stamped or marked to reflect the transfer to the related Trust so long as MCC is servicing the Receivables. However, the Servicer's accounting records and computer files will be marked to reflect such sales and assignments. Because the Receivables Files will remain in the Servicer's possession and will not be stamped or otherwise marked to reflect the assignment to the Indenture Trustee, if a subsequent purchaser were able to take physical possession of the Receivables Files without knowledge of such assignment, the Indenture Trustee's interest in the Receivables could be defeated. In such event, distributions to Noteholders may be adversely affected.

    In connection with the transfer of the Receivables to any Trust, MCC's security interests in Financed Equipment securing the Receivables, will be assigned by MCC to the Transferor and by the Transferor to such Trust.

    Some of the Financed Equipment may constitute "fixtures" under the real estate or UCC provisions of the jurisdiction in which such Financed Equipment is located. In order to perfect a security interest in such Financed Equipment, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the Financed Equipment is located. These filings must be made in the real estate records office of the county in which such Financed Equipment is located. So long as the Obligor does not permanently attach the Financed Equipment to the real estate, a security interest in the Financed Equipment will be governed by the UCC, and the filing of a UCC-1 financing statement will be effective to maintain the priority of MCC's security interest in the Financed Equipment. Except for a small portion of such Financed Equipment, MCC does not believe that any of the Financed Equipment will be permanently affixed to the related real estate. If, however any Financed Equipment is permanently attached to the real estate in which it is located, other parties could obtain an interest in the Financed Equipment which is prior to the security interest originally obtained by MCC and transferred to the Transferor. With respect to a Series of Notes and as described in the related Prospectus Supplement, the Servicer may be required to perfect a security interest in the Financed Equipment under applicable real estate laws. Based on the representation of MCC, the Transferor, however, believes that with respect to Financed Equipment which constitutes a "fixture", it has obtained a perfected first priority security interest by proper filing of UCC-1 financing statements in the real estate records office of the county in which the Financed Equipment is located.

    Some of the Financed Equipment may constitute "motor vehicles" under the UCC provisions of the jurisdiction in which such Financed Equipment is located (such Financed Equipment, a "Titled Vehicle"). Perfection of security interests in the Titled Vehicles acquired by the Transferor is generally governed by the motor vehicle registration laws of the state in which the Titled Vehicle is located. In all states in which the Receivables have been originated, a security interest in Titled Vehicles is perfected by notation of the secured party's lien on the Titled Vehicles' certificate of title (in addition, in Louisiana, a copy of the loan or lease contract must be filed with the appropriate governmental recording office). To the extent that the Receivables are secured by a Titled Vehicle, the Transferor believes, based on a representation of MCC, that MCC takes all actions necessary under the laws of the state in which the Titled Vehicle is located to perfect MCC's security interest in the Titled Vehicle, including, where applicable, having a notation of its lien recorded on such Titled Vehicle's certificate of title. Because MCC continues to service the contracts, the obligors on the contracts will not be notified of the contribution and sale from MCC to the Transferor or the transfer from the Transferor to the Trust, and no action will be taken to record the transfer of the security interest from MCC to the Transferor or from the Transferor to the Trust by amendment of the certificates of title for the Titled Vehicles or otherwise. See "Certain Legal Aspects of the Receivables-- Security Interest in Financed Equipment."

    The Transferor will be obligated to reacquire any Receivable transferred to any Trust (subject to MCC's reacquisition thereof) in the event it is determined that a first priority perfected security interest in the name of MCC in the Financed Equipment securing such Receivable did not exist as of the related Closing Date or, if a Subsequent Receivable, any related Transfer Date if (i) such breach shall materially and adversely affects such Receivable and (ii) such failure or breach shall not have been cured by the last day of the second (or, if the Transferor elects, the first) month following the discovery by or notice to the Transferor of such breach, and MCC will be obligated to reacquire such Receivable from the Transferor contemporaneously with the Transferor's reacquisition from such Trust. If there is any Financed Equipment as to which MCC failed to perfect its security interest, MCC's security interest, and the security interests of the Transferor and the related Trust, would be subordinate to, among others, subsequent purchasers of the Financed Equipment and holders of perfected security interests with respect thereto. To the extent the security interest of MCC in the related Financed Equipment is perfected, subject to the exceptions set forth in the following sentence, the related Trust will have a prior claim over subsequent purchasers from the Obligor of such Financed Equipment and holders of subsequently perfected security interests granted by Obligors. However, as against Mechanics' Liens or liens for taxes and other non-consensual liens unpaid by an Obligor under a Receivable, or in the event of fraud or negligence of MCC, such Trust could lose the priority of its security interest or its security interest in such Financed Equipment following the pledge of the related Receivable. See "Certain Legal Aspects of the Receivables." Neither the Transferor nor the Servicer will have any obligation to reacquire a Receivable if any of the occurrences described in the foregoing sentence (other than fraud or negligence of MCC) result in such Trust's losing the priority of its security interest or its security interest in such Financed Equipment after the related Closing Date or, if applicable, any related Transfer Date.

    RISKS RELATING TO SUBSTANTIVE CONSOLIDATION OF MCC AND THE TRANSFEROR. The Transferor has taken and will take steps in structuring the transactions contemplated hereby and in any related Prospectus Supplement that are intended to ensure that a voluntary or involuntary petition for relief by or against MCC under the United States Bankruptcy Code or similar applicable state laws ("Insolvency Laws") will not result in the substantive consolidation of the assets and liabilities of the Transferor with those of MCC. These steps will include the creation of the Transferor as a separate, limited-purpose entity pursuant to articles of incorporation containing (i) certain limitations (including restrictions on the nature of the Transferor's business and a restriction on the Transferor's ability to commence a voluntary case or proceeding under any Insolvency Law without the prior unanimous affirmative vote of all its directors) and (ii) a requirement that at least one of the Transferor's directors be independent of MCC and its affiliates. However, there can be no assurance that the activities of the Transferor would not result in a court's concluding that the assets and liabilities of the Transferor should be substantively consolidated with those of MCC in a proceeding under any Insolvency Law.

    RISKS RELATING TO THE TRANSFER OF ASSETS FROM MCC TO THE TRANSFEROR. With respect to any Trust, MCC will warrant to the Transferor in the related Contribution and Sale Agreement that the sale of the related Receivables by it to the Transferor is an absolute sale of such Receivables to the Transferor. In addition, MCC and the Transferor will treat the transactions described herein and in the related Prospectus Supplement as a sale of such Receivables to the Transferor, and the Transferor has taken and will take all actions (other than delivering the original contract) that are required to perfect the Transferor's ownership interest in such Receivables by filing UCC financing statements. Notwithstanding the foregoing, if MCC were to become a debtor in a bankruptcy case, and a creditor or trustee-in-bankruptcy of MCC or MCC itself were to take the position that the sale of Receivables to the Transferor should be recharacterized as a pledge of such Receivables to secure a borrowing of MCC, then delays in payments of collections of Receivables to the Transferor could occur or, should the court rule in favor of any such trustee, debtor or creditor, reductions in the amount of such payments, or a reduction in the amount of Receivables securing such a borrowing, could result. If the transactions contemplated herein and in the related Prospectus Supplement are treated as a sale, the related Receivables would not be part of MCC's bankruptcy estate and would not be available to MCC's creditors.

    The U.S. Court of Appeals for the Tenth Circuit issued an opinion in OCTAGON GAS SYSTEM, INC. V. RIMMER (IN RE MERIDIAN RESERVE, INC.) (decided May 27, 1993) in which it concluded (noting that its position is in contrast to that taken by another court) that "accounts" (as defined under the UCC) sold by the debtor prior to the filing for bankruptcy remain property of the debtor's bankruptcy estate. Although the Receivables relating to any Series are likely to be viewed as "chattel paper," as defined under the UCC, rather than as accounts, the rationale behind the OCTAGON ruling could be applied to chattel paper. The circumstances under which the OCTAGON ruling would apply are not fully known, and the extent to which the OCTAGON decision will be followed by other courts or outside of the Tenth Circuit, if at all, is not certain. If the holding in the OCTAGON case were applied in a MCC bankruptcy, however, even if the transfers of Receivables to the Transferor and to a Trust were treated as sales, the Receivables could be considered part of MCC's bankruptcy estate and would be subject to claims of certain creditors and delays and reductions in payments to the Transferor and holders of the related Notes, or a reduction in the amount of Receivables supporting such Notes, could result. The Transferor will warrant in each Transfer and Servicing Agreement that the transfer of the Receivables to the related Trust is either an absolute sale of such Receivables or the grant of a perfected security interest to such Trust. For a further discussion of certain consequences of characterization of the transaction as a sale or a pledge, see "Certain Legal Aspects of the Receivables--Bankruptcy" herein.

    RISKS RELATING TO COMMINGLING. Unless the below described conditions are met, the Servicer will deposit all amounts collected with respect to the Receivables during each Collection Period into the related Collection Account within two business days of receipt and identification thereof. Normally, collections are identified within one day of receipt. The Servicer will also deposit any Acquisition Amounts (as defined herein) into the Collection Account when due. With respect to each Trust, if MCC is the Servicer and provided that
(i) there exists no Servicer Default (as defined herein) and (ii) each other condition to making monthly or less frequent deposits as may be specified by the Rating Agencies and described in the related Prospectus Supplement is satisfied, the Servicer will not be required to deposit payments on the related Receivables (from whatever source) and all proceeds of such Receivables collected during each Collection Period into the related Collection Account until on or before the second business day preceding each related Distribution Date. Pending deposit into such Collection Account, the Servicer will be under no obligation to segregate collections from its funds and such collections may be invested by the Servicer at its own risk, for its own benefit and without being subject to any investment restrictions and will not be segregated from the funds of the Servicer. If the Servicer were unable to remit such funds, or if the Servicer became insolvent, the holders of Notes might incur a loss with respect to collections not deposited in the Collection Account. To the extent set forth in the related Prospectus Supplement, the Servicer may, in order to satisfy the requirements for monthly remittances described above, obtain a letter of credit or other security for the benefit of the related Trust to secure timely remittances of collections on the related Receivables and payment of the aggregate Acquisition Amount with respect to Receivables purchased by the Servicer.

    RISKS RELATING TO A SERVICER DEFAULT. In the event a Servicer Default occurs, the related Indenture Trustee or Class A Noteholders of the related Series evidencing not less than 25% of the outstanding principal amount of the Class A Notes with respect to such Series (without the consent of the related Indenture Trustee), as described under "Description of the Transaction Agreements--Rights Upon

Servicer Default" herein, may remove the Servicer without the consent of the related Owner Trustee. The related Owner Trustee will not have the ability to remove the Servicer if a Servicer Default occurs. In addition, Class A Noteholders of such Series evidencing not less than a majority of the outstanding principal amount of the related Class A Notes will have the ability (without the consent of the related Indenture Trustee), with certain specified exceptions, to waive defaults by the Servicer, including defaults that could materially adversely affect the Class B Noteholders. See "Description of the Transaction Agreements--Waiver of Past Defaults" herein.

    RISKS RELATING TO TRUSTS' RELATIONSHIP TO THE TRANSFEROR AND MCC. Neither the Transferor nor MCC will generally be obligated to make any payments in respect of the Notes or the Receivables of a given Trust. However, if MCC were to cease acting as Servicer, delays in processing payments on the Receivables of the related Trust and information in respect thereof could occur and result in delays in payments and distribution of reports to the Noteholders of such Trust. In addition, under certain circumstances the Servicer may be required to purchase Receivables, and therefore if MCC were to cease acting as Servicer, delays in repurchases and consequently the receipt by such Trust of funds respecting such Receivables could result.

    In connection with the sale of Receivables by MCC to the Transferor, MCC will make representations and warranties with respect to the characteristics of such Receivables. In certain circumstances, MCC and the Transferor will be required to reacquire Receivables with respect to which such representations and warranties have been breached. See "Description of the Transaction Agreements--Transfer and Assignment of Receivables."

    If the related Prospectus Supplement provides for a Pre-Funding Account, the Transferor will be required to transfer Subsequent Receivables to the related Trust in an amount up to the amount then on deposit in the Pre-Funding Account (the "Pre-Funded Amount"). If the related Prospectus Supplement provides for a Revolving Period, the Transferor will be required to transfer Subsequent Receivables to the related Trust in an amount not in excess of the amount available for such purpose on deposit in the Principal Funding Account on the related Distribution Date. The ability of the Transferor to convey Subsequent Receivables on Transfer Dates will be completely dependent on the generation of additional receivables by MCC. There can be no assurance that MCC will continue to generate receivables at the same rate as in prior years or that Subsequent Receivables will be generated in an amount up to the amount required to be transferred pursuant to the related Transfer and Servicing Agreement. If the related Prospectus Supplement provides for a Pre-Funding Account, the funds on deposit in such Pre-Funding Account on the related Closing Date will not exceed 25% of the related Trust Property, and the related Pre-Funding Period shall not exceed three months from the related Closing Date.

    For additional information regarding the Transferor and MCC, see "The Transferor and the Servicer" herein and in the related Prospectus Supplement.

    RISKS RELATING TO LIMITED ASSETS. No Trust will have, nor will any Trust be permitted or expected to have, any significant assets or sources of funds other than the related Receivables and, to the extent set forth in the related Prospectus Supplement, the Trust Accounts. The Notes of a Series will represent obligations solely of the related Trust, and the Notes of any such Series will not be insured or guaranteed by MCC, the Transferor, the Servicer, the related Owner Trustee, the related Indenture Trustee or any other person or entity. Consequently, holders of the Notes of a Series must rely for repayment upon payments received by the Servicer relating to the related Receivables and, if and to the extent available, amounts on deposit in the Reserve Account (if any), the Pre-Funding Account (if any) and any other credit enhancement, all as specified in the related Prospectus Supplement. Amounts to be deposited in any Reserve Account with respect to any Trust will be limited in amount, and the amount required to be on deposit in such Reserve Account will be reduced as the Pool Balance is reduced. In addition, funds in any such Reserve Account will be available on each Distribution Date to cover shortfalls in distributions of interest and principal on the related Notes. If such Reserve Account is depleted, the related Trust will depend solely on current payments on its Receivables to make payments on the related Notes. Although each Trust will covenant to sell the Receivables if directed to do so by the related Indenture Trustee in accordance with the related Indenture following an acceleration of the related Notes upon an Event of Default, there is no assurance that the market value of such Receivables will at any time be equal to or greater than the aggregate principal amount of such outstanding Notes. Therefore, upon an Event of Default with respect to the Notes of any Series, there can be no assurance that sufficient funds will be available to repay the related Noteholders in full. In addition, the amount of principal required to be distributed to Noteholders under each Indenture will generally be limited to amounts available therefor in the related Note Distribution Account, and the failure to pay principal on the Notes of any Series may not result in the occurrence of an Event of Default until the Final Scheduled Distribution Date of such Notes; provided, that principal of the Notes of any Series is immediately due and payable upon any acceleration of such Notes. To the extent specified in the related Prospectus Supplement, the Class B Notes of any Series will be subordinated to the Class A Notes of such Series.

    POSSIBLE EARLY TERMINATION OF REVOLVING PERIOD. If the Prospectus Supplement with respect to any Series provided for a Revolving Period, no principal will be paid to the Class A Noteholders until the Distribution Date in the month following the commencement of the Amortization Period, as described in the related Prospectus Supplement. During the Revolving Period, Principal Collections will be reinvested in Subsequent Receivables, to the extent available. Accordingly, the continuation of the Revolving Period will be dependent, in part, upon the continued origination and assignment to the related Trust of Loan Contracts and Leases meeting the eligibility criteria described in the related Prospectus Supplement. An unexpectedly high rate of collections with respect to principal (including prepayments) received during the Revolving Period or a significant decline in the number of qualifying Loan Contracts or Leases available to be assigned to the related Trust could result in the occurrence of an Early Amortization Event and the commencement of the Amortization Period prior to the Scheduled Revolving Period Termination Date. The commercial loan and lease business in the United States may be affected by a variety of social, economic and geographic factors. Economic factors include interest rates, unemployment levels, the rate of inflation and customer perception of economic conditions. However, it is not possible to determine or predict whether or to what extent economic, geographic or social factors will affect commercial loan and lease business in general, or that of MCC in particular. As a result, there can be no assurance that the Revolving Period will not terminate prior to the Scheduled Revolving Period Termination Date due to the occurrence of an Early Amortization Event. Since an Early Amortization Event would result in the commencement of distributions of principal to Class A Noteholders on the Distribution Date in the month following the month in which the Amortization Period commences, it could shorten the final maturity of and affect the yield on each class of Class A Notes. See "Description of the Transaction Agreements-- Early Amortization Events" in the related Prospectus Supplement for a description of the events that might lead to the early commencement of the Amortization Period and a description of the results of an Early Amortization Event.

    RISKS RELATING TO PAYMENT OF PRINCIPAL OTHER THAN AT EXPECTED
MATURITY. Loans are not optionally prepayable during the first year or two of the Loan. Loans are prepayable after that "lock-out period" upon payment of the outstanding principal balance and accrued interest, plus a prepayment premium. Although the Receivables relating to Leases are generally not optionally prepayable by their terms, lessees generally are permitted to prepay a Lease upon payment of the aggregate remaining lease scheduled payments due (which amount would include an implicit interest amount) in the case of a fixed rate transaction, plus a prepayment premium. Each prepayment will shorten the weighted average remaining term of the Receivables of any Trust and the weighted average life of the related Notes. (For this purpose the term "prepayments" includes voluntary prepayments, liquidations due to default, receipts of proceeds from insurance policies and Receivables acquired for administrative or other reasons, and the term "weighted average life" means the average amount of time in which each dollar of principal is repaid.) With respect to any Trust, the related Prospectus Supplement will set forth the allocations of prepayments of principal among the related Noteholders. See "Description of the Transaction Agreements--Distributions" in the related Prospectus Supplement.

    The rate of prepayments on the Receivables may be influenced by a variety of economic, financial, climatic and other factors. In addition, under certain circumstances, MCC will be obligated to reacquire Receivables pursuant to the Contribution and Sale Agreement, and the Transferor will be obligated to reacquire Receivables pursuant to the Transfer and Servicing Agreement, in each case as a result of breaches of representations and warranties, and under certain circumstances, the Servicer will be obligated to acquire Receivables pursuant to the Transfer and Servicing Agreement as a result of breaches of certain covenants. Consistent with its normal procedures, the Servicer may, in its discretion and on a case-by-case basis, arrange with the Obligor respecting a Receivable to extend or modify the payment schedule. Some of such arrangements (including, without limitation, any extension of the payment schedule beyond the date one month prior to the applicable Final Scheduled Distribution Date set forth in the related Prospectus Supplement) will result in the Servicer's acquiring the Receivable for the Acquisition Amount. See "Description of the Transaction Agreements--Transfer and Assignment of Receivables" and "--Servicing Procedures" herein. A higher than anticipated rate of prepayments will reduce the aggregate principal balance of the Receivables more quickly than expected and thereby reduce anticipated aggregate interest payments respecting the related Notes. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables will be borne entirely by the related Noteholders as set forth in the priority of distributions in the related Prospectus Supplement. Such reinvestment risks may include the risk that interest rates are lower at the time such holders receive payments from the related Trust than interest rates would otherwise have been had such prepayments not been made or had such prepayments been made at a different time. See "Description of the Transaction Agreements--Termination" herein regarding the Servicer's option to purchase the Receivables of a Trust.

    If the related Prospectus Supplement provides for a Reserve Account, and if the amount required to be withdrawn from such Reserve Account to cover shortfalls in collections on the Receivables exceeds the amount of cash in such Reserve Account, a temporary shortfall in the amounts distributed to the Noteholders of the related Series could result, which could, in turn, increase the average life of such Notes.

    Noteholders of any Series should consider, in the case of Notes purchased at a discount, the risk that a slower than anticipated rate of principal payments on the related Receivables could result in an actual yield that is less than the anticipated yield and, in the case of any Notes purchased at a premium, the risk that a faster than anticipated rate of principal payments on the related Receivables could result in an actual yield that is less than the anticipated yield.

    RISKS RELATING TO REIMBURSEMENT OF CERTAIN LOSSES. In the event that Realized Losses are incurred in respect of the Receivables during a monthly period, certain amounts of collections with respect to interest will be treated as principal collections, to the extent available, as described in the related Prospectus Supplement. If the related Prospectus Supplement provides for a Revolving Period, and Realized Losses are incurred in respect of the Receivables during a monthly period relating to the Revolving Period, interest collections treated as principal collections will be available for reinvestment in Subsequent Receivables. If the related Prospectus Supplement does not provide for a Revolving Period or, with respect to a Series that has a Revolving Period, if such Realized Losses are incurred during a monthly period with respect of the Amortization Period, such amounts of collections with respect to interest which are treated as principal collections will be available to make principal payments with respect to the Notes as described in the related Prospectus Supplement. To the extent that collections with respect to interest are not available to reimburse certain losses with respect to the Receivables and no amounts with respect to the related Reserve Account, if any, are available to reimburse such losses, the Noteholders will bear such losses as described in the related Prospectus Supplement.

    RISKS RELATING TO CERTAIN LITIGATION INVOLVING MCC. MCC is currently a defendant in The Commonwealth of Puerto Rico et al. v. The M/V Emily S and the Barge Morris J. Berman, in rem; MetLife Capital

Corporation et al., in personam. In this suit the plaintiffs seek to recover from MCC and numerous other defendants certain damages and costs resulting from or relating to the grounding of a barge and an oil spill off the coast of Puerto Rico. At the time of the grounding, MCC was the finance lessor of the tug Emily S, which was bare boat chartered to an MCC customer. The tug was towing a barge filled with oil when the tow line between the tug and the barge parted. The barge ran aground on a reef and spilled oil into the waters off Puerto Rico.

    The Commonwealth of Puerto Rico is seeking to recover at least Eighteen Million Seven Hundred Ten Thousand Dollars ($18,710,000) in compensatory damages. The United States has alleged cleanup costs in an amount to be proven by the U.S. at trial, but which the U.S. has stated is expected to exceed Ninety Two Million Dollars ($92,000,000). The plaintiffs also seek to recover natural resource and other damages, so the precise total dollar amount sought by the plaintiffs is as yet unspecified. MCC is vigorously contesting its liability in this case. At this time, MCC is unable to predict the ultimate outcome or estimate the financial consequences of the account on the results of operations or financial position of MCC.

    As with any other large business, MCC is frequently involved in litigation, but currently, no other matters are considered to be material.

    RISK RELATING TO CERTAIN UCC CONSIDERATIONS. Certain states have adopted a version of Article 2A of the UCC ("Article 2A"). Article 2A purports to codify many provisions of existing common law. Although there is little precedent regarding how Article 2A will be interpreted, it may, among other things, limit enforceability of any "unconscionable" lease or "unconscionable" provision in a lease, provide a lessee with remedies, including the right to cancel the lease contract, for certain lessor breaches or defaults, and may add to or modify the terms of "consumer leases" and leases where the lessee is a "merchant lessee." However, with respect to each Lease conveyed to a Trust, MCC will represent that
(i) such Lease is not a "consumer lease" and (ii) to the best of its knowledge, the related Obligor has accepted the related Financed Equipment leased to it and, after reasonable opportunity to inspect and test, has not notified MCC of any defects therein. Article 2A also recognizes typical commercial lease "hell or high water" rental payment clauses that require an obligor to make scheduled rental payments regardless of intervening circumstances and validates reasonable liquidated damages provisions in the event of lessor or lessee defaults. Moreover, Article 2A recognizes the concept of freedom of contract and permits the parties in a commercial context a wide degree of latitude to vary provisions of the law.

    RISKS ASSOCIATED WITH GEOGRAPHIC CONCENTRATION. If a Trust contains a high concentration of Receivables relating to Obligors located within a single state or region in the United States, events in that state or region may have a magnified effect on the Trust due to such concentration. The Prospectus Supplement relating to a Series to be offered thereby and hereby will set forth a then-current detailed geographic breakdown of the number of Receivables and the amount of Receivables each, relating to Obligors with addresses in each applicable state containing a concentration of Obligors. See "The Receivables Pool-- Geographic Distribution of Initial Receivables" in the related Prospectus Supplement. The Transferor, however, is unable to determine and has no basis to predict, with respect to any state or region, whether any such events have occurred or may occur, or to what extent such events may affect the Receivables or the payment of the Notes.

    LIMITED SCOPE OF NOTE RATING. Any rating assigned to the Notes of a Series or a Class by a Rating Agency will reflect such Rating Agency's assessment of the likelihood that Noteholders of such Series or Class will receive the payments of interest and principal required to be made under the Agreement (including amounts payable from any Pre-Funding Account) and will be based primarily on the value of the Trust Property with respect to such Series or Class. However, any such rating will not address the likelihood that the principal of, or interest on, any Notes of such Class or Series will be paid on a scheduled date. The rating will not be a recommendation to purchase, hold or sell Notes of such Series or Class, and such rating will not comment as to the marketability of such Notes, any market price or suitability for a particular investor. There is no assurance that any rating will remain for any given period of time or that any rating will not be reduced or withdrawn entirely by a Rating Agency if in such Rating Agency's judgment circumstances so warrant. Such a reduction or withdrawal may affect the price or marketability of the Notes. However, the Transferor has no basis to determine what specific effects such a reduction or withdrawal might have on any particular Noteholder or Note Owner.

    The Transferor will request a rating of the Notes offered hereby of each Series by at least one Rating Agency. There can be no assurance as to whether any rating agency not requested to rate the Notes will nonetheless issue a rating with respect to any Series of Notes or Class thereof, and, if so, what such rating would be. A rating assigned to any Series of Notes or Class thereof by a rating agency that has not been requested by the Transferor to do so may be lower than the rating assigned by a Rating Agency pursuant to the Transferor's request.

    RISKS RELATING TO BOOK-ENTRY REGISTRATION. As may be set forth in the related Prospectus Supplement, the Class A Notes may be initially represented by one or more physical notes registered in the name of Cede or any successor nominee for DTC and will not be registered in the names of the beneficial owners of such Class A Notes or their nominees. Accordingly, unless and until Definitive Notes are issued for such Class A Notes, holders of beneficial interests in such Class A Notes will not be recognized by the applicable Indenture Trustees as Noteholders and will only be able to exercise the rights of Noteholders indirectly through DTC, Cedel or Euroclear and their respective participating organizations and its Participants. See "Issuance of the Notes--Book-Entry Registration" herein.

                                   THE TRUSTS

GENERAL

    With respect to each Series of Notes, the Transferor will create a separate Trust for the transactions described herein and in the related Prospectus Supplement. After its creation, each Trust will not engage in any activity other than (i) acquiring, holding and managing the Receivables and the other assets of such Trust and proceeds therefrom, (ii) issuing and making payments on the related Notes, and (iii) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. On the related Closing Date, simultaneously with the issuance of the Notes of a given Series, the Transferor will transfer the Initial Receivables and its security interests in any Financed Equipment to the related Trust. To the extent so provided in the related Prospectus Supplement, Subsequent Receivables may, if at all, be conveyed to the related Trust as frequently as daily during the related Funding Period, if any, or the related Revolving Period, if any. Any Subsequent Receivables so conveyed also will be assets of the related Trust, subject to the prior rights of the related Indenture Trustee and Noteholders therein. The amount that may be initially deposited into a Pre-Funding Account, and the length of a Pre-Funding Period, if any, with respect to a Trust, shall be limited as described herein. The length of a Revolving Period, if any, with respect to a Trust, will be described in the related Prospectus Supplement.

    The Servicer will continue to service the Receivables held by each Trust and will receive fees for such services. See "Description of the Transaction Agreements--Servicing Compensation and Payment of Expenses" herein and in the related Prospectus Supplement. To facilitate servicing and to minimize administrative burden and expense, the Servicer will maintain possession of the related Receivables Files as custodian on behalf of such Trust and the related Indenture Trustee, but the Servicer will not stamp the related Loan and/or Leases to reflect the ultimate assignment of the Receivables to such Trust. Financing statements previously filed to perfect the security interests in the Financed Equipment in favor of MCC will not be assigned to such Trust or amended. See "Certain Legal Aspects of the Receivables" and "Description of the Transaction Agreements--Transfer and Assignment of Receivables" herein.

    If the credit enhancement provided to the investment of the Class A Noteholders of a given Series by the subordination of the related Class B Notes and the protection provided to the holders of the Notes by the availability of the funds in the related Reserve Account or any other credit enhancement is insufficient, the related Trust and such Noteholders must rely solely on the payments from the Obligors on the related Receivables, and the proceeds from the repossession and sale of Financed Equipment which secure defaulted Receivables. In such event, certain factors, such as such Trust's not having first perfected security interests in some of the Financed Equipment and the risk of fraud or negligence of MCC, may affect such Trust's ability to realize on the collateral securing the Receivables, and thus the proceeds to be distributed to Noteholders with respect to the Notes, may be reduced. See "Description of the Transaction Agreements--Distributions", "--Credit and Cash Flow Enhancement" and "Certain Legal Aspects of the Receivables" herein and "Description of the Transaction Agreements--Distributions" in the related Prospectus Supplement.

    The principal offices of each Trust and of the related Owner Trustee will be specified in the related Prospectus Supplement.

THE OWNER TRUSTEE

    The Owner Trustee for each Trust will be specified in the related Prospectus Supplement. An Owner Trustee's liability in connection with the issuance and sale of the Notes of the related Series will be limited solely to the express obligations of such Owner Trustee set forth in the related Trust Agreement and the related Transfer and Servicing Agreement. An Owner Trustee may resign at any time, in which event the Administrator will be obligated to appoint a successor owner trustee. The Administrator of a trust may also remove the Owner Trustee if the Owner Trustee ceases to be eligible to continue as Owner Trustee under the related Trust Agreement or if the Owner Trustee becomes insolvent. In such circumstances, the Administrator will be obligated to appoint a successor owner trustee. Any resignation or removal of an Owner Trustee and appointment of a successor owner trustee will not become effective until acceptance of the appointment by the successor owner trustee.

                               THE TRUST PROPERTY

    The Notes of any Series will be collateralized by the assets of the related Trust (the "Trust Property"). The Trust Property of any Trust will include (i) the Receivables, (ii) all monies (including accrued interest) due or to become due thereunder on or after the applicable Cut-off Date, (iii) such amounts as from time to time may be held in one or more accounts established and maintained by the Servicer pursuant to the related Transfer and Servicing Agreement, as described below and in the related Prospectus Supplement, (iv) security interests in the Financed Equipment, (v) the rights to proceeds from claims on physical damage, credit life and disability insurance policies, if any, covering such Financed Equipment or Obligors with respect to Financed Equipment, as the case may be, (vi) the net proceeds of any repossessed Financed Equipment, (vii) the rights of the Transferor under the related Contribution and Sale Agreement,
(viii) interest earned on short-term investments made by such Trust and (ix) any proceeds of the foregoing. The Receivables will be originated directly by MCC. Subject to the provisions of the related Transfer and Servicing Agreement, the related Receivables will continue to be serviced by the Servicer and will evidence direct financing made available by MCC to the Obligors. The related Reserve Account, if any, and any other Trust Accounts, shall be maintained in the name of the Indenture Trustee for the benefit of the Noteholders of the related Series.

                              THE RECEIVABLES POOL

    The Receivables of any Trust will be originated by MCC in the ordinary course of its commercial loan and lease transactions business. MCC purchases or originates contracts in accordance with its credit standards which are based primarily on the Obligor's credit and only secondarily on the value of MCC's security interest in the related equipment.

    The Receivables to be held by each Trust will be selected from MCC's portfolio of loan contracts and leases not previously sold meeting several criteria. As of the applicable Cut-off Date, among the criteria to be met (except as described under "Certain Legal Aspects of the Receivables" herein) are that each Receivable: (i) will be secured by a first priority perfected security interest in the related Financed Equipment, (ii) will have an Obligor which has a United States mailing address, (iii) will not be more than 60 days past due, and (iv) will satisfy the other criteria, if any, set forth in the related Prospectus Supplement. As of the applicable Cut-off Date, no Obligor on any related Receivable will be noted on the related records of the Servicer as being in default (other than a payment default continuing for not more than 60 days) under the related Loan Contract or Lease or as being the subject of a bankruptcy proceeding. No selection procedures believed by the Transferor to be adverse or beneficial to the Noteholders of any Series will be used in selecting the related Receivables.

    Information with respect to each pool of Receivables will be set forth in the related Prospectus Supplement, including, to the extent appropriate, the composition of the Receivables, the distribution by annual percentage rate ("APR") (as such term is defined in the related Prospectus Supplement), type of equipment, Principal Balance of the Receivables and the geographic location of each Obligor of the Receivables, industry application and payment frequency. See "The Receivables Pool" in the related Prospectus Supplement.

    If the related Prospectus Supplement provides for a Pre-Funding Period or a Revolving Period, each Subsequent Receivable of the related Trust must satisfy the eligibility criteria specified in the related Transfer and Servicing Agreement at the time of its addition. However, except for such criteria, there will be no required characteristics of such Subsequent Receivables. Therefore, following the transfer of Subsequent Receivables to the related Trust, the characteristics of the entire Receivables Pool (as defined in the related Prospectus Supplement) included in such Trust may vary from those of the Initial Receivables.

MIDDLE MARKET CREDIT REVIEW AND UNDERWRITING PROCESS

    The middle market unit of MCC is the largest segment of MCC's business. Its primary role is to market MCC equipment finance products and real estate products directly to a broad range of companies throughout the United States with sales from $20 million to $500 million.

    The credit review and underwriting process for middle market is performed by members of the credit department in MCC's corporate headquarters in Bellevue, Washington perform a thorough credit review of all prospective obligors. The credit review process relies on the extensive credit experience of MCC's management and staff. Credit scoring is not used.

    MCC's credit philosophy is that of a cash flow lender and, accordingly, a prospective customer's historical and projected operating cash flows are generally the primary consideration for credit approval decisions. Typically, the credit review process begins when an account executive has bid and won a transaction. The information reviewed typically includes (i) 3 to 5 years of audited financial statements, (ii) information regarding the equipment to be financed (obtained in consultation with MCC's Asset Management department),
(iii) information regarding the purpose of the funds, (iv) various third party sources of information, internal industry studies as well as internet sources, and (v) a description of the proposed transaction structure. (Occasionally the credit analyst is asked to pre-screen a potential obligor before a bid goes out. The review for such pre-screens is more cursory in nature, but a complete review of the credit is conducted once the transaction has been bid and won.)

    After a thorough analysis of the proposed transaction and obligor, the Credit Analyst then makes the decision whether to approve the transaction as submitted, approve the transaction with changes, recommend approval of the transaction (if over the individual Analyst's credit authority), or to recommend the transaction be declined. Authority to make credit decisions is based on seniority and lending experience.

    Each transaction on MCC's books is assigned a quality code (a "Quality Code") based on the financial health of the obligor. MCC uses a scale of 1 through 6, with 1 being the highest credit quality and 6 being the lowest. All new loans originated by MCC will begin in category 1 or 2. Loans in category 1 are "superior" credits that surpass MCC's standard credit criteria. Loans in category 2 are "standard" credits that meet MCC's standard credit criteria. Loans with a quality code of 3 are being watched because of obligor specific problems or industry concerns. Loans in categories 4, 5 and 6 are "classified credits" and are assigned to a specific credit analyst for close monitoring, administration and reporting.

    All obligors are required to submit financial statements annually. Each middle market customer's financial condition, payment history, and compliance with applicable covenants is reviewed by junior level credit personnel. The work of these individuals is reviewed by the credit manager responsible for managing the annual review process. Accounts that are in good standing and have a balance under $2 million, are subject to a short form review which consists of summary cash flow, liquidity and ratio analysis along with a brief written summary of the information. Accounts with a balance under $1 million that are in good standing get what is called a "signature review," which consists of an abbreviated short form review. Accounts that have deteriorated and accounts over $2 million are subject to long form review which consists of full financial statement, cash flow, earnings trend, payment history and ratio analysis along with a full written analysis of the financial condition of the borrower based on such information. If the status of an account has deteriorated between annual reviews, a credit review will commence immediately.

FRANCHISE FINANCE CREDIT REVIEW AND UNDERWRITING PROCESS

    The franchise finance unit of MCC provides equipment and real estate financing to franchisees of approved nationally recognized franchise concepts, such as McDonald's.

    The credit review and underwriting process for franchise finance is similar to the process for middle market. A credit scoring tool is in place solely for loans to obligors that are McDonald's franchisees. For those obligors, credit scoring is not used to make a final credit decision, but rather as a tool to make an initial determination as to the amount of due diligence required on any given transaction.

    In addition to reviewing 3-5 years of financial statements and other information similar to that reviewed by middle market credit analysts, the franchise finance credit analyst will review sales histories of all stores involved in the proposed transaction, proforma financial statements on new or acquired stores, and an outline of the obligor's experience with the franchise concept.

LOAN/LEASE DOCUMENTATION

    Once a credit has been approved and the obligor has agreed to MCC's proposed terms, the credit application is passed on to contract administration. Contract administration determines what documents will be required and what filings will need to be made.

SERVICING

    Servicing the loan portfolio is the responsibility of Portfolio Administration.

    Most of the loans in MCC's portfolio are monthly pay and all of the Receivables to be included in any Trust are monthly pay obligations. Monthly due dates are dispersed throughout the month with roughly one third falling between the 25th and 30th day of each month. MCC sends invoices to each obligor approximately 25 days before each due date. One invoice will be sent to each obligor for each product that has the same due date (for example, if a customer has a loan and a lease with the same due date, they will receive one invoice; if the loan and lease have different due dates, two invoices will be sent).

    Obligors are granted a 10 day grace period after the due date within which to make their payments without incurring any penalties. If an obligor fails to make its payment by the end of the grace period, one of five collectors will begin to call the delinquent obligor. Calls will be placed each day until the collector extracts a promise to pay from the obligor. All discussions with delinquent obligors are documented and are stored on-line. Obligors are charged a late fee for all payments received after the end of the grace period. The late fee is generally 5% of the payment due. As policy, MCC does not grant to delinquent customers extensions on the due date for any payment relating to a Receivable for the sole purpose of bringing that Receivable into current payment status.

    Once an Obligor has become 30 to 60 days delinquent, the credit analyst that initially reviewed and approved the loan will become involved. It is the credit analyst's decision to continue to work with the delinquent obligor or to default the account and attempt to repossess the equipment. An account will not be written off until the credit analyst has determined that there is no other way for MCC to recover its investment. Once a decision has been made to default an account, the credit analyst prepares a default letter and the Asset Management group is called upon to assist in the valuation and disposal of the equipment.

    COMMERCIAL LOANS. MCC offers loans to commercial obligors with a variety of repayment schedules tailored to the obligor's anticipated cash flows. These commercial loans are secured by the equipment purchased with the proceeds of such loans. In connection with the equipment, the obligor is required to provide all physical damage insurance on the equipment, including loss by burglary, theft and malicious mischief. Such insurance must be for full replacement value and name MCC as the payee.

    While the terms of the commercial loans vary, generally the term of each quasi-lease is from between two and seven years. Interest accrues on the loans at either a fixed or a floating rate and each loan may be scheduled as a fully amortizing loan or as a balloon loan. Under the terms of each loan the obligor may prepay the loan by paying any amount equal to the unpaid principal balance of the loan plus accrued and unpaid interest and the applicable prepayment premium, if any.

    QUASI-LEASES. MCC offers quasi-leases, which are essentially loan contracts that are structured as direct finance leases, to commercial obligors. For federal tax purposes, quasi-leases are treated by MCC and by the obligor as a secured loan from MCC to the obligor, and the obligor, at its own expense, is required to maintain the equipment and pay all fees, property and use taxes and other expenses of a similar nature relating to the leased equipment. Quasi-leases are secured by the leased equipment and the obligor is required to provide all physical damage insurance on the equipment, including loss by burglary, theft and malicious mischief. Such insurance must be for full replacement value and name MCC as the payee.

    While the terms of these quasi-leases vary, generally the term of each loan is from between two and seven years. Quasi-leases may be structured (i) to amortize the cost of the leased equipment to a nominal amount (equivalent to a fully amortizing loan) or (ii) to only partially amortize the cost of the equipment (equivalent to a balloon loan). In either case, at the end of the quasi-lease term, the obligor is required to purchase the leased equipment. The lessee may terminate a quasi-lease prior to the end of the scheduled lease term by paying an amount equal to the sum of the unamortized equipment cost, accrued and unpaid rentals, plus a prepayment premium.

    NON-TAX ORIENTED OPERATING LEASES. MCC offers non-tax oriented operating leases (each, a "NTOOL") that, like quasi-leases described above, are essentially loan contracts structured as direct finance leases. For federal tax purposes, NTOOLs are treated as a secured loan by MCC and as either a loan or an operating lease by the obligor. The obligor, at its own expense, is required to maintain the equipment and pay all fees, property and use taxes and other expenses of a similar nature relating to the leased equipment. NTOOLs are secured by the leased equipment and the obligor is required to provide all physical damage insurance on the equipment, including loss by burglary, theft and malicious mischief. Such insurance must be for full replacement value and name MCC as the payee.

    While the terms of the NTOOLs vary, generally the initial term is for three years with the option for the obligor to renew annually for a term of seven years. At the end of each lease term, other than the end of the maximum term, the obligor has the option to (i) purchase the leased equipment for an amount equal to the unamortized amount financed with respect to the related lease (in which case the underlying lease would be equivalent to a balloon loan), (ii) sell the leased equipment to a third party, in which case the obligor must pay MCC the greater of (A) a guaranteed minimum amount specified in the related lease contract (which may be less than the amount financed with respect to such lease) and (B) the net proceeds of such sale, up to the unamortized amount financed with respect to such lease, or (iii) extend the lease for another one-year term. The difference between the guaranteed minimum amount referred to above and the unamortized amount financed with respect to such NTOOL is the "Remaining Residual Amount." At the end of the maximum term, the lessee must either, (i) purchase the leased equipment for an amount equal to the unamortized amount financed with respect to the related lease (in which case the underlying lease would be equivalent to a balloon loan), (ii) sell the leased equipment to a third party, in which case the Obligor must pay MCC the greater of (A) a guaranteed minimum amount specified in the related lease contract (which may result in a Remaining Residual Amount) and (B) the net proceeds of such sale, up to the unamortized amount financed with respect to such lease.

    If the obligor does not extend the lease to its maximum term, the obligor will make a payment to MCC similar to a prepayment premium. The lessee may terminate a NTOOL prior to the scheduled lease term by paying an amount equal to the sum of the unamortized equipment cost, accrued and unpaid rentals and the applicable prepayment premium.

                       WEIGHTED AVERAGE LIFE OF THE NOTES

    The weighted average life of the Notes of any Series will generally be influenced by the rate at which the principal balances of the related Receivables are paid and the rate at which such payments are paid to the Noteholders. (For this purpose, the term "prepayments" includes prepayments in full, partial prepayments, liquidations due to default, and receipts of proceeds from physical damage and term life insurance policies and the reacquisition of Receivables by the Transferor or the Servicer or for other administrative reasons set forth herein). Loans are not optionally prepayable during the first year or two of the Loan. Loans are prepayable after that "lock-out period" upon payment of the outstanding principal balance and accrued interest, plus a prepayment premium. Although Leases are generally not optionally prepayable by their terms, Obligors generally are permitted to prepay a Lease upon payment of the aggregate remaining lease scheduled payments due (which amount would include an implicit interest amount) in the case of a fixed rate transaction, plus a prepayment premium. Each prepayment will shorten the weighted average remaining term of the Receivables and, during any period in which the Noteholders are receiving principal payments on the related Notes, the weighted average life of the related Notes. The related Prospectus Supplement will set forth the allocation of prepayments among the various Classes of Notes of the related Series. See "Description of the Transaction Agreements--Distributions" in the related Prospectus Supplement.

    The rate of prepayments on the Receivables is influenced by a variety of economic, financial, climatic and other factors. In addition, under certain circumstances, the Transferor will be obligated to reacquire Receivables from a Trust pursuant to the related Transfer and Servicing Agreement, as a result of breaches of representations and warranties, and the Servicer will be obligated to purchase Receivables from a Trust pursuant to the related Transfer and Servicing Agreement, as a result of breaches of certain covenants. See "Description of the Transaction Agreements--Transfer and Assignment of Receivables" and "--Servicing Procedures" herein. See also "Description of the Transaction Agreements--Termination" herein regarding the Servicer's option to purchase the Receivables from a Trust. On the other hand, the payment schedule under a contract related to a Receivable may be extended or revised by the Servicer under certain circumstances. An extension or revision may lengthen the weighted average remaining term of the Receivables and the weighted average life of the Notes.

    In light of the above considerations, there can be no assurance as to the amount of principal payments to be made on the Notes on a given Series on each Distribution Date, since such amount will depend, in part, on the amount of principal collected on the related Receivables during the applicable Collection

Period. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables will be borne entirely by the Noteholders of a given Series, as set forth in the related Prospectus Supplement. Such reinvestment risks may include the risk that interest rates are lower at the time such holders receive payments from the related Trust than interest rates would otherwise have been had such prepayments not been made or had such prepayments been made at a different time.

    The related Prospectus Supplement may set forth certain additional information with respect to the maturity and prepayment considerations applicable to the particular Receivables and any Class of Notes of the related Series.

                      POOL FACTORS AND TRADING INFORMATION

    With respect to each Series, the Noteholders of record will receive reports on or about each Distribution Date concerning the Receivables, the "Pool Balance" (as such term is defined in the related Prospectus Supplement), each Note Pool Factor and various other items of information. In addition, Noteholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law.

    With respect to each Series of Notes, the related Prospectus Supplement will set forth the calculation of each "Note Pool Factor," as applicable, with respect to each Class of related Class A Notes.

                                USE OF PROCEEDS

    The net proceeds from the sale of the Notes of a given Series will be applied by the related Trust (i) to acquire the Receivables from the Transferor,
(ii) to make the initial deposit into the Reserve Account, if any, and (iii) to make the deposit of the Pre-Funded Amount into the Pre-Funding Account, if any. The amount that may be initially deposited into a Pre-Funding Account, and the length of a Pre-Funding Period, are limited as described herein. The Transferor will use that portion of such net proceeds paid to it with respect to any such Trust to purchase the related Receivables from MCC.

                        THE TRANSFEROR AND THE SERVICER

METLIFE CAPITAL FUNDING CORP. III

    The Transferor is a wholly-owned subsidiary of MCC. The Transferor was incorporated in the State of Delaware on March 7, 1997. The Transferor is organized for the limited purpose of purchasing receivables from MCC, transferring such receivables, to third parties and any activities incidental to and necessary or convenient for the accomplishment of the foregoing purposes. The principal executive offices of the Transferor are located at 10900 NE 4th Street, Suite 550, Bellevue, WA 98004 and its telephone number is (206) 450-3590.

    The Transferor has taken and will take steps in structuring the transactions contemplated hereby that are intended to ensure that a voluntary or involuntary petition for relief by or against MCC under any Insolvency Law will not result in the substantive consolidation of the assets and liabilities of the Transferor with those of MCC. These steps include the creation of the Transferor as a separate limited-purpose entity pursuant to articles of incorporation containing
(i) certain limitations (including restrictions on the nature of the Transferor's business and a restriction on the Transferor's ability to commence a voluntary case or proceeding under any Insolvency Law without the prior unanimous affirmative vote of all of its directors) and (ii) a requirement that at least one of the Transferor's directors be independent of MCC and its affiliates. However, there can be no assurance that the activities of the Transferor would not result in a court's concluding that the assets and liabilities of the Transferor should be substantively consolidated with those of MCC in a proceeding under any Insolvency Law. See "Risk Factors--Risks Relating to Substantive Consolidation of MCC and the Transferor" herein.

    In addition, each Owner Trustee, each Indenture Trustee and all Noteholders will covenant that they will not, at any time, institute against the Trust or the Transferor any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

    MCC will warrant to the Transferor in each Contribution and Sale Agreement that the transfer and conveyance of the related Receivables by it to the Transferor is an absolute transfer and conveyance of such Receivables to the Transferor. In addition, MCC and the Transferor will treat the transactions described herein and in the related Prospectus Supplement as an absolute transfer and conveyance of the related Receivables to the Transferor, and the Transferor has taken and will take all actions (other than delivering the original contract) that are required to perfect the Transferor's ownership interest in the related Receivables by the Transferor filing UCC financing statements. Notwithstanding the foregoing, if MCC were to become a debtor in a bankruptcy case, and a creditor or trustee-in-bankruptcy of MCC or MCC itself were to take the position that a transfer and conveyance of Receivables to the Transferor should be recharacterized as a pledge of such Receivables to secure a borrowing of MCC, then delays in payments of collections of such Receivables to the Transferor could occur or, should the court rule in favor of any such trustees, debtor or creditor, reductions in the amount of such payments, or a reduction in the amount of Receivables securing such a borrowing, could result. If the transactions contemplated herein and in the related Prospectus Supplement are treated as a transfer and conveyance, the related Receivables would not be part of MCC's bankruptcy estate and would not be available to MCC's creditors. See "Risk Factors--Risks Relating to the Transfer of Assets from MCC to the Transferor" herein.

METLIFE CAPITAL CORPORATION

    MCC is an indirectly and wholly owned subsidiary of the Metropolitan Life Insurance Company, engaged in the business of secured lending principally to middle market American businesses. MCC operates as a separate investment subsidiary of the Metropolitan Life Insurance Company. The principal executive offices of MCC are located at 10900 NE 4th Street, Suite 500, Bellevue WA 98004 and its telephone number is (206) 451-0090.

    MCC is a Delaware corporation which was formed in 1983 when Metropolitan Life Insurance Company acquired the leasing division of a national banking association which was formed in 1974. MCC's products include loans secured by equipment, equipment leases, and loans secured by commercial real estate. MCC has approximately 4,100 customers. Approximately 97% of MCC's assets represent obligations of companies based throughout the United States.

    Certain current information regarding MCC will be set forth in the related Prospectus Supplement.

                            DESCRIPTION OF THE NOTES

GENERAL

    With respect to each Trust, one or more Classes of Class A Notes and one or more Classes of Class B Notes of a given Series will be issued pursuant to the terms of an indenture between the related Trust and the related indenture trustee (the "Indenture Trustee"), which Indenture will be substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following summary, as well as other pertinent information included elsewhere in this Prospectus and in the related Prospectus Supplement, describes the material terms generally applicable to the Notes, but does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the Notes and the Indenture.

    The Class A Notes will initially be represented by one or more Class A Notes registered in the name of the nominee of DTC (together with any successor depositors selected by the related Trust, the "Depository") except as set forth below. The Class A Notes will be available for purchase in denominations of $1,000 and integral multiples thereof and will be available in book-entry form only. See "Issuance of the Notes--Definitive Notes" and "--Book-Entry Registration" herein. The Class B Notes will be issued in fully registered certificated form.

PRINCIPAL AND INTEREST ON THE NOTES

    The timing and priority of payments, seniority, allocations of losses, Interest Rate and amount of or method of determining payments of principal and interest on each Class of Notes of a given Series will be as described in the related Prospectus Supplement. The rights of Noteholders to receive payments of principal and interest may be senior or subordinate to the rights of Noteholders of another Class or Series, as described in the related Prospectus Supplement. As provided in the related Prospectus Supplement, payments of interest on the Notes of such Series will be made prior to payments of principal thereon. To the extent provided in the related Prospectus Supplement, a Series may include one or more Classes of Strip Notes entitled to (i) principal payments with disproportionate, nominal or no interest payments or (ii) interest payments with disproportionate, nominal or no principal payments. Each Class of Notes may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate (and which may be zero for certain Classes of Strip Notes), or any combination of the foregoing. The related Prospectus Supplement will specify the Interest Rate for each Class of Notes of a given Series or the method for determining such Interest Rate. See also "Certain Information Regarding the Notes--Fixed Rate Notes" and "--Floating Rate Notes." One or more Classes of Notes of a Series may be prepayable in whole or in part under the circumstances specified in the related Prospectus Supplement, including at the end of the Funding Period (if any) or as a result of the Servicer's exercising its option to purchase the Receivables of the related Trust in the manner and on the respective terms and conditions described under "Description of the Transaction Agreements--Termination" herein.

    To the extent specified in any Prospectus Supplement, one or more Classes of Notes of a given Series may have fixed principal payment schedules. Noteholders of such Notes would be entitled to receive as payments of principal on any given Distribution Date the applicable amounts set forth on such schedule with respect to such Notes, in the manner and to the extent set forth in the related Prospectus Supplement.

    Under certain circumstances, the amount available for payments to Noteholders in respect of interest could be less than the amount of interest payable on the Notes on any of the dates specified for payments on Notes in the related Prospectus Supplement (each, a "Distribution Date"), in which case, each Class of Noteholders will receive its ratable share (based upon the aggregate amount of interest due to such Class of Noteholders) of the aggregate amount available to be distributed in respect of interest on the Notes of such Series. See "Description of the Transaction Agreements--Distributions" in the related Prospectus Supplement.

    In the case of a Series of Notes which includes two or more Classes of Notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination thereof, of each such Class will be set forth in the related Prospectus Supplement. Payments in respect of principal and interest of any Class of Notes will be made on a pro rata basis among all the Noteholders of such Class.

    If the Servicer exercises its option to purchase the Receivables of a Trust in the manner and on the respective terms and conditions described under "Description of the Transaction Agreements--Termination" herein, the related outstanding Notes will be prepaid as set forth in the related Prospectus Supplement. In addition, if the related Prospectus Supplement provides that the property of a Trust will include a Pre-Funding Account, the related outstanding Notes may be subject to partial prepayment on or immediately following the end of the related Funding Period in an amount and manner specified in the related Prospectus Supplement. In the event of such partial prepayment, the Noteholders of the related Series may be entitled to receive a prepayment premium from the related Trust, in the amount and to the extent provided in the related Prospectus Supplement.

THE INDENTURE

    MODIFICATION OF INDENTURE. With respect to each Trust, with the consent of the holders of a majority of the outstanding principal amount of the Class A Notes of the related Series, the related Indenture Trustee and the related Trust may execute a supplemental indenture to add provisions to, or change in any manner or eliminate any provisions of, the Indenture with respect to the Notes, or to modify (except as provided below) in any manner the rights of the Noteholders.

    Notwithstanding the foregoing, without the consent of the holder of each outstanding Note of the related Series affected thereby, no supplemental indenture shall (i) change the due date of any installment of principal of or interest on any Note of such Series or reduce the principal amount thereof, the interest rate specified thereon or the prepayment price with respect thereto or change any place of payment where, or the coin or currency in which, any Note or any interest thereon is payable, (ii) impair the right to institute suit for the enforcement of certain provisions of the related Indenture regarding payment,
(iii) reduce the percentage of the aggregate amount of the outstanding Notes of such Series the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the related Indenture or of certain defaults thereunder and their consequences as provided for in such Indenture, (iv) modify or alter the provisions of the related Indenture regarding the voting of Notes held by the related Trust, the Transferor, an affiliate of either of them or any obligor on such Notes, (v) reduce the percentage of the aggregate outstanding amount of the Notes of such Series the consent of the holders of which is required to direct the related Indenture Trustee to sell or liquidate the related Receivables if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes of such Series, (vi) decrease the percentage of the aggregate principal amount of such Notes required to amend the sections of the related Indenture which specify the applicable percentage of the aggregate principal amount of the Notes of such Series necessary to amend the related Indenture or certain of the other Transaction Agreements or (vii) permit the creation of any lien ranking prior to or on a parity with the lien of the related Indenture with respect to any of the collateral for such Notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the related Indenture on any such collateral or deprive the holder of any such Note of the security afforded by the lien of such Indenture.

    A Trust and the related Indenture Trustee may also enter into supplemental indentures, without obtaining the consent of Noteholders of the related Series, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related Indenture or of modifying in any manner the rights of such Noteholders, including curing any ambiguity or correcting or supplementing any inconsistent provision therein:
PROVIDED, HOWEVER, that such action will not, in the opinion of counsel delivered to the Indenture Trustee, materially and adversely affect the interest of any such Noteholder.

    In addition, a Trust and the related Indenture Trustee may enter into supplemental indentures, without obtaining the consent of the Noteholders of the related Series, to substitute credit enhancement for any Class of Notes, provided the Rating Agencies confirm in writing that such substitution will not result in the reduction or withdrawal of the rating for such Class of Notes or any other Class of Notes of the related Series.

    EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT. With respect to the Notes of a given Series, an "Event of Default" with respect to such Notes will be defined in the related Indenture as being: (i) a default for five days or more in the payment of any interest on any Class A Note of such Series; (ii) a default in the payment of the principal of or any installment of the principal of any such Note when the same becomes due and payable; (iii) a default in the observance or performance of any covenant or agreement of the related Trust made in the related Indenture and the continuation of any such default for a period of 30 days after notice thereof is given to such Trust by the related Indenture Trustee or to such Trust and such Indenture Trustee by the holders of at least 25% in principal amount of the Class A Notes of such Series then outstanding;
(iv) any representation or warranty made by such Trust in the related Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and such breach not having been cured within 30 days after notice thereof is given to such Trust by such Indenture Trustee or to such Trust and such Indenture Trustee by the holders of at least 25% in principal amount of the Class A Notes of such Series then outstanding; or (v) certain events of bankruptcy, insolvency, receivership or liquidation of the Transferor or the related Trust. However, the amount of principal required to be distributed to the Noteholders of such Series under the related Indenture will be generally limited to amounts available therefor in the related Note Distribution Account absent acceleration of such Notes. Therefore, the failure to pay principal on such Notes may not result in the occurrence of an Event of Default until the applicable Final Scheduled Distribution Date.

    If an Event of Default should occur and be continuing with respect to the Notes of any Series, the related Indenture Trustee or holders of a majority in principal amount of such Class A Notes then outstanding may declare the principal of such Notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by the holders of a majority in principal amount of such Class A Notes then outstanding.

    Subject to the conditions specified below, if the Notes of any Series have been declared to be due and payable following an Event of Default with respect thereto, the related Indenture Trustee may, in its discretion, to the extent permitted by applicable law, either sell the related Receivables or elect to have the related Trust maintain possession of such Receivables and continue to apply distributions on such Receivables as if there had been no declaration of acceleration. The related Indenture Trustee is prohibited from selling the related Receivables following an Event of Default, other than a default in the payment of any principal or a default for five days or more in the payment of any interest on any such Note, unless (i) all the holders of the outstanding Notes of such Series consent to such sale, (ii) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on the outstanding Notes of such Series at the date of such sale or (iii) such Indenture Trustee determines that the proceeds of the related Receivables would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such obligations had not been declared due and payable, and such Indenture Trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding amount of such Class A Notes.

    Subject to the provisions of the related Indenture relating to the duties of the related Indenture Trustee, in case an Event of Default shall occur and be continuing with respect to a Series of Notes, such Indenture Trustee shall be under no obligation to exercise any of the rights or powers under such Indenture if requested or directed by any of the holders of such Notes if such Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to such provisions for indemnification and certain limitations contained in the related Indenture, the holders of a majority (or
66 2/3% if an Event of Default has occurred and is continuing) in principal amount of the outstanding Class A Notes of a Series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the related Indenture Trustee, and the holders of a majority in principal amount of such Class A Notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of such Indenture that cannot be modified without the waiver or consent of all of the holders of such outstanding Class A Notes.

    No Class A Noteholder of any Series will have the right to institute any proceeding with respect to the related Indenture, unless (i) such Class A Noteholder previously has given to the related Indenture Trustee written notice of a continuing Event of Default, (ii) the holders of not less than 25% in principal amount of the outstanding Class A Notes of such Series have made written request of such Indenture Trustee to institute such proceeding in its own name as Indenture Trustee, (iii) such Class A Noteholder or Class A Noteholders have offered such Indenture Trustee reasonable indemnity, (iv) such Indenture Trustee has for 60 days failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to such Indenture Trustee during such 60-day period by the holders of a majority in principal amount of the outstanding Class A Notes.

    In addition, with respect to any Trust, the related Indenture Trustee and the related Noteholders will covenant that they will not at any time institute against such Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

    With respect to any Trust, neither the related Indenture Trustee nor the related Owner Trustee in its individual capacity, nor any holder of an ownership interest in such Trust, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns shall, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the Notes or for the agreements of such Trust contained in the related Indenture.

    CERTAIN COVENANTS. With respect to any Trust, the related Indenture will provide that such Trust may not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state thereof or the District of Columbia, (ii) such entity expressly assumes such Trust's obligation to make due and punctual payments upon the Notes of the related Series and the performance or observance of every agreement and covenant of such Trust under the related Indenture, (iii) no Event of Default shall have occurred and be continuing immediately after such merger or consolidation, (iv) such Trust has been advised that the ratings of the Notes of such Series will not be reduced or withdrawn by the applicable Rating Agencies as a result of such merger or consolidation, (v) such Trust has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequence to such Trust or to any related Noteholder, (vi) any action as is necessary to maintain the lien and security interest created by the related Indenture shall have been taken and (vii) such Trust has received an opinion of counsel and officer's certificate each stating that such consolidation or merger satisfies all requirements under the related Indenture.

    Each Trust will not, among other things (i) except as expressly permitted by the related Indenture, the related Transaction Agreements or certain related documents (collectively, the "Related Documents"), sell, transfer, exchange or otherwise dispose of any of the assets of such Trust, (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the Notes of the related Series (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of Notes because of the payment of taxes levied or assessed upon such Trust,
(iii) except as contemplated by the Related Documents, dissolve or liquidate in whole or in part or (iv) (y) permit the validity or effectiveness of the related Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to such Notes under such Indenture except as may be expressly permitted thereby or (z) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of such Trust or any part thereof, or any interest therein or the proceeds thereof, except as may be created by the terms of the related Indenture.

    No Trust may engage in any activity other than as specified under the section of the related Prospectus Supplement entitled "Creation of the Trust." No Trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related Notes and the related Indenture or otherwise in accordance with the Related Documents.

    Each Trust will or will cause the Servicer to deliver to the related Indenture Trustee on each Determination Date the Servicer's certificate as required by the related Transaction Agreement.

    LIST OF NOTEHOLDERS. Three or more holders of the Class A Notes of any Series (each of whom has owned a Class A Note for at least six months) may, by written request to the related Indenture Trustee, obtain access to the list of all Class A Noteholders of such Series maintained by such Indenture Trustee for the purpose of communicating with other Class A Noteholders of such Series with respect to their rights under such Indenture or such Class A Notes. Such Indenture Trustee may elect not to afford the requesting Class A Noteholders access to the list of such Class A Noteholders if it agrees to mail the desired communication or proxy, on behalf and at the expense of the requesting Class A Noteholders, to all Class A Noteholders of record.

    ANNUAL COMPLIANCE STATEMENT. The Administrator on behalf of each Trust will be required to file annually with the related Indenture Trustee a written statement as to the fulfillment of its obligations under the related Indenture.

    INDENTURE TRUSTEE'S ANNUAL REPORT. If required by law, the Indenture Trustee for each Trust will mail each year to all related Noteholders a brief report relating to its eligibility and qualification to continue as the Indenture Trustee under the related Indenture, any amounts advanced by it under such Indenture, the amount, interest rate and maturity date of certain indebtedness owing by such Trust to such Indenture Trustee in its individual capacity, the property and funds physically held by such Indenture Trustee as such and any action taken by it that materially affects such Notes and that has not been previously reported.

    SATISFACTION AND DISCHARGE OF INDENTURE. An Indenture will be discharged with respect to the Trust Property securing the related Notes upon the delivery to such Indenture Trustee for cancellation of all such Notes or, with certain limitations, upon deposit with such Indenture Trustee of funds sufficient for the payment in full of all of such Notes.

    THE INDENTURE TRUSTEE. The Indenture Trustee for a Series of Notes will be specified in the related Prospectus Supplement. The Indenture Trustee for any Series may resign at any time, in which event the related Trust will be obligated to appoint a successor Indenture Trustee for such Series. A Trust may also remove the related Indenture Trustee if such Indenture Trustee ceases to be eligible to continue as such under the related Indenture or if such Indenture Trustee becomes insolvent in such circumstances, such Trust will be obligated to appoint a successor Indenture Trustee for the related Series of Notes. Any resignation or removal of an Indenture Trustee and appointment of a successor Indenture Trustee for any Series of Notes does not become effective until acceptance of the appointment by the successor Indenture Trustee for such Series.

    EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT. In these circumstances, the Indenture will provide for a successor trustee to be appointed for one or both of the Class A Notes and the Class B Notes if the Indenture Trustee is deemed to have a conflict of interest with respect to the Class A Notes and the Class B Notes, in order that there be separate trustees for each of the Class A Notes and the Class B Notes. So long as any amounts remain unpaid with respect to the Class A Notes, only the indenture trustee for the Class A Noteholders will have the right to exercise remedies under the Indenture (but the Class B Noteholders will be entitled to their shares of any proceeds of enforcement, subject to the subordination of the Class B Notes to the Class A Notes as described herein), and only the Class A Noteholders will have the right to direct or consent to any action to be taken, including sale of the Receivables, until the Class A Notes are paid in full. Upon repayment of the Class A Notes in full, all rights to exercise remedies under the Indenture will transfer to the trustee for the Class B Notes. Any resignation of the original Indenture Trustee as described above with respect to any Class of Notes will become effective only upon the appointment of a successor trustee for such class of Notes and such successor's acceptance of such appointment.

                    CERTAIN INFORMATION REGARDING THE NOTES

FIXED RATE NOTES

    Each Class of Notes (other than certain Classes of Strip Notes) may bear interest at a fixed rate per annum ("Fixed Rate Notes") or at a variable or adjustable rate per annum ("Floating Rate Notes"), as more fully described below and in the related Prospectus Supplement. Each Class of Fixed Rate Notes will bear interest at the applicable per annum Interest Rate or Pass-Through Rate, as the case may be, specified in the related Prospectus Supplement. Interest on each Class of Fixed Rate Notes will be computed on the basis of a 360-day year of twelve 30-day months. See "Description of the Notes--Principal and Interest on the Notes" herein.

FLOATING RATE NOTES

    Each Class of Floating Rate Notes will bear interest for each applicable Interest Reset Period (with respect to a Class of Floating Rate Notes, the "Interest Reset Period") at a rate per annum determined by reference to an interest rate basis (the "Base Rate"), plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, in each case as specified in the related Prospectus Supplement. The "Spread" is the number of basis points (one basis point equals one one-hundredth of a percentage point) that may be specified in the related Prospectus Supplement as being applicable to such Class, and the "Spread Multiplier" is the percentage that may be specified in the related Prospectus Supplement as being applicable to such Class.

    The related Prospectus Supplement will designate a Base Rate for a given Floating Rate Note based on LIBOR, commercial paper rates, federal funds rates, U.S. Government treasury securities rates, negotiable certificates of deposit rates or another rate as set forth in such Prospectus Supplement.

    As specified in the related Prospectus Supplement, Floating Rate Notes of a given Class may also have either or both of the following (in each case expressed as a rate per annum): (i) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period and (ii) a minimum limitation, or floor, on the rate at which interest may accrue during any interest period. In addition to any maximum interest rate that may be applicable to any Class of Floating Rate Notes, the interest rate applicable to any Class of Floating Rate Notes will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application.

    Each Trust with respect to which a Class of Floating Rate Note will be issued will appoint, and enter into agreements with, a calculation agent (each, a "Calculation Agent") to calculate interest rates on each such Class of Floating Rate Notes issued with respect thereto. The related Prospectus Supplement will set forth the identity of the Calculation Agent for each such Class of Floating Rate Notes of a given Series, which may be either the Owner Trustee or Indenture Trustee with respect to such Series. All determinations of interest by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of Floating Rate Notes of a given Class. All percentages resulting from any calculation of the rate of interest on a Floating Rate Note will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward.

                             ISSUANCE OF THE NOTES

DEFINITIVE NOTES

    The Prospectus Supplement related to each Series will specify whether the various Classes of Notes of such Series will be issued in fully registered, certificated form ("Definitive Notes") to the Noteholders or their respective nominees.

    Distributions of principal of and interest on such Definitive Notes will be made by the Indenture Trustee in accordance with the procedures set forth in the related Indenture or the related Trust Agreement, as applicable, directly to holders of Definitive Notes in whose names the Definitive Notes were registered at the close of business on the applicable "Record Date" (as defined in the related Prospectus Supplement) specified for such Notes in the related Prospectus Supplement. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the Indenture Trustee. The final payment on any such Definitive Note, however, will be made only upon presentation and surrender of such Definitive Note at the office or agency specified in the notice of final distribution to the applicable Noteholders.

    Definitive Notes will be transferable and exchangeable at the offices of the applicable Indenture Trustee or of a certificate registrar named in a notice delivered to holders of Definitive Notes. No service charge will be imposed for any registration of transfer or exchange, but the applicable Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

BOOK-ENTRY REGISTRATION

    The Prospectus Supplement related to a given Series will specify whether the holders of the Notes of such Series may hold their Notes through DTC (in the United States) or Cedel Bank, societe anonyme ("Cedel") or Euroclear (as defined below) (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems ("Book-Entry Notes").

    The Transferor has been informed by DTC that DTC's nominee will be Cede, unless another nominee is specified in the related Prospectus Supplement. Accordingly, such nominee is expected to be the holder of record of the Notes of any Series held through DTC. Cede, as nominee for DTC, or such other nominee specified in the related Prospectus Supplement, will hold the global Notes. Cedel and Euroclear will hold omnibus positions on behalf of the Cedel Participants and the Euroclear Participants, respectively, through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositories (collectively the "Depositaries"), which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

    DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participants ("Participants") and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

    Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

    Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

    Because of time-zone differences, credits of securities in Cedel or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Cedel Participant or Euroclear Participant on such business day. Cash received by Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

    The Noteholders that are not Participants or Indirect Participants but who desire to purchase, sell or otherwise transfer ownership of, or other interests in, Notes may do so only through Participants and Indirect Participants. In addition, Noteholders will receive all distributions of principal and interest from the applicable Indenture Trustee through the Participants who in turn will receive them from DTC. Under a book-entry format, Noteholders may experience some delay in their receipt of payments, since such payments will be forwarded by the applicable Indenture Trustee to Cede, as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or Noteholders. To the extent the related Prospectus Supplement provides that Book-Entry Notes will be issued, the only "Noteholder" will be Cede, as nominee of DTC. Noteholders will not be recognized by the applicable Indenture Trustee as "Noteholders" as such term is used in the related Indenture, as applicable, and Noteholders will be permitted to exercise the rights of Noteholders only indirectly through DTC and its Participants.

    Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"). DTC is required to make book-entry transfers of Notes among Participants on whose behalf it acts with respect to the Notes and to receive and transmit distributions of principal of, and interest on, the Notes. Participants and Indirect Participants with which the Noteholders have accounts with respect to their respective Notes similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Noteholders. Accordingly, although the Noteholders will not possess their respective Notes, the Rules provide a mechanism by which Participants will receive payments and will be able to transfer their interests.

    Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Noteholder to pledge Notes to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Notes, may be limited due to the lack of a physical certificate for such Notes.

    DTC will advise the Administrator in respect of each Trust that it will take any action permitted to be taken by a Noteholder under the related Indenture or Trust Agreement, as applicable, only at the direction of one or more Participants to whose accounts with DTC such Notes are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

    Cedel is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 34 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriters with respect to any Series of Notes. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

    The Euroclear System ("Euroclear" or the "Euroclear System") was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and the risk from transfers of securities and cash that are not simultaneous.

    The Euroclear System has subsequently been extended to clear and settle transactions between Euroclear Participants and counterparties both in Cedel and in many domestic securities markets. Transactions may be settled in any of 34 settlement currencies. In addition to safekeeping (custody) and securities clearance and settlement the Euroclear System includes securities lending and borrowing and money transfer services. The Euroclear System is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance System S.C., a Belgian cooperative corporation that establishes policy on behalf of Euroclear Participants. The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

    All operations are conducted by the Euroclear Operator and all Euroclear securities clearance accounts and cash accounts are accounts with the Euroclear Operator. They are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern all transfers of securities and cash, both within the Euroclear System and receipts and withdrawals of securities and cash. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

    Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any of the Underwriters of any Series of Notes. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

    Unless and until Definitive Notes are issued under the limited circumstances described herein or in the related Prospectus Supplement, no Noteholder will be entitled to receive a physical certificate representing a Book-Entry Note. All references herein and in the related Prospectus Supplement to actions by Noteholders shall refer to actions taken by DTC upon instructions from its Participants, and all references herein and in the related Prospectus Supplement to distributions, notices, reports and statements to Noteholders shall refer to distributions, notices, reports and statements to DTC or its nominee as the registered holder of the Book-Entry Notes, as the case may be, for distribution to Book-Entry Noteholders in accordance with DTC's procedures with respect thereto.

    If (i) (A) the Administrator advises the applicable Indenture Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Notes and (B) the Administrator is unable to locate a qualified successor, (ii) the Administrator, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default or a Servicer Default, Class A Noteholders representing at least a majority of the outstanding principal amount of the Class A Notes of such Series advise the applicable Indenture Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of such Noteholders of such Series, then any Notes held in book-entry form will be issued as Definitive Notes to the applicable Noteholders or their respective nominees.

    Upon the occurrence of any event described in the immediately preceding paragraph, the applicable Indenture Trustee will be required to notify all applicable Noteholders through Participants of the availability of Definitive Notes. Upon surrender by DTC of the definitive certificates representing the corresponding Notes and receipt of instructions for re-registration, the applicable Indenture Trustee will reissue such Notes as Definitive Notes to such Noteholders.

    Except as required by law, neither the Administrator nor the applicable Indenture Trustee with respect to any Trust will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Notes held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

                   DESCRIPTION OF THE TRANSACTION AGREEMENTS

    The following summary, as well as other pertinent information included elsewhere in this Prospectus and the related Prospectus Supplement, describes the material terms with respect to each Series of Notes relating to each of (i) the Transfer and Servicing Agreement pursuant to which a Trust will acquire Receivables from the Transferor and the Servicer will undertake to service such Receivables, (ii) the Contribution and Sale Agreement pursuant to which the Transferor will acquire such Receivables from MCC, (iii) the Administration Agreement pursuant to which MCC will undertake certain administrative duties with respect to such Trust and (iv) the Trust Agreement pursuant to which such Trust will be created (collectively, the "Transaction Agreements"). Forms of the Transaction Agreements have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. This summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the applicable provisions of the related Transaction Agreements.

TRANSFER AND ASSIGNMENT OF RECEIVABLES

    On the initial Closing Date specified in the related Prospectus Supplement with respect to a Trust (the "Closing Date"), MCC will contribute, sell and assign to the Transferor, without recourse, its entire interest in the related Receivables (the "Initial Receivables"), including its security interests in the related Financed Equipment, pursuant to a Contribution and Sale Agreement (the "Contribution and Sale Agreement"). On such Closing Date, the Transferor will assign to the related Trust, without recourse, its interest in such Receivables, including its security interests in the related Financed Equipment, pursuant to the related Transfer and Servicing Agreement. Each such Receivable will be identified in a schedule (each, a "Schedule of Receivables") appearing as an exhibit to the Transfer and Servicing Agreement. The related Owner Trustee, on behalf of such Trust, will, concurrently with such transfer and assignment on the related Closing Date, execute, and the Indenture Trustee will authenticate and deliver the related Notes. The net proceeds received from the sale of such Notes will be applied to the acquisition of the related Initial Receivables and, if so specified in the Prospectus Supplement, to the deposit of the Pre-Funded Amount into the Pre-Funding Account and to the initial deposit into the Reserve Account. If applicable, the related Prospectus Supplement for a given Trust will specify the terms, conditions and manner under which subsequent Receivables ("Subsequent Receivables") will be transferred by the Transferor to the related Trust from time to time during the Revolving Period, if any, or the Funding Period on each date specified as a transfer date in the related Prospectus Supplement (each, a "Transfer Date"). If the related Prospectus Supplement so provides for a Pre-Funding Account, the funds on deposit in such Pre-Funding Account on the related Closing Date will not exceed 25% of the related Trust Property, and the related Pre-Funding Period shall not exceed three months from the related Closing Date.

    In each Contribution and Sale Agreement, MCC will represent and warrant to the Transferor, among other things, that (i) the information provided with respect to the related Receivables is correct in all material respects; (ii) the Obligor on each Receivable is required to maintain physical damage insurance covering the Financed Equipment in accordance with MCC's normal requirements;
(iii) as of the related Closing Date or related Transfer Date, if any, the related Receivables are free and clear of all security interests, liens, charges and encumbrances and no offsets, defenses, or counterclaims have been asserted or threatened; (iv) as of the related Closing Date or related Transfer Date, if any, each of such Receivables is secured by a first priority security interest in the Financed Equipment in favor of MCC; (v) each Receivable, at the time it was originated, complied and, as of the related Closing Date or related Transfer Date, if any, complies in all material respects with applicable federal, state and local laws including, without limitation, truth in lending, equal credit opportunity and disclosure laws, in each case to the extent applicable to non-consumer transactions; and (vi) each Lease, if any, (A) is a "lease intended for security" under the UCC, (B) is not a "consumer lease" within the meaning of
Article 2A of the UCC in any jurisdiction where said Article 2A has been adopted and governs the construction thereof, and (C) to the best knowledge of MCC, the related obligor has accepted the related Financed Equipment leased to it and has not notified MCC of any defects therein. If the Transferor breaches any of its representations and warranties made in the related Transfer and Servicing Agreement, and such breach has not been cured by the last day of the second (or, if the Transferor elects, the first) month following the discovery by or notice to the Transferor of such breach, the Transferor will reacquire any Receivable materially and adversely affected by such breach from the related Trust, and if such breach arises from the breach of a representation and warranty by MCC in the related Contribution and Sale Agreement, MCC will reacquire such Receivable from the Transferor, in each case at a price (the "Acquisition Amount") at least equal to the "Principal Balance" (as such term is defined in the related Prospectus Supplement) plus interest thereon at the respective "Cut-off Date APR" (as such term is defined in the related Prospectus Supplement). The obligation of the Transferor to reacquire any Receivable with respect to which any such representation or warranty of MCC has been breached is subject to MCC's reacquisition of such Receivable for the Acquisition Amount. The reacquisition obligation will constitute the sole remedy available to the Noteholders, the Indenture Trustee, the Owner Trustee and the Issuer in respect of such Trust for any such uncured breach.

    MCC's accounting records and computer systems will reflect the assignments described above, and the Servicer will maintain possession of the related Loan Contract and/or Leases to facilitate servicing and to minimize administrative burden and expense. The Servicer will not stamp the Loan Contract and/or Leases to reflect assignment of the Receivables to the related Trust or Indenture Trustee.

ACCOUNTS

    With respect to each Trust, the Servicer will establish and maintain at the office of the related Indenture Trustee one or more accounts, in the name of such Indenture Trustee on behalf of the related Noteholders, into which all payments made on or with respect to the related Receivables will be deposited (collectively, the "Collection Account"). The Servicer will also establish and maintain at the office of such Indenture Trustee an account, in the name of such Indenture Trustee on behalf of the related Noteholders, into which amounts of principal collections released from the Collection Account will be deposited (the "Principal Funding Account") and from which (i) payments to the Transferor with respect to Subsequent Receivables during the Revolving Period, if any, will be made and (ii) principal amounts due to Noteholders will be withdrawn for deposit into the Note Distribution Account. The Servicer will establish and maintain at the office of such Indenture Trustee an account, in the name of such Indenture Trustee on behalf of the related Noteholders, in which amounts of interest collections released from the Collection Account will be deposited (the "Interest Payment Account") and from which interest amounts due to Noteholders will be withdrawn for deposit into the Note Distribution Account. The Servicer will establish and maintain at the office of such Indenture Trustee an account, in the name of such Indenture Trustee on behalf of the related Noteholders, in which amounts released from the Interest Payment Account, the Principal Funding Account and the Reserve Account, if any, or any other credit enhancement for payment to Noteholders will be deposited and from which all payments to Noteholders will be made (the "Note Distribution Account"). If so specified in the related Prospectus Supplement, the Transferor may also establish and maintain a Pre-Funding Account, in the name of such Indenture Trustee on behalf of the related Noteholders, which will be used to acquire Subsequent Receivables from the Transferor from time to time during the Funding Period. The amount that may be initially deposited into the Pre-Funding Account, and the length of a Pre-Funding Period, shall be limited as described herein.

    Any other accounts to be established with respect to a Trust will be described in the related Prospectus Supplement.

    With respect to any Series of Notes, funds in the Collection Account, the Note Distribution Account, any Reserve Account, any Pre-Funding Account, Interest Payment Account, Principal Funding Account and in any accounts identified as such in the related Prospectus Supplement (collectively, the "Trust Accounts") shall be invested as provided in the related Transfer and Servicing Agreement in Eligible Investments. "Eligible Investments" are generally limited to investments acceptable to the Rating Agencies as being consistent with the ratings of such Notes. Except as described below, Eligible Investments are limited to obligations or securities that mature on or before the business day preceding the next Distribution Date. Funds on deposit in the Trust Accounts may be invested in Eligible Investments of the Indenture Trustee which mature so that the funds are available on the next Distribution Date. Also, to the extent permitted by the Rating Agencies and provided in the related Transfer and Servicing Agreement, funds in any Trust Account may be invested in Eligible Investments that will not mature prior to the next Distribution Date and will not be sold to meet any shortfalls. Thus, the amount of cash in any Trust Account at any time available for withdrawal may be less than the balance of such Trust Account at such time. If the amount required to be withdrawn from any Trust Account with respect to a Distribution Date (as provided in the related Prospectus Supplement) exceeds the amount of cash in such Trust Account, a temporary shortfall in the amounts distributed to the related Noteholders could result, which could, in turn, increase the average life of the related Notes. Investment earnings on funds deposited in the Trust Accounts, net of losses and investment expenses (collectively, "Investment Earnings"), shall be deposited in the related Collection Account on each Distribution Date and shall be treated as collections of interest on the related Receivables.

    The Trust Accounts of all Series will be maintained as Eligible Deposit Accounts. "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade. "Eligible Institution" means, with respect to any Series, (a) the corporate trust department of the related Indenture Trustee, the related Owner Trustee, so long as it is a paying agent under the related Indenture, or such other institution acceptable to the Rating Agencies, or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (i) (A) which has either a long-term or short-term unsecured debt rating acceptable to the Rating Agencies and (B) whose deposits are insured by the Federal Deposit Insurance Corporation or (ii) (A) the parent corporation of which has either a long-term or short-term unsecured debt rating acceptable to the Rating Agencies and (B) whose deposits are insured by the Federal Deposit Insurance Corporation.

SERVICING PROCEDURES

    The Servicer will make reasonable efforts to collect all payments due with respect to the Receivables held by any Trust and, in a manner consistent with the related Transfer and Servicing Agreement will continue such collection procedures as the Servicer follows with respect to loan contracts and leases it services for itself and others. Consistent with its normal procedures, the Servicer may, in its discretion and on a case-by-case basis, arrange with the Obligor of a Receivable to extend or modify the payment schedule. Some of such arrangements (including, without limitation, any extension of the payment schedule beyond the date one month prior to the latest Final Scheduled Distribution Date specified for the related Series of Notes in the related Prospectus Supplement) will result in the Servicer purchasing the Receivable for the Acquisition Amount. The Servicer may sell the Financed Equipment securing the respective Receivable at a public or private sale, or take any other action permitted by applicable law. See "The Receivables Pool--Middle Market Credit Review and Underwriting Process;--Franchise Finance Credit Review and Underwriting Process;" and "Certain Legal Aspects of the Receivables" herein.

PAYMENTS ON RECEIVABLES

    With respect to each Trust, the Servicer will deposit all payments on the related Receivables (from whatever source) and all proceeds of such Receivables collected during each Collection Period specified in the related Prospectus Supplement into the related Collection Account (net of certain amounts including the Servicing Fee and Servicer's Yield); PROVIDED, HOWEVER, that when a Receivable becomes a Defaulted Receivable (as defined in the related Prospectus Supplement), the Receivable will be reassigned to the

Transferor (to the extent of receipt by the holders of Notes on the related Distribution Date of an amount representing the principal balance with respect to such Defaulted Receivable), and any proceeds after such date (deficiency proceeds) would not be proceeds of Receivables in the related Trust. Unless the below described conditions are met, the Servicer will deposit all such amounts collected during each Collection Period into the related Collection Account within two business days of receipt and identification thereof. Normally, collections are identified within one day of receipt. The Servicer will also deposit any amounts received with respect to the Receivables (as defined herein) into the Collection Account when due. With respect to each Trust, if MCC is the Servicer and provided that (i) there exists no Servicer Default (as defined herein) and (ii) each other condition to making monthly or less frequent deposits as may be specified by the Rating Agencies and described in the related Prospectus Supplement is satisfied, the Servicer will not be required to deposit payments on the related Receivables (from whatever source) and all proceeds of such Receivables collected during each Collection Period into the related Collection Account until on or before the second business day preceding each related Distribution Date. Pending deposit into the Collection Account, regardless of frequency of deposit, collections may be invested by the Servicer at its own risk, for its own benefit and without being subject to any investment restrictions, and will not be segregated from funds of the Servicer. If the Servicer were unable to remit such funds, or if the Servicer were to become insolvent, the Noteholders might incur a loss. To the extent set forth in the related Prospectus Supplement, the Servicer, in order to satisfy the requirements described above for monthly remittances, may obtain a letter of credit or other security for the benefit of the related Trust to secure the timely remittances of collections on the related Receivables and the payment of the aggregate Acquisition Amount with respect to such Receivables purchased by the Servicer.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

    With respect to any Trust, the Servicer will be entitled to receive a Servicing Fee for each Collection Period in an amount equal to a specified percentage per annum (as set forth in the related Prospectus Supplement, the "Servicing Fee Rate") of the Pool Balance as of the first day of the related Collection Period (the "Servicing Fee"). The Servicing Fee with respect to any Trust (together with any portion of such Servicing Fee that remains unpaid from prior Distribution Dates) will be paid solely to the extent of the funds available therefor as set forth in the related Prospectus Supplement under "Description of the Transaction Agreements--Distributions." However, the Servicing Fee will be paid prior to the distribution of any portion of the "Total Distribution Amount" (as such term is defined in the related Prospectus Supplement) to the related Noteholders and prior to payment of the related Administration Fee. The Servicing Fee with respect to each Collection Period will decline over the life of the Notes as the Pool Balance decreases.

    With respect to any Trust, the Servicer will also collect any late fees, extension fees, prepayment penalties and other administrative fees or similar charges allowed by applicable law with respect to the related Receivables (collectively, the "Servicer's Yield"), and will be entitled to amounts of Servicer's Yield collected as such amounts are received. Payments by or on behalf of Obligors will be allocated first to interest, second to principal, third to taxes, and fourth to other charges (including late fees), all in accordance with the Servicer's normal practices and procedures.

    The Servicing Fee with respect to any Trust will compensate the Servicer for performing the functions of a third party servicer of receivables, including collecting and posting all payments, responding to inquiries of Obligors on the related Receivables, investigating delinquencies, sending payment coupons to Obligors, reporting tax information to Obligors, paying costs of disposition of defaults, and policing the collateral. Such Servicing Fee also will compensate the Servicer for administering the related Receivables, accounting for collections and furnishing monthly and annual statements to the Transferor, the related Owner Trustee and the related Indenture Trustee with respect to distributions. Such Servicing Fee also will reimburse the Servicer for certain taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the Receivables of each Trust.

DISTRIBUTIONS

    With respect to each Series of Notes, beginning on the Distribution Date specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal or interest only) on each Class of such Notes entitled thereto will be made by the applicable Indenture Trustee to the Noteholders of such Series. The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each Class of Noteholders of such Series will be set forth in the related Prospectus Supplement.

    With respect to each Trust, on each Distribution Date, collections on the related Receivables will be transferred from the related Collection Account to the Interest Payment Account and Principal Funding Account, respectively, and from there, to the related Note Distribution Account for distribution to Noteholders of the related Series to the extent provided in the related Prospectus Supplement. Credit enhancement, such as a Reserve Account, will be available to cover any shortfalls in the amount available for distribution on such date to the extent specified in the related Prospectus Supplement. As more fully described in the related Prospectus Supplement, distributions in respect of principal of a Class of Notes of a given Series will be subordinate to distributions in respect of interest on such Class, and distributions in respect of the Class B Notes of such Series may be subordinate to payments in respect of the Class A Notes of such Series.

PRINCIPAL COLLECTIONS

    REVOLVING PERIOD.

    During the Revolving Period for a Trust, if any, no amount is required to be set aside to make principal payments on the Notes. Accordingly, all Trust principal collections processed on any date during the Revolving Period, if any, will be available (a) for deposit into the Reserve Account, if applicable, and
(b) thereafter, for reinvestment in Subsequent Receivables to be acquired from the Transferor. Such amounts will be so deposited into the Reserve Account, if applicable, and paid to the Transferor to the extent so reinvested, provided that such amounts will be held by the Trust to the extent Subsequent Receivables are not available.

    AMORTIZATION PERIOD. During an Amortization Period for any Trust, Trust principal collections will be retained by the Trust and not paid to Transferor to the extent required to be set aside for the purpose of making payments of principal on the related Notes, all as more fully set forth in the related Prospectus Supplement. During an Amortization Period for a Trust, Trust principal collections will be applied to make the required payments of principal on the related Notes, all as more fully set forth in the related Prospectus Supplement. The relative priorities of such payments for any Distribution Date will be set forth in the related Prospectus Supplement.

CREDIT AND CASH FLOW ENHANCEMENT

    The amounts and types of credit enhancement arrangements and the provider thereof, if applicable, with respect to each Class of Notes of a given Series, if any, will be set forth in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, credit enhancement may be in the form of subordination of one or more Classes of Notes, Reserve Accounts, over-collateralization, letters of credit, credit or liquidity facilities, surety bonds, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, other agreements with respect to third party payments or other support, cash deposits or such other arrangements as may be described in the related Prospectus Supplement or any combination of two or more of the foregoing. If specified in the related Prospectus Supplement, credit enhancement for a Class of Notes may cover one or more other Classes of Notes of the same Series, and credit enhancement for a Series of Notes may cover one or more other Series of Notes. In addition, if specified in the related Prospectus Supplement, credit enhancement for one or more Classes of Notes of a Series may cover all or a portion of the outstanding amount of such Classes or may cover losses incurred from all or a portion of the related Receivables.

    The presence of a Reserve Account and other forms of credit enhancement for the benefit of all or any portion of any Class or Series of Notes is intended to enhance the likelihood of receipt by the Noteholders of such Class or Series of the full amount of principal and interest due thereon and to decrease the likelihood that such Noteholders will experience losses. The credit enhancement for all or any portion of a Class or Series of Notes will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and interest thereon. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, Noteholders of any Class or Series will bear their allocable share of deficiencies, as described in the related Prospectus Supplement. In addition, if a form of credit enhancement covers more than one Series of Notes, Noteholders of any such Series will be subject to the risk that such credit enhancement will be exhausted by the claims of Noteholders of other Series.

    The Transferor may replace the credit enhancement for any Class of Notes with another form of credit enhancement without the consent of Noteholders, provided the applicable Rating Agencies confirm in writing that substitution will not result in the reduction or withdrawal of the rating of such Class of Notes or any other Class of Notes of the related Series.

    RESERVE ACCOUNT. If so provided in the related Prospectus Supplement, pursuant to the related Transfer and Servicing Agreement, the Servicer will establish for a Series or Class of Notes an account, as specified in the related Prospectus Supplement (the "Reserve Account"), which will be maintained in the name of the related Indenture Trustee on behalf of the related Noteholders. The Reserve Account will be funded by an initial deposit, if any, by the Transferor on the related Closing Date in the amount set forth in the related Prospectus Supplement. As further described in the related Prospectus Supplement, the amount on deposit in the Reserve Account will be increased on each Distribution Date thereafter up to the "Specified Reserve Account Balance" (as such term is defined in the related Prospectus Supplement) by the deposit therein of the amount of collections on the related Receivables remaining on each such Distribution Date after the payment of all other required payments and distributions on such date and, if applicable, any amounts deposited from time to time from the Pre-Funding Account in connection with the acquisition of Subsequent Receivables. The related Prospectus Supplement will describe the circumstances and manner under which distributions may be made out of the Reserve Account, either to holders of the Notes covered thereby, to the Transferor or to any transferee or assignee of the Transferor.

    The Transferor may at any time, without consent of the Noteholders, sell, transfer, convey or assign in any manner its rights to and interests in distributions from the Reserve Account, including interest earnings thereon, provided that (i) the Rating Agencies confirm in writing that such action will not result in a reduction or withdrawal of the rating of any Class of Notes,
(ii) the Transferor provides to the related Owner Trustee and the related Indenture Trustee an opinion of counsel from independent counsel that such action will not cause the related Trust to be treated as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes or cause Notes properly characterized as debt at the time of their issuance to not be so characterized for such purposes and (iii) such transferee or assignee agrees in writing to take positions for tax purposes consistent with the tax positions agreed to be taken by the Transferor.

REPORTS TO NOTEHOLDERS

    With respect to each Series of Notes, on or prior to the second business day prior to each Distribution Date, the Servicer will provide to the related Indenture Trustee a statement to be delivered to the related Noteholders on such Distribution Date. With respect to each Series of Notes, each such statement to be delivered to Noteholders will include (to the extent applicable) the following information (and any other information so specified in the related Prospectus Supplement) as to the Notes of such Series with respect to such Distribution Date or the period since the previous Distribution Date, as applicable.

    (i) the amount of the distribution allocable to principal of each Class of Notes of such Series;

    (ii) the amount of the distribution allocable to interest on or with respect to each Class of Notes of such Series;

    (iii) the Pool Balance as of the close of business on the last day of the preceding Collection Period;

    (iv) the aggregate outstanding principal balance of the Class A Notes and the Class A Note Pool Factor of such Series, after giving effect to all payments reported under clause (i) above on such date;

    (v) the amount of the Servicing Fee paid to the Servicer with respect to the related Collection Period;

    (vi) the Interest Rate or Pass-Through Rate for the next period for any Class of Notes of such Series with variable or adjustable rates;

    (vii) the amount of the Administration Fee paid to the Administrator in respect of the related Collection Period;

    (viii) the amount of the aggregate "Realized Losses" (as defined in the related Prospectus Supplement), if any, for such Collection Period;

    (ix) the aggregate Acquisition Amounts for Receivables, if any, that were reacquired or purchased in such Collection Period;

    (x) the balance of the Reserve Account (if any) on such Distribution Date, after giving effect to withdrawals therefrom and deposits thereto on such Distribution Date, and the Specified Reserve Account Balance on such date;

    (xi) for each such date during the Funding Period (if any), the remaining Pre-Funded Amount; and

    (xii) for the first such date that is on or immediately following the end of the Funding Period (if any), the amount of any remaining Pre-Funded Amount that has not been used to fund the acquisition of Subsequent Receivables and is being passed through as payments of principal on the Notes of such Series.

    Each amount set forth pursuant to subclauses (i) and (ii) and allocable to the Class A Notes of any Series will be expressed as a dollar amount per $1,000 of the initial principal balance of such Class A Notes.

    Within the prescribed period of times for tax reporting purposes after the end of each calendar year during the term of the related Indenture, the Indenture Trustee will mail to each person who at any time during such calendar year has been a Class A Noteholder with respect to such Trust and received any payment thereon, a statement containing certain information for the purposes of such Noteholder's preparation of federal income tax returns. See "Federal Income Tax Considerations" herein.

STATEMENTS TO TRUSTEES AND TRUST

    Prior to each Distribution Date with respect to each Series of Notes, the Servicer will provide to the related Indenture Trustee and the related Owner Trustee as of the close of business on the last day of the preceding Collection Period a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to Noteholders of such Series described under "--Reports to Noteholders" above.

EVIDENCE AS TO COMPLIANCE

    Each Transfer and Servicing Agreement will provide that the Servicer will cause a firm of independent public accountants to furnish to the Transferor annually a statement as to compliance by the Servicer during the preceding 12 months ended December 31 (or, in the case of the first such certificate, the period from the related Closing Date to December 31 of the same year) with certain standards relating to the servicing of the related Receivables, the Servicer's accounting records with respect thereto (including, if necessary, any computer files) and certain other matters.

    Each Transfer and Servicing Agreement will also provide for delivery to the related Owner Trustee and Indenture Trustee, of a certificate signed by an officer of the Servicer stating that the Servicer either has fulfilled its obligations under such Transfer and Servicing Agreement in all material respects throughout the preceding 12 months ended December 31 (or, in the case of the first such certificate, the period from the related Closing Date to December 31 of the same year) or, if there has been a default in the fulfillment of any such obligation in any material respect, describing each such default. The Servicer will agree to give each Indenture Trustee and each Owner Trustee notice of certain Servicer Defaults under the related Transfer and Servicing Agreement.

    Copies of such statements and certificates may be obtained by Noteholders by a request in writing addressed to the applicable Indenture Trustee.

CERTAIN MATTERS REGARDING THE SERVICER

    Each Transfer and Servicing Agreement will provide that MCC may not resign from its obligations and duties as Servicer thereunder, except upon determination that MCC's performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the related Indenture Trustee or a successor servicer has assumed MCC's servicing obligations and duties under such Transfer and Servicing Agreement.

    Each Transfer and Servicing Agreement will further provide that neither the Servicer nor any of its directors, officers, employees and agents shall be under any liability to the related Trust or the related Noteholders for taking any action or for refraining from taking any action pursuant to such Transfer and Servicing Agreement, or for errors in judgment; PROVIDED, HOWEVER, that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. In addition, such Transfer and Servicing Agreement will provide that the Servicer is under no obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities under such Transfer and Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability.

    Under the circumstances specified in such Transfer and Servicing Agreement (including confirmation by the Rating Agencies that such succession will not result in the reduction or withdrawal of the rating of any Class of Notes of the related Series) (a) any entity into which the Servicer may be merged or consolidated, (b) any entity resulting from any merger or consolidation to which the Servicer is a party, (c) any entity succeeding to the business of the Servicer or, (d) any corporation 50% or more of the voting stock of which is owned, directly or indirectly, by MetLife, which corporation or other entity in each of the foregoing cases assumes the obligations of the Servicer, will be the successor of the Servicer under such Transfer and Servicing Agreement.

SERVICER DEFAULT

    With respect to each Trust, "Servicer Default" under each Transfer and Servicing Agreement will consist of (i) any failure by the Servicer to make any required payment or deposit required under the related Transfer and Servicing Agreement which failure continues unremedied for three business days after written notice from such Indenture Trustee or the related Owner Trustee is received by the Servicer or after discovery by the Servicer; (ii) any failure by the Servicer duly to observe or perform in any material respect any other covenant or agreement in any Transfer and Servicing Agreement, which failure materially and adversely affects the rights of Class A Noteholders of the related Series and which continues unremedied for 60 days after the giving of written notice of such failure (A) to the Servicer by such Indenture Trustee or such Owner Trustee or (B) to the Servicer and to such Indenture Trustee and such Owner Trustee by holders of Class A Notes of such Series, as applicable, evidencing not less than 25% in aggregate principal amount of the outstanding Class A Notes of the related Series; (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings with respect to the Servicer and certain actions by the Servicer indicating its insolvency, reorganization pursuant to bankruptcy proceedings, or inability to pay its obligations (each an "Insolvency Event"); and (iv) with respect to any Trust, the additional event or events, if any, specified in the related Prospectus Supplement.

RIGHTS UPON SERVICER DEFAULT

    As long as a Servicer Default under a Transfer and Servicing Agreement remains unremedied, the related Indenture Trustee or the Class A Noteholders of the related Series (without the consent of the related Indenture Trustee) evidencing not less than 25% of the outstanding principal amount of such Class A Notes may terminate all the rights and obligations of the Servicer under such Transfer and Servicing Agreement (a "Servicer Termination Event"), whereupon a successor servicer appointed by such Indenture Trustee or such Indenture Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Transfer and Servicing Agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Servicer Default other than such appointment has occurred, such trustee or official may have the power to prevent such Indenture Trustee or such Noteholders from effecting a transfer of servicing. In the event that the Indenture Trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor servicer with a net worth of at least $50,000,000 and whose regular business includes the servicing of receivables similar to the related Receivables. Such Indenture Trustee may make such arrangements for compensation to be paid, which in no event may be greater than the servicing compensation payable to the Servicer under such Transfer and Servicing Agreement. An Owner Trustee does not have the right to remove the Servicer if a Servicer Default occurs.

WAIVER OF PAST DEFAULTS

    With respect to each Trust, the holders of Class A Notes evidencing not less than a majority of the outstanding principal amount of the then outstanding Class Notes of the related Series may, on behalf of all Noteholders of such Series waive any default by the Servicer in the performance of its obligations under the related Transfer and Servicing Agreement and its consequences, except a default in making any required deposits to or payments from any of the Trust Accounts in accordance with such Transfer and Servicing Agreement. Therefore, the Class A Noteholders of any Series have the ability, as limited above, to waive defaults by the Servicer which could materially and adversely affect the related Class B Noteholders. With respect to any Series, no such waiver shall impair the Noteholders' rights with respect to subsequent defaults.

AMENDMENT

    Each of the Transaction Agreements may be amended by the parties thereto, without the consent of the related Noteholders, for the purpose of curing any ambiguity, adding any provisions to or changing in any manner or eliminating any of the provisions of any such Transaction Agreement or of modifying in any manner the rights of such Noteholders; PROVIDED HOWEVER, that such action will not, in the opinion of counsel delivered to the related Owner Trustee and Indenture Trustee, materially and adversely affect the interest of any such Noteholder. In addition, each of the Transaction Agreements may be amended by the parties thereto, without the consent of the related Noteholders, to substitute credit enhancement for any Class of Notes, provided the applicable Rating Agencies confirm in writing that such will not result in a reduction or withdrawal of the rating of such Class of Notes or any Class of Notes of the related Series. In addition, each of the Transaction Agreements may be amended by the Transferor, the Servicer, the related Owner Trustee and the related Indenture Trustee with the consent of the holders of Class A Notes evidencing at least a majority of the then outstanding principal amount of such Class A Notes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transaction Agreements or of modifying in any manner the rights of Noteholders of the related Series; PROVIDED, HOWEVER, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or payments or distributions that are required to be made for the benefit of the Noteholders or (ii) reduce the aforesaid percentage of the Notes of such Series which are required to consent to any such amendment, without the consent of the holders of all the outstanding Notes of such Series.

PAYMENT OF NOTES

    Upon the payment in full of all outstanding Notes of a given Series and the satisfaction and discharge of the related Indenture, the related Owner Trustee will succeed to all the rights of the related Indenture Trustee under the related Transfer and Servicing Agreement, except as otherwise provided therein.

TERMINATION

    With respect to each Trust, the obligations of the Servicer, the Transferor, the related Owner Trustee and the related Indenture Trustee pursuant to the related Transaction Agreements will terminate upon the earlier of (i) the Final Scheduled Distribution Date or (ii) the payment to Noteholders of the related Series of all amounts required to be paid to them pursuant to such Transaction Agreements.

    With respect to each Trust, in order to avoid excessive administrative expense, if as of the last day of any Collection Period, the then outstanding Pool Balance with respect to the Receivables held by such Trust is less than 10% of the "Initial Pool Balance" (as such term is defined in the related Prospectus Supplement), the Transferor shall have the option to acquire all remaining related Receivables as of such last day at a price equal to the aggregate Acquisition Amount for the Receivables (including Defaulted Receivables as defined in the related Prospectus Supplement).

    As more fully described in the related Prospectus Supplement, any outstanding Class B Notes of the related Series will be prepaid concurrently upon either of the events specified above.

ADMINISTRATION AGREEMENT

    MCC, in its capacity as administrator (the "Administrator"), will enter into an agreement (as amended and supplemented from time to time, the "Administration Agreement") with each Trust and the related Indenture Trustee pursuant to which the Administrator will agree, to the extent provided in such Administration Agreement, to provide the notices and to perform on behalf of the related Trust certain other administrative obligations required by the related Indenture. As compensation for the performance of the Administrator's obligations under the Administration Agreement and as reimbursement for its expenses related thereto the Administrator will be entitled to a monthly administration fee in an amount to be set forth in the related Prospectus Supplement (the "Administration Fee").

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

SALE AND TRANSFER OF RECEIVABLES

    The transfer of the Receivables of each Trust from MCC to the Transferor and from the Transferor to such Trust, and the granting of the security interest in such Receivables by such Trust to the related Indenture Trustee, will in each case be perfected by filing UCC financing statements. If UCC financing statements are filed to perfect such transfers of ownership or grants of security interests, to facilitate servicing and reduce administrative costs, the Receivables Files will be retained by the Servicer and will not be physically segregated from other similar documents that are in the Servicer's possession or otherwise stamped or marked to reflect the transfer to the related Trust so long as MCC is servicing the Receivables. However, UCC financing statements will be filed reflecting the sale and assignment of the Receivables by MCC to the Transferor, and the transfer by the Transferor to such Trust, and the Servicer's accounting records and computer files will be marked to reflect such sales and assignments. Because the Receivables Files will remain in the Servicer's possession and will not be stamped or otherwise marked to reflect the assignment to the Indenture Trustee, if a subsequent purchaser were able to take physical possession of the Receivables Files without knowledge of such assignment, the Indenture Trustee's interest in the Receivables could be defeated. In such event, distributions to Noteholders may be adversely affected.

BANKRUPTCY

    The Transferor has taken and will take steps in structuring the transactions contemplated hereby that are intended to ensure that a voluntary or involuntary petition for relief by or against MCC under any Insolvency Law will not result in the substantive consolidation of the assets and liabilities of the Transferor with those of MCC. These steps include the creation of the Transferor as a separate limited-purpose entity pursuant to Articles of Incorporation containing
(i) certain limitations (including restrictions on the nature of the Transferor's business and a restriction on the Transferor's ability to commence a voluntary case or proceeding under any Insolvency Law without the prior unanimous affirmative vote of all of its directors) and (ii) a requirement that at least one of the Transferor's directors be independent of MCC and its affiliates. However, there can be no assurance that the activities of the Transferor would not result in a court's concluding that the assets and liabilities of the Transferor should be substantively consolidated with those of MCC in a proceeding under any Insolvency Law.

    MCC will warrant to the Transferor in each Contribution and Sale Agreement that the sale of the related Receivables by it to the Transferor is an absolute sale of such Receivables to the Transferor. In addition, MCC and the Transferor will treat the transactions described herein and in the related Prospectus Supplement as a sale of the related Receivables to the Transferor, and the Transferor has taken and will take all actions (other than delivering the original contract) that are required to perfect the Transferor's ownership interest in the related Receivables by the Transferor filing UCC financing statements. Notwithstanding the foregoing, if MCC were to become a debtor in a bankruptcy case, and a creditor or trustee-in-bankruptcy of MCC or MCC itself were to take the position that a sale of Receivables to the Transferor should be recharacterized as a pledge of such Receivables to secure a borrowing of MCC, then delays in payments of collections of such Receivables to the Transferor could occur or, should the court rule in favor of any such trustees, debtor or creditor, reductions in the amount of such payments, or a reduction in the amount of Receivables securing such a borrowing, could result. If the transactions contemplated herein and in the related Prospectus Supplement are treated as a sale, the related Receivables would not be part of MCC's bankruptcy estate and would not be available to MCC's creditors.

    However, the U.S. Court of Appeals for the Tenth Circuit issued its opinion in OCTAGON GAS SYSTEMS, INC. V. RIMMER (IN RE MERIDIAN RESERVE, INC.) (decided May 27, 1993) in which it concluded (noting that its position is in contrast to that taken by another court) that accounts receivable sold by the debtor prior to the filing for bankruptcy remain property of the debtor's bankruptcy estate. Although the Receivables are likely to be viewed as "chattel paper," as defined under the UCC, rather than as accounts, the rationale behind the OCTAGON ruling could be applied to chattel paper. The circumstances under which the OCTAGON ruling would apply are not fully known, and the extent to which the OCTAGON decision will be followed in other courts or outside of the Tenth Circuit is not certain. If the holding in the OCTAGON case were applied in a MCC bankruptcy, however, even if the transfers of Receivables to the Transferor and to a Trust were treated as sales, the related Receivables would be part of MCC's bankruptcy estate and would be subject to claims of certain creditors and delays and reductions in payments to the Transferor and holders of the related Notes, or a reduction in the amount of Receivables supporting such Notes, could result. The Transferor will warrant in each Transfer and Servicing Agreement that the transfer of the related Receivables to the related Trust is either an absolute sale of such Receivables or the grant of a perfected security interest to such Trust.

SECURITY INTEREST IN FINANCED EQUIPMENT

    The documents contained in the Receivables Files will constitute personal property security agreements and will include or constitute grants of security interests in the related Financed Equipment under the applicable UCC. Perfection of security interests in the equipment is generally governed by the laws of the state in which such equipment (or the Obligor, if the equipment constitutes mobile goods under the UCC) is located. The UCC generally governs the perfection of such interests.

    All of such Loans and Leases originated by MCC will name MCC as obligee or assignee and as the secured party of a first priority security interest in the related Financed Equipment. Pursuant to the Transaction Agreements, MCC will contractually agree to take all actions (other than delivering the original contract) necessary under the laws of the state in which the Financed Equipment is located to perfect its security interests in the Financed Equipment in its name, including the filing of UCC financing statements in the appropriate offices. However, because the Servicer continues to service the Loan and Leases, the Obligors will not be notified of the sale from MCC to the Transferor and, in the ordinary course, no action will be taken to record the transfer of the security interest from MCC to the Transferor by amendment or assignments of the UCC financing statements or otherwise.

    Pursuant to each Contribution and Sale Agreement, MCC will sell and assign its security interests in the Financed Equipment securing Receivables to the Transferor and, pursuant to each Transfer and Servicing Agreement, the Transferor will assign its security interests in the Financed Equipment to the related Trust. However, because of the administrative burden and expense, none of the Transferor, the Servicer, MCC or the related Owner Trustee will amend or file any UCC financing statement to identify the related Trust as the new secured party on the financing statement relating to the Financed Equipment. See "Description of the Transaction Agreements--Transfer and Assignment of Receivables" herein. There are certain limited circumstances under the UCC and applicable federal law in which prior or subsequent transferees of Receivables could have an interest in such Receivables with priority over the related Trust's interest. In addition, while MCC is the Servicer, cash collections on the Receivables of any Trust will, under certain circumstances, be commingled with the funds of MCC prior to deposit into the related Collection Account and in the event of the bankruptcy of MCC, such Trust may not have a perfected interest in such collections.

    In most states, an assignment of a security interest in Financed Equipment such as that under a Contribution and Sale Agreement and a Transfer and Servicing Agreement is an effective conveyance of a security interest without amendment of any UCC financing statement relating to such Financed Equipment, and the assignee succeeds thereby to the assignor's rights as secured party. By not identifying a Trust as the secured party on the financing statement, the security interest of such Trust in the related Financed Equipment could be defeated through fraud or negligence by MCC. In the absence of error, fraud or forgery by the related Obligor or administrative error by state or local agencies, the proper initial filing of the financing statement relating to such Financed Equipment will be sufficient to protect a Trust against the rights of subsequent purchasers of such Financed Equipment or subsequent lenders who take a security interest in the Financed Equipment. If there is any Financed Equipment as to which the original secured party, if any, failed to obtain and assign to MCC a perfected security interest, the security interest of MCC would be subordinated to, among others, subsequent purchasers of the equipment and holders of perfected security interests. Such a failure, however, would constitute a breach of the warranties of MCC under each Contribution and Sale Agreement and would create an obligation of MCC to reacquire the related Receivables unless the breach is cured. The Transferor will assign its rights pursuant to each Contribution and Sale Agreement to the related Trust. See "Description of the Transaction Agreements--Transfer and Assignment of Receivables" herein.

    Some of the Financed Equipment may constitute "fixtures" under the real estate or UCC provisions of the jurisdiction in which such Financed Equipment is located. In order to perfect a security interest in such Financed Equipment, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the Financed Equipment is located. These filings must be made in the real estate records office of the county in which such Financed Equipment is located. So long as the Obligor does not permanently attach the Financed Equipment to the real estate, a security interest in the Financed Equipment will be governed by the UCC, and the filing of a UCC-1 financing statement will be effective to maintain the priority of MCC's security interest in the Financed Equipment. Except for a small portion of such Financed Equipment, MCC does not believe that any of the Financed Equipment will be permanently affixed to the related real estate. If, however, any Financed Equipment is permanently attached to the real estate in which it is located, other parties could obtain an interest in the Financed Equipment which is prior to the security interest originally obtained by MCC and transferred to the Transferor. With respect to a Series of Notes and as described in the related Prospectus Supplement, the Servicer may be required to perfect a security interest in the Financed Equipment under applicable real estate laws. Based on the representation of MCC, the Transferor, however, believes that with respect to Financed Equipment which constitutes a "fixture", it has obtained a perfected first priority security interest by proper filing of UCC-1 financing statements in the real estate records office of the county in which the Financed Equipment is located.

    Some of the Financed Equipment may constitute "motor vehicles" under the UCC provisions of the jurisdiction in which such Financed Equipment is located (such Financed Equipment, a "Titled Vehicle"). Perfection of security interests in the Titled Vehicles acquired by the Transferor is generally governed by the motor vehicle registration laws of the state in which the Titled Vehicle is located. In all states in which the Receivables have been originated, a security interest in Titled Vehicles is perfected by notation of the secured party's lien on the Titled Vehicles' certificate of title (in addition, in Louisiana, a copy of the loan or lease contract must be filed with the appropriate governmental recording office).

    To the extent that any Receivables are secured by a Titled Vehicle, MCC takes all actions necessary under the laws of the state in which the Titled Vehicle is located to perfect MCC's security interest in the Titled Vehicle, including, where applicable, having a notation of its lien recorded on such Titled Vehicle's certificate of title. Because MCC continues to service the Receivables, the obligors on the Receivables will not be notified of the contribution and sale from MCC to the Transferor or the transfer from the Transferor to the Trust, and no action will be taken to record the transfer of the security interest from MCC to the Transferor or from the Transferor to the Trust by amendment of the certificates of title for the Titled Vehicles or otherwise. Also, MCC will continue to hold any certificates of title relating to the Titled Vehicles in its possession as custodian for the Transferor and such Trust pursuant to the related Transfer and Servicing Agreement. See "Description of the Transaction Agreements--Transfer and Assignment of Receivables".

    In most states, an assignment such as that under each Contribution and Sale Agreement and Transfer and Servicing Agreement is an effective conveyance of a security interest without amendment of any lien noted on a Titled Vehicle's certificate of title, and the assignee succeeds thereby to the assignor's rights as secured party. However, even in such states, by not identifying the Transferor or the Trust as the secured party on the certificate of title, the security interest of the Transferor or the Trust in the Titled Vehicle could be defeated through fraud or negligence. In such states, in the absence of fraud or forgery by the vehicle owner or MCC or administrative error by state or local agencies, the notation of MCC's lien on the certificates of title will be sufficient to protect the Transferor or the Trust against the rights of subsequent purchasers of a Titled Vehicle or subsequent lenders who take a security interest in a Titled Vehicle. If there are any Titled Vehicles as to which MCC failed to obtain and assign to the Transferor a perfected security interest, the security interest of the Transferor would be subordinate to, among others, subsequent purchasers of the Titled Vehicles and holders of perfected security interests. Such a failure, however, would constitute a breach of the warranties of MCC under the related Contribution and Sale Agreement and the Transferor under the related Transfer and Servicing Agreement and would create an obligation of MCC and the Transferor, respectively, to repurchase the related Receivables unless the breach is cured. Pursuant to each Transfer and Servicing Agreement, the Transferor will assign its right to require MCC to reacquire such Receivables to the related Trust. See "Description of the Transfer and Servicing Agreements-- Transfer and Assignment of Receivables".

    Under the laws of most states, the perfected security interest in a Titled Vehicle would continue for four months after the Titled Vehicle is moved to a state other than the state in which it is initially registered and thereafter until the owner thereof re-registers the Titled Vehicle in the new state. A majority of states generally require surrender of a certificate of title to re-register a Titled Vehicle. Accordingly, a secured party must surrender possession if it holds the certificate of title to the Titled Vehicle or, in the case of a Titled Vehicle registered in a state providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the Titled Vehicle in the state of relocation. In states that do not require a certificate of title for registration of a Titled Vehicle, re-registration could defeat perfection. In the ordinary course of servicing Titled Vehicle receivables, MCC takes steps to effect re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor sells a Titled Vehicle, MCC must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related Receivable before release of the lien. Under each Transfer and Servicing Agreement, the Servicer is obligated to take appropriate steps, at the Servicer's expense, to maintain perfection of security interests in the Financed Equipment and is obligated to purchase the related Receivable if it fails to do so.

    Under the laws of most states, liens for repairs performed on a Titled Vehicle and liens for unpaid taxes take priority over even a perfected security interest in a Titled Vehicle. The Code also grants priority to certain federal tax liens over the lien of a secured party. The laws of certain states and federal law permit the confiscation of Titled Vehicles by governmental authorities under certain circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in the confiscated Titled Vehicle. Under each Transfer and Servicing Agreement, the Transferor will represent to the related Trust that, as of the date the related Receivable is sold to such Trust, each security interest in Financed Equipment is or will be prior to all other present liens (other than tax liens and other liens that arise by operation of law) upon and security interests in such Financed Equipment. However, liens for repairs or taxes could arise, or the confiscation of a Financed Equipment consisting of a Titled Vehicle could occur, at any time during the term of a Receivable. No notice will be given to the Owner Trustee, the Indenture Trustee, the Noteholders or the Certificateholders in respect of a given Trust if such a lien arises or confiscation occurs.

    Under each Transfer and Servicing Agreement, the Servicer will be obligated to take appropriate steps, at its own expense, to maintain perfection of security interests in each item of Financed Equipment and is obligated to reacquire the related Receivable if it fails to do so.

    Under the laws of most states, liens for repairs performed on the equipment and liens for unpaid taxes may take priority over even a perfected security interest in such goods. The Servicer will represent that, as of the related Closing Date or Transfer Date, as applicable, each security interest in Financed Equipment is prior to all other present liens upon and security interests in such Financed Equipment. However, liens for repairs or taxes unpaid by an Obligor could arise at any time during the term of a Receivable. Neither the Transferor nor the Servicer will have any obligation to reacquire a Receivable if any such lien results in a Trust losing the priority of its security interest or its security interest in any Financed Equipment after the related Closing Date, or, if applicable, any related Transfer Date. No notice will be given to the related Owner Trustee, Indenture Trustee or Noteholders of any Series in the event such a lien arises.

REPOSSESSION

    In the event of default by the obligor, the holder of the loan contract or finance lease has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. Among the UCC remedies the secured party has the right to perform self-help repossession unless such act would constitute a breach of the peace. Self-help is the method employed by the Servicer in most cases and is accomplished simply by retaking possession of the financed equipment. In the event of default by the obligor some jurisdictions require that the obligor be notified of the default and be given a time period within which he may cure the default prior to repossession. In cases where the obligor objects or raises a defense to repossession or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the equipment must then be repossessed in accordance with that order.

    In the event of default by an Obligor under a Receivable relating to a Titled Vehicle, the holder of the motor vehicle contract relating to the Receivable has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. Among the UCC remedies, the secured party has the right to perform self-help repossession unless such act would constitute a breach of the peace. Self-help is the method employed by MCC in most cases and is accomplished simply by retaking possession of the financed vehicle. In the event of default by the Obligor, some jurisdictions require that the Obligor be notified of the default and be given a time period within which to cure the default prior to repossession. Generally, the right of reinstatement may be exercised on a limited number of occasions in any one-year period. In cases where the Obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the vehicle must then be repossessed in accordance with that order.

NOTICE OF SALE; REDEMPTION RIGHTS

    The UCC and other state laws generally require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor generally has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus reasonable expenses for repossessing holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees. In some states, the obligor may cure the default or reinstate the loan contract or finance lease by payment of delinquent amounts or the unpaid balance.

DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

    The proceeds of resale of any Financed Equipment generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness a deficiency judgment can be sought in those states that do not prohibit or limit such judgments. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.

    Occasionally, after resale of the equipment and payment of all expenses and all indebtedness, there is a surplus of funds. In that case, the UCC requires the lender to remit the surplus to any holder of a junior lien with respect to the equipment or, if no such lienholder exists or there are remaining funds, the UCC requires the lender to remit the surplus to the obligor.

    Courts have applied general equitable principles to secured parties pursuing repossession or litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

    In several cases, debtors have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to debtors.

    MCC will warrant under each Contribution and Sale Agreement that each Receivable complies with all requirements of applicable law in all material respects. Accordingly, if an Obligor has a claim against a Trust for violation of any law and such claim materially and adversely affects such Trust's interest in a Receivable, such violation would constitute a breach of the warranties of MCC under the related Contribution and Sale Agreement and would create an obligation of MCC to reacquire such Receivable unless the breach is cured. See "Description of the Transaction Agreements--Transfer and Assignment of Receivables" herein.

LEASES

    Certain states have adopted a version of Article 2A of the UCC ("Article 2A"). Article 2A purports to codify many provisions of existing common law. Although there is little precedent regarding how Article 2A will be interpreted, it may, among other things, limit enforceability of any "unconscionable" lease or "unconscionable" provision in a lease, provide a lessee with remedies, including the right to cancel the lease, for certain lessor breaches or defaults, and may add to or modify the terms of "consumer leases" and leases where the lessee is a "merchant lessee." However, with respect to any Lease conveyed to a Trust, MCC will represent in the related Contribution and Sale Agreement that (i) such Lease is a "lease intended for security" under the UCC,
(ii) such Lease contract is not a "consumer lease" and (iii) to the best of its knowledge, the related Obligor has accepted the related Financed Equipment leased to it and, after reasonable opportunity to inspect and test, has not notified MCC of any defects therein. Article 2A also recognizes typical commercial lease "hell or high water" rental payment clauses and validates reasonable liquidated damages provisions in the event of lessor or lessee defaults. Moreover, Article 2A recognizes the concept of freedom of contract and permits the parties in a commercial context a wide degree of latitude to vary provisions of the law.

OTHER

    In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to realize upon collateral or enforce a deficiency judgment. For example, in a case under the federal bankruptcy law, a court may prevent a lender from repossessing the equipment, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the equipment at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness. For a discussion of other legal aspects relating to Receivables of a Trust, if any, see "Certain Legal Aspects of the Receivables," if any, in the related Prospectus Supplement.

                       FEDERAL INCOME TAX CONSIDERATIONS

    The following summary describes United States federal income tax consequences of an investment in the Notes offered hereby as of the date hereof. The summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), and existing final, temporary and proposed Treasury Regulations, Revenue Rulings and judicial decisions, all of which are subject to prospective and retroactive changes. The summary is addressed only to original purchasers of the Notes, deals only with Notes held as capital assets within the meaning of
Section 1221 of the Code and does not address tax consequences of holding Notes that may be relevant to investors in special tax situations, such as certain financial institutions, tax-exempt organizations, life insurance companies, dealers in securities or currencies, or investors holding the Notes as part of a conversion transaction, as part of a hedge or hedging transaction, or as a position in a straddle for tax purposes. Each Trust will be provided with an opinion of counsel to each Trust by Orrick, Herrington & Sutcliffe LLP, Washington, D.C. ("Special Tax Counsel") regarding certain federal income tax matters discussed below. An opinion of Special Tax Counsel, however, is not binding on the Internal Revenue Service ("IRS") or the courts, and no ruling on any of the issues discussed below will be sought from the IRS. Moreover, there are no authorities on similar transactions involving interests issued by a trust with terms similar to those of the Notes described herein and in the related Prospectus Supplement. Accordingly, persons considering the purchase of Notes should consult their own tax advisors with regard to the United States federal income tax consequences of an investment in the Notes and the application of United States federal income tax laws, as well as the laws of any state, local or foreign taxing jurisdictions, to their particular situations.

    FOR PURPOSES OF THE FOLLOWING SUMMARY, REFERENCES TO THE TRUST, THE NOTES AND RELATED TERMS, PARTIES AND DOCUMENTS SHALL BE DEEMED TO REFER, UNLESS OTHERWISE SPECIFIED HEREIN, TO EACH TRUST AND THE NOTES AND RELATED TERMS, PARTIES AND DOCUMENTS APPLICABLE TO SUCH TRUST.

TAX CHARACTERIZATION OF THE TRUST

    Special Tax Counsel will deliver its opinion that the Trust will not be classified as an association (or publicly traded partnership) taxable as a corporation for United States federal income tax purposes. This opinion is based on the assumption that the terms of the Trust Agreement and related documents will be complied with.

    If the Trust were taxable as a corporation for United States federal income tax purposes, the Trust would be subject to corporate income tax on its taxable income. The Trust's taxable income would include all its income on the Receivables and other assets of the Trust, reduced by allowable deductions and possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

    TREATMENT OF THE NOTES AS INDEBTEDNESS. The Transferor will agree by entering into the Transfer and Servicing Agreement, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for United States federal income tax purposes. Special Tax Counsel will advise the Trust that the Notes will be classified as debt for United States federal income tax purposes. The discussion below assumes that the characterization of the Notes as debt is correct.

    OID, STRIP NOTES, ETC. The discussion below assumes that the payments on the Notes are denominated in U.S. dollars, and the Notes are not Strip Notes. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under Treasury regulations (the "OID Regulations") relating to original issue discount ("OID"), and that any OID on the Notes (I.E., any excess of the principal amount of the Notes over their issue price) does not exceed a DE MINIMIS amount (IE., 1/4% of their principal amount multiplied by their weighted average life, calculated using the prepayment assumption used in pricing the Notes and weighting each payment by reference to the number of complete years from the issue date to the day of such payment, all within the meaning of the OID Regulations). If these conditions are not satisfied with respect to any given Series of Notes and, as a result, the Notes are treated as issued with OID, additional tax considerations with respect to such Notes will be disclosed in the related Prospectus Supplement.

    INTEREST INCOME ON THE NOTES. Based on the above assumptions, the Notes will not be considered to have been issued with original issue discount. Accordingly, the stated interest on a Note will be taxable to a Noteholder as ordinary interest income at the time it accrues or is received in accordance with the Noteholder's regular method of accounting for tax purposes. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

    SALE OF THE NOTES. Upon the sale of a Note, the Noteholder will recognize taxable gain or loss in an amount equal to the difference between the amount realized on the sale (other than amounts attributable to accrued interest) and the Noteholder's adjusted tax basis in the Note. The Noteholder's adjusted tax basis in the Note will equal the cost of the Note to such Noteholder, increased by any market discount previously included in income by such Noteholder with respect to the Note, and decreased by the amount of any bond premium previously amortized and any principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss, except to the extent of accrued market discount not previously included in income (or, in the case of a prepayment or redemption, any OID not yet accrued), and will be long term capital gain or loss if at the time of sale the Note has been held for more than one year.

    FOREIGN HOLDERS. Under United States federal income tax law now in effect, payments of interest by the Trust to a Noteholder who, as to the United States, is a nonresident alien individual, a foreign corporation or other non-United States person (a "foreign person") generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax, provided the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust or the Transferor, is not for United States federal income tax purposes a "controlled foreign corporation" with respect to which the Trust or the Transferor is a "related person" within the meaning of the Code, or is not a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business, and (ii) provides the person who is otherwise required to withhold United States tax with respect to the Notes with an appropriate statement (on IRS Form W-8 or a substitute form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions (as is expected to be the case unless Definitive Notes are issued), the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by an IRS Form W-8 or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty or such interest is effectively connected with the conduct of a trade or business within the United States and, in either case, the appropriate statement has been provided.

    Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income tax and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person, and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

    BACKUP WITHHOLDING. Payments of principal and interest, as well as payments of proceeds from the sale, retirement or disposition of a Note, may be subject to "backup withholding" tax under Section 3406 of the Code at a rate of 31% if a recipient of such payments fails to furnish to the payor certain identifying information. Any amounts deducted and withheld would be allowed as a credit against such recipient's United States federal income tax, provided appropriate proof is provided under rules established by the IRS. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner. Backup withholding will not apply with respect to payments made to certain exempt recipients, such as corporations and financial institutions. Noteholders should consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption.

    POSSIBLE ALTERNATIVE TREATMENTS OF THE NOTES. If, contrary to the opinion of Special Tax Counsel, the IRS successfully asserted that one or more Classes of the Notes did not represent debt for United States federal income tax purposes, the Notes might be treated as equity interests in the Trust. If so treated, the Trust might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity). Further, treatment of the Notes as equity interests in a partnership could have other adverse tax consequences to certain holders. For example, income to foreign persons generally would be subject to United States tax and United States tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of Trust expenses.

    THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A NOTEHOLDER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                            STATE TAX CONSIDERATIONS

    BECAUSE EACH STATE'S INCOME TAX LAWS VARY, IT IS IMPOSSIBLE TO PREDICT THE INCOME TAX CONSEQUENCES TO THE HOLDERS OF THE NOTES IN ALL OF THE STATE TAXING JURISDICTIONS IN WHICH SUCH HOLDERS WILL BE SUBJECT TO TAX. FURTHER, IT IS IMPOSSIBLE TO PREDICT THE INCOME TAX CONSEQUENCES TO THE TRUST IN ALL TAXING JURISDICTIONS. NOTEHOLDERS ARE ENCOURAGED TO CONSULT THEIR OWN TAX AND OTHER ADVISORS.

                              ERISA CONSIDERATIONS

    The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), impose certain requirements on employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans and certain collective investment funds or insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that are subject to the fiduciary responsibility provisions of ERISA and/or
Section 4975 of the Code (collectively, "Plans"), and on persons who are fiduciaries with respect to Plans, in connection with the investment of "plan assets" of any Plan ("Plan Assets"). ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. Generally, any person who provides investment advice with respect to Plan Assets for a fee, is a fiduciary with respect to such Plan Assets.

    ERISA and Section 4975 of the Code prohibit a broad range of transactions involving Plan Assets and persons ("Parties in Interest" under ERISA and "Disqualified Persons" under the Code) who have certain specified relationships to a Plan or its Plan Assets, unless a statutory or administrative exemption is available. Parties in Interest or Disqualified Persons that participate in a prohibited transaction may be subject to a penalty imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

    ANY FIDUCIARY OR OTHER PLAN INVESTOR CONSIDERING WHETHER TO PURCHASE ANY NOTES ON BEHALF OF OR WITH PLAN ASSETS OF ANY PLAN SHOULD CONSULT WITH ITS COUNSEL AND REFER TO THE RELATED PROSPECTUS SUPPLEMENT FOR GUIDANCE REGARDING THE ERISA CONSIDERATIONS APPLICABLE TO THE NOTES OFFERED THEREBY.

    Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA), are not subject to the requirements of ERISA or Section 4975 of the Code. Accordingly, assets of such plans may be invested in the Notes of any Series without regard to the ERISA considerations described herein and in the applicable Prospectus Supplement, subject to the provisions or other applicable federal and state law. However, any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

                              PLAN OF DISTRIBUTION

    The Notes of each Series may be sold to or through underwriters (the "Underwriters") by a negotiated firm commitment underwriting and public reoffering by the Underwriters or such other underwriting arrangement as may be specified in the related Prospectus Supplement or may be placed either directly or through agents. The Transferor intends that the Notes will be offered through such various methods from time to time and that offerings may be made concurrently through more than one of such methods or that an offering of a particular Series of Notes may be made through a combination of such methods.

    Each Prospectus Supplement will set forth the price at which each Class of Notes being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such Notes. After the initial public offering of any such Notes, such public offering prices and such concessions may be changed.

    Each Underwriting Agreement (as defined in the related Prospectus Supplement) will provide that the Transferor and MCC will indemnify the related Underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect thereof.

    Each Trust may, from time to time, invest the funds in its Trust Accounts in Eligible Investments acquired from such underwriters.

    Pursuant to each of the Underwriting Agreements with respect to a given Series of Notes, the closing of the sale of each Class of Notes will be contingent on the closing of the sale of all other such Classes. The place and time of delivery for the Securities in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.

                                    RATINGS

    Each Class of Notes of a Series offered pursuant to this Prospectus and a related Prospectus Supplement will be rated at its initial issuance in one of the four highest categories by at least one nationally recognized statistical rating organization (each, a "Rating Agency").

    A security rating is not a recommendation to buy, sell or hold Notes and may be subject to revision or withdrawal at any time by the assigning Rating Agency. No person is obligated to maintain the rating on any Note, and, accordingly, there can be no assurance that the ratings assigned to a Note upon initial issuance will not be lowered or withdrawn by a Rating Agency at any time thereafter. In general, ratings address credit risk and do not represent any assessment of the likelihood of rate of principal prepayments.

                                 LEGAL OPINIONS

    Certain legal matters relating to the Notes will be passed upon for each Trust, the Transferor and the Servicer by Davis Wright Tremaine LLP, Seattle, WA and with respect to certain federal tax matters, by Orrick, Herrington & Sutcliffe LLP, Washington, D.C.. Certain legal matters relating to the Notes will be passed upon for the Underwriters by Orrick, Herrington & Sutcliffe LLP, Washington, D.C.

                                 INDEX OF TERMS

    Set forth below is a list of the defined terms used in this Prospectus and the pages on which the definitions of such terms may be found herein:

Acquisition Amount.................................................................         38
Administration Agreement...........................................................     10, 46
Administration Fee.................................................................     10, 46
Administrator......................................................................     10, 46
Amortization Period................................................................          8
APR................................................................................         22
Article 2A.........................................................................     19, 52
Base Rate..........................................................................         33
Book-Entry Notes...................................................................         34
Calculation Agent..................................................................         33
Cede...............................................................................          3
Cedel..............................................................................         34
Cedel Participants.................................................................         35
Class..............................................................................          1
Class A Notes......................................................................          1
Class A Noteholders................................................................          4
Class B Notes......................................................................          1
Closing Date.......................................................................         37
Code...............................................................................     52, 55
Collection Account.................................................................         38
Collection Period..................................................................         10
Commission.........................................................................          3
Contribution and Sale Agreement....................................................      6, 37
Cut-off Date.......................................................................          6
Cut-off Date APR...................................................................         38
Definitive Notes...................................................................         33
Depositaries.......................................................................         34
Depository.........................................................................         27
Distribution Date..................................................................         28
DTC................................................................................          3
Early Amortization Event...........................................................          8
Eligible Deposit Account...........................................................         39
Eligible Institution...............................................................         39
Eligible Investments...............................................................         38
ERISA..............................................................................         55
Euroclear..........................................................................         35
Euroclear Operator.................................................................         36
Euroclear Participants.............................................................         35
Euroclear System...................................................................         35
Event of Default...................................................................         29
Exchange Act.......................................................................          3
Final Scheduled Distribution Date..................................................          8
Financed Equipment.................................................................       1, 5
Fixed Rate Notes...................................................................         32
Floating Rate Notes................................................................         32
Funding Period.....................................................................          5

Indenture..........................................................................          4
Indenture Trustee..................................................................      1, 27
Indirect Participants..............................................................         34
Initial Cut-off Date...............................................................          6
Initial Pool Balance...............................................................         46
Initial Receivables................................................................      6, 37
Insolvency Event...................................................................         45
Insolvency Laws....................................................................         14
Interest Payment Account...........................................................         38
Interest Rate......................................................................          5
Interest Reset Period..............................................................         33
Investment Earnings................................................................         39
IRS................................................................................         53
Issuer.............................................................................          4
Lease..............................................................................          5
Loan Contract......................................................................          5
MCC................................................................................          4
Mechanics' Liens...................................................................         11
Note Distribution Account..........................................................         38
Note Pool Factor...................................................................         26
Noteholder.........................................................................         35
Noteholders........................................................................         35
Notes..............................................................................       1, 7
NTOOL..............................................................................         24
Obligor............................................................................          6
OID................................................................................         53
OID Regulations....................................................................         53
Owner Trustee......................................................................          1
Participants.......................................................................         34
Plan Assets........................................................................         55
Plans..............................................................................         55
Pool Balance.......................................................................         26
Pre-Funded Amount..................................................................      6, 16
Pre-Funding Account................................................................       1, 9
Principal Balance..................................................................         38
Principal Funding Account..........................................................         38
Prospectus Supplement..............................................................          1
Quality Code.......................................................................         23
Rating Agency......................................................................     12, 56
Realized Losses....................................................................         43
Receivables........................................................................       1, 5
Receivables Files..................................................................         13
Record Date........................................................................         33
Registration Statement.............................................................          3
Related Documents..................................................................         31
Reserve Account....................................................................         42
Revolving Period...................................................................          8
Rules..............................................................................         35
Schedule of Receivables............................................................         37
Scheduled Revolving Period Termination Date........................................          8
Securities Act.....................................................................          3

Series.............................................................................          1
Servicer...........................................................................          4
Servicer Default...................................................................         44
Servicer Termination Event.........................................................         45
Servicer's Yield...................................................................     10, 40
Servicing Fee......................................................................     10, 40
Servicing Fee Rate.................................................................     10, 40
Special Tax Counsel................................................................         53
Specified Reserve Account Balance..................................................      8, 42
Spread.............................................................................         33
Spread Multiplier..................................................................         33
Strip Notes........................................................................          5
Subsequent Cut-off Date............................................................          6
Subsequent Receivables.............................................................      1, 37
Terms and Conditions...............................................................         36
Titled Vehicle.....................................................................     13, 49
Total Distribution Amount..........................................................         40
Transaction Agreements.............................................................         37
Transfer and Servicing Agreement...................................................          6
Transfer Date......................................................................         37
Transferor.........................................................................       1, 4
Trust..............................................................................          1
Trust Accounts.....................................................................         38
Trust Agreement....................................................................          4
Trust Property.....................................................................         21
UCC................................................................................     10, 13
Underwriters.......................................................................         56

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    NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY
INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR IN THE ACCOMPANYING PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE TRANSFEROR, THE SERVICER OR THE UNDERWRITER. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS DO NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS, NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE TRANSFEROR OR THE RECEIVABLES SINCE THE DATE HEREOF OR THEREOF OR THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                         ------------------------------

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                    PAGE
                                                    -----
Reports to Class A Noteholders.................         S-2
Summary of Terms...............................         S-3
Creation of the Trust..........................        S-14
The Receivables Pool...........................        S-15
Weighted Average Life of the Class A Notes.....        S-24
Pool Factor and Trading Information............        S-24
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations...................................        S-24
Use of Proceeds................................        S-25
The Transferor and the Servicer................        S-25
Description of the Class A Notes...............        S-25
Description of the Transaction Agreements......        S-26
ERISA Considerations...........................        S-35
Underwriting...................................        S-36
Legal Opinions.................................        S-37
Index of Terms.................................        S-38
Annex I--Global Clearance, Settlement and Tax
  Documentation Procedures.....................         A-1

                         PROSPECTUS

                                                    PAGE
                                                    -----
Reports to Noteholders.........................           3
Available Information..........................           3
Incorporation of Certain Documents by
  Reference....................................           3
Summary of Terms...............................           4
Risk Factors...................................          13
The Trusts.....................................          20
The Trust Property.............................          21
The Receivables Pool...........................          21
Weighted Average Life of the Notes.............          25
Pool Factors and Trading Information...........          26
Use of Proceeds................................          26
The Transferor and the Servicer................          26
Description of the Notes.......................          27
Certain Information Regarding the Notes........          32
Issuance of the Notes..........................          33
Description of the Transaction Agreements......          37
Certain Legal Aspects of the Receivables.......          46
Federal Income Tax Considerations..............          52
State Tax Considerations.......................          55
ERISA Considerations...........................          55
Plan of Distribution...........................          56
Ratings........................................          56
Legal Opinions.................................          56
Index of Terms.................................          57

                         ------------------------------

    UNTIL AUGUST 20, 1997 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT), ALL DEALERS EFFECTING TRANSACTIONS IN THE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                METLIFE CAPITAL
                                 EQUIPMENT LOAN
                                  TRUST 1997-A

                                     [LOGO]

                                  $304,203,000
                        CLASS A 6.85% ASSET BACKED NOTES

                                METLIFE CAPITAL
                               FUNDING CORP. III
                                   TRANSFEROR

                                METLIFE CAPITAL
                                  CORPORATION
                                    SERVICER

                         ------------------------------

                             PROSPECTUS SUPPLEMENT

                         ------------------------------

                              MERRILL LYNCH & CO.

                                  MAY 22, 1997

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